EXHIBIT 10.2

______________________________________________________________________________________________________

5-YEAR REVOLVING CREDIT AGREEMENT
Among
GENERAL MOTORS HOLDINGS LLC,
THE SUBSIDIARY BORROWERS FROM TIME TO TIME PARTIES HERETO,
THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO,
Dated as of November 5, 2012

JPMORGAN CHASE BANK, N.A., as Administrative Agent	CITIBANK, N.A., as Syndication Agent
J.P. MORGAN SECURITIES LLC, as Global Coordinator, Joint Lead Arranger and Joint Bookrunner	CITIGROUP GLOBAL MARKETS INC., as Global Coordinator, Joint Lead Arranger and Joint Bookrunner

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH[1,2]	LLOYDS TSB BANK PLC[1,2]	TORONTO DOMINION (TEXAS) LLC[1,2]	BANCO DO BRASIL, S.A., NEW YORK BRANCH[1,2]
as Asian Pacific Regional Coordinator	as European Regional Coordinator	as North American Regional Coordinator	as Latin American Regional Coordinator
BANCO BRADESCO - NEW YORK BRANCH[1,2]	BARCLAYS BANK PLC[1,2]	BNPP SECURITIES CORP.[1] BNP PARIBAS[2]	CREDIT SUISSE SECURITIES (USA) LLC[1] CREDIT SUISSE AG2
DEUTSCHE BANK SECURITIES INC.[1,2]	GOLDMAN SACHS BANK USA[1,2]	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED[1,2] As Co-Syndication Agent	MORGAN STANLEY SENIOR FUNDING, INC[1,2]
RBC CAPITAL MARKETS[1] ROYAL BANK OF CANADA[2]	RBS SECURITIES INC.[1] THE ROYAL BANK OF SCOTLAND PLC[2]		UBS SECURITIES LLC[1,2]
As Joint Bookrunners and Joint Lead Arrangers when noted (1), and as Documentation Agents when noted (2)

509265-1725-08888-13316466

509265-1725-08888-13316466 ii

509265-1725-08888-13316466 iii

509265-1725-08888-13316466 iv

509265-1725-08888-13316466 v

SCHEDULES:

1.1A	Commitments
1.1B	Borrowing Base
1.1C	Restricted Collateral
1.1D-1	Initial Excluded Subsidiaries
1.1D-2	Initial Subsidiary Guarantors
1.1D-3	Initial Material Foreign Pledged Issuers
1.1E	Mortgaged Property
1.1G	Applicable Pricing Grid
1.1H	Mandatory Cost Formula
4.6	Litigation
4.13	Pledged Equity
4.14(b)	UCC Financing Statements
7.3	Existing Liens

EXHIBITS:

A	Form of Guarantee
B	Form of Mortgage
C	Form of Competitive Bid Request
D	Form of Competitive Bid
E	Form of Competitive Bid Accept/Reject Letter
F	Form of Borrowing Base Certificate
G	Form of Incremental Loan Activation Notice
H	Form of Closing Certificate
I	Form of Assignment and Assumption
J	Form of Borrower Joinder Agreement
K-1	Form of Exemption Certificate for Non-Partnership Non-U.S. Lenders
K-2	Form of Exemption Certificate for Partnership Non-U.S. Lenders
K-3	Form of Exemption Certificate for Non-Partnership Non-U.S. Participants
K-4	Form of Exemption Certificate for Partnership Non-U.S. Participants
L	Form of Compliance Certificate
M	Form of Note
N	Form of Borrowing Request

509265-1725-08888-13316466 vi

FIVE YEAR REVOLVING CREDIT AGREEMENT, dated as of November 5, 2012 (this “Agreement”), among GENERAL MOTORS HOLDINGS LLC, a Delaware limited liability company (the “Company”), the Subsidiary Borrowers (as defined herein) from time to time parties hereto, the several banks and other financial institutions or entities from time to time parties hereto, as lenders (collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A. (and any of its branches and affiliates acting on its behalf in such capacity), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), CITIBANK, N.A., as syndication agent (in such capacity, the “Syndication Agent”) and BANK OF AMERICA, N.A., as co-syndication agent (in such capacity, the “Co-Syndication Agent”).
The parties hereto hereby agree as follows:
SECTION 1 DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2011 10-K” has the meaning assigned to such term in Section 4.1.
“3-Year Revolving Credit Agreement” means (i) that certain Three Year Revolving Credit Agreement, dated as of the date hereof, among the Company, certain subsidiaries of the Company as borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation, irrespective of the amount thereof or any combination of any one or more of the foregoing, that has been incurred to extend, replace, renew, defease, exchange, repay, refinance or refund in whole or in part the Indebtedness and other obligations outstanding under the Three Year Revolving Credit Agreement referred to in clause (i) above or any other agreement or instrument referred to in this clause (ii) unless the Company notifies the Administrative Agent that it is not intended to be a “3-Year Revolving Credit Agreement” hereunder. All references to the “3-Year Revolving Credit Agreement” in this Agreement shall refer to any Three Year Revolving Credit Agreement then extant.
“3-Year Total Available Commitments” means the “Total Available Commitments” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Available Commitments” shall be deemed to mean the sum of the “3-Year Total Available Commitments” (as defined above) under each such agreement).
“3-Year Total Commitments” means the “Total Commitments” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Commitments” shall be deemed to mean the sum of the “3-Year Total Commitments” (as defined above) under each such agreement).
“3-Year Total Extensions of Credit” means the “Total Extensions of Credit” (or equivalent term) under, and as defined in, the 3-Year Revolving Credit Agreement (it being understood that if there is more than one 3-Year Revolving Credit Agreement in effect at any time, references hereunder to “3-Year Total Extensions of Credit” shall be deemed to mean the sum of the “3-Year Total Extensions of Credit” (as defined above) under each such agreement).

509265-1725-08888-13316466

“ABR” means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the Eurocurrency Rate, calculated as of such date in respect of a proposed Eurocurrency Loan denominated in Dollars with a one-month interest period, plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.
“ABR Loans” means Loans the rate of interest applicable to which is based upon the ABR.
“Additional Class A Subsidiary Guarantor” means each Domestic Subsidiary of the Parent, other than an Excluded Subsidiary, an Additional Class B Subsidiary Guarantor, an Initial Subsidiary Guarantor, or an Other Subsidiary Guarantor, that, as of the last day of any fiscal year of the Parent after the Closing Date, (a) has Consolidated Total Assets with a Net Book Value in excess of $500 million, (b) at least 80% or more of the Voting Stock of such Domestic Subsidiary is owned, directly or indirectly, by the Parent, and (c) none of the Capital Stock of such Domestic Subsidiary is publicly held, in each case as determined by the Company on the Applicable Identification Date.
“Additional Class B Subsidiary Guarantor” means each Domestic Subsidiary of the Parent, other than an Excluded Subsidiary, an Additional Class A Subsidiary Guarantor, an Initial Subsidiary Guarantor, or an Other Subsidiary Guarantor, (a) that, following the Closing Date, has either been acquired by the Company or any Subsidiary Guarantor or been the recipient from the Company or any Subsidiary Guarantor of a single investment having a value (determined by reference to the Net Book Value thereof, in the case of an investment of non-cash assets) of $500 million or more and (b) that, as of the last day of the first fiscal quarter of the Parent following the fiscal quarter in which such acquisition or investment was made, (i) has Consolidated Total Assets with a Net Book Value in excess of $500 million, (ii) at least 80% or more of the Voting Stock of such Domestic Subsidiary is owned, directly or indirectly, by the Parent, and (iii) none of the Capital Stock of such Domestic Subsidiary is publicly held, in each case as determined by the Company on the Applicable Identification Date.
“Additional Subsidiary Guarantor” means an Additional Class A Subsidiary Guarantor or an Additional Class B Subsidiary Guarantor.
“Administrative Agent” has the meaning assigned to such term in the preamble hereto.
“Affected Foreign Currency” has the meaning assigned to such term in Section 2.17(a)(iii).
“Agents” means (i) prior to the Collateral Release Date, the Administrative Agent and the Collateral Trustee, collectively, and (ii) from and after the Collateral Release Date, the Administrative Agent.
“Agreement” has the meaning assigned to such term in the preamble hereto.
“Alternate Rate” means, for any day, the sum of (a) a rate per annum selected by the Administrative Agent, in its reasonable discretion based on market conditions in consultation with the Company (and any applicable Subsidiary Borrower) and the relevant Lenders, plus (b) the Applicable Margin for Eurocurrency Loans, plus (c) the Mandatory Cost (with respect to Loans (other than Competitive Loans) denominated in Pounds Sterling). When used in reference to any Loan, “Alternate Rate” refers to whether such Loan is bearing interest at a rate determined by reference to the Alternate Rate.

509265-1725-08888-13316466 2

“Applicable Account Party” has the meaning assigned to such term in Section 3.1(a).
“Applicable Compliance Date” means (a) with respect to an Additional Subsidiary Guarantor, the last day of the fiscal quarter of the Parent following the Applicable Joinder Date for such Additional Subsidiary Guarantor and (b) with respect to an Other Subsidiary Guarantor, the last day of the fiscal quarter of the Parent following the fiscal quarter of the Parent in which such Other Subsidiary Guarantor is designated as such by the Company.
“Applicable Identification Date” means, with respect to an Additional Class A Subsidiary Guarantor, 120 days following the end of the fiscal year of the Parent as of which such Subsidiary first satisfied all of the requirements set forth in the definition of “Additional Class A Subsidiary Guarantor”; and with respect to an Additional Class B Subsidiary Guarantor, 90 days following the end of the fiscal quarter of the Parent as of which such Subsidiary first satisfied all of the requirements set forth in the definition of “Additional Class B Subsidiary Guarantor”.
“Applicable Joinder Date” means, with respect to an Additional Subsidiary Guarantor, the last day of the fiscal quarter of the Parent following the fiscal quarter in which the Applicable Identification Date for such Additional Subsidiary Guarantor occurred.
“Applicable Lending Office” means, for any Lender, such Lender's office, branch or affiliate designated for Eurocurrency Loans denominated in the applicable Currency, ABR Loans, L/C Obligations or Letters of Credit denominated in the applicable Currency, as applicable, as notified to the Administrative Agent and the Company or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 2.22, be changed by such Lender upon 10 days' prior written notice to the Administrative Agent and the Company.
“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, as the case may be, the applicable rate per annum set forth under the relevant column heading in the Applicable Pricing Grid, based upon the Facility Rating or Corporate Rating, as applicable, in effect on such day; provided, however, that prior to the time that the Company has delivered Facility Ratings pursuant to Section 6.10, the Applicable Margin shall be (i) 1.00% per annum in the case of ABR Loans and (ii) 2.00% per annum in the case of Eurocurrency Loans.
“Applicable Mortgage Deadline” has the meaning assigned to such term in Section 6.8(b).
“Applicable Pledge Deadline” means, with respect to a direct, “first-tier” Domestic Subsidiary of the Company or any Subsidiary Guarantor, or a direct, “first-tier” Foreign Subsidiary of the Company or any Subsidiary Guarantor, in each case to the extent the Capital Stock of which does not otherwise constitute Excluded Collateral, the last day of the fiscal quarter of the Parent following the fiscal quarter as of which such Domestic Subsidiary or Foreign Subsidiary, as the case may be, first satisfied the Pledge Threshold.
“Applicable Pricing Grid” means (a) with respect to any day prior to the Collateral Release Date, the table set forth on Schedule 1.1G under the heading “Pre-Collateral Release Date” and (b) with respect to any day on or after the Collateral Release Date, the table set forth on Schedule 1.1G under the heading “Post-Collateral Release Date”.

509265-1725-08888-13316466 3

“Application” means, with respect to an Issuing Lender, a customary application consistent with this Agreement, in such form as such Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.
“Approved Electronic Platform” has the meaning assigned to such term in Section 10.2(b).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in revolving bank loans and similar revolving extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
“Arrangers” has the meaning assigned to such term in Section 9.10.
“Assignee” has the meaning assigned to such term in Section 10.6(b).
“Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit I.
“Benefitted Lender” has the meaning assigned to such term in Section 10.7.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” means the Company or any Subsidiary Borrower designated from time to time by the Company until (in the case of any Subsidiary Borrower) such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(d).
“Borrower Joinder Agreement” means a joinder agreement substantially in the form of Exhibit J.
“Borrowing Base” means, as of any date of determination, the Aggregate Borrowing Base Amount (as defined in Schedule 1.1B) calculated in accordance with Schedule 1.1B, as the same may be amended from time to time. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on the Closing Date or pursuant to Section 6.2(b), as applicable (adjusted on a pro forma basis for any of the following that are consummated after the last day of the fiscal period covered by such Borrowing Base Certificate: (a) any Disposition, and the application of the proceeds thereof, described in clause (f) of the definition of Permitted Asset Sales, (b) any addition to the Borrowing Base of additional Collateral in accordance with Schedule 1.1B, and (c) the sale or other Disposition of all or substantially all of the assets (on a consolidated basis) of a direct “first tier” Foreign Subsidiary of the Company or any Subsidiary Guarantor, the Capital Stock of which (immediately prior to such sale or other Disposition) was Collateral).
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F.
“Borrowing Base Collateral Account” has the meaning assigned to such term in Schedule 1.1B.
“Borrowing Base Coverage Ratio” means, at any time, the ratio of (a) the Borrowing Base at such time (adjusted on a pro forma basis to the extent, and in the manner, required by this Agreement) to (b) the sum of (i) the Dollar Equivalent of the Outstanding Amount of Covered Debt at such time (after

509265-1725-08888-13316466 4

giving effect to any application of proceeds to the extent required or permitted by this Agreement) and (ii) the sum of (A) the Total Available Commitments at such time and (B) the 3-Year Total Available Commitments at such time.
“Borrowing Date” means any Business Day specified by the Company or any Subsidiary Borrower as a date on which the Company or such Subsidiary Borrower requests the relevant Lenders to make Loans hereunder.
“Borrowing Request” means a request by any Borrower for a Domestic Loan or Multicurrency Loan, in substantially the form of Exhibit N.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are permitted to close; provided, however, that when used in connection with (a) a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits or deposits in any Optional Currency, as applicable, in the London Interbank market, (b) an extension of credit denominated in Euros, the term “Business Day” shall also exclude any day that is not a TARGET Day and (c) an extension of credit denominated in any Optional Currency (other than Euros), the term “Business Day” shall also exclude any day on which banks in the principal financial center of the country of such Optional Currency are not open for general business.
“Capital Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender, Swingline Lender or Issuing Lender (or, for purposes of Section 2.19, by any lending office of such Lender, Swingline Lender or Issuing Lender or by such Lender's, Swingline Lender's or Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. For purposes of this definition and Section 2.19, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case described in clauses (x) and (y) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Change in Tax Law” has the meaning assigned to such term in Section 2.20(a).

509265-1725-08888-13316466 5

“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d) 5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Parent, (b) Continuing Directors cease to constitute at least a majority of the members of the board of directors of the Parent or (c) the Parent shall cease to own, directly or through one or more wholly-owned Subsidiaries that are or become Loan Parties in accordance with Section 6.7(c), 100% of the outstanding Capital Stock of the Company free and clear of all Liens (other than non-consensual Liens). For the avoidance of doubt, if the Parent and the Company are merged in a transaction permitted by Section 7.7, references in clauses (a) and (b) of this definition to the Parent shall be deemed to be references to the surviving or resulting entity and clause (c) of this definition shall be deemed to be deleted.
“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is November 5, 2012.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all property of the Company and each Subsidiary Guarantor, now owned or hereafter acquired, in which the Company or a Subsidiary Guarantor has granted a Lien pursuant to any Security Document; provided, that for purposes of Sections 7.3 and 7.4 “Collateral” also means property in which the Company or any Subsidiary Guarantor is required to grant a Lien pursuant hereto and, following the Collateral Release Date, for purposes of Section 7.4(b) only, “Collateral” shall also mean such property that, but for the occurrence of the Collateral Release Date, would have been “Collateral” assuming the Security Documents as in effect on such date had remained in effect and assuming the obligations under Sections 6.7 and 6.8 had remained in effect; provided, however, that the term “Collateral” shall not include any Excluded Collateral.
“Collateral Release Condition” means the first date after the Closing Date on or as of which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, a “Long-Term Local Issuer Credit Rating” for the Parent of at least BBB-; (b) in the case of Moody's, a “Long-Term Corporate Family Rating” for the Parent of at least Baa3; or (c) in the case of Fitch, a “Long-Term Issuer Default Rating” for the Parent of at least BBB-. If the rating system of S&P, Moody's and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.
“Collateral Release Date” has the meaning assigned to such term in Section 10.15(c).
“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of October 27, 2010, among by the Company, each Subsidiary Guarantor, the Collateral Trustee and the other parties named therein.
“Collateral Trustee” means Wilmington Trust Company, in its capacity as trustee under the Collateral Trust Agreement (and any successor thereto under the Collateral Trust Agreement) and, as the context may require, any co-trustee appointed pursuant to the terms of the Collateral Trust Agreement.
“Collateralized” means, with respect to any Letter of Credit, that such Letter of Credit is secured by cash collateral arrangements and/or backstop letters of credit entered into on terms (and, with

509265-1725-08888-13316466 6

respect to any such backstop letters of credit, from issuers) reasonably satisfactory to the relevant Issuing Lender; and the terms “Collateralize” and “Collateralization” shall have correlative meanings.
“Commitment” means, individually and collectively, the Domestic Commitments and the Multicurrency Commitments. To the extent any Incremental Facility or New Local Facility is established, the “Commitments” shall, to the extent appropriate, include commitments under such Facilities.
“Commitment Increase” has the meaning assigned to such term in Section 2.27(a).
“Commitment Increase Date” means, as to any Commitment Increase, the date (which shall be a Business Day) specified in the related Incremental Loan Activation Notice as the date on which such Commitment Increase shall be effective.
“Commitment Period” means with respect to any Lender in any Facility, the period from and including the Closing Date (or in the case of a Lender that becomes a Lender under such Facility after the Closing Date, the date on which such Lender becomes a Lender under such Facility) to, but excluding, the Termination Date applicable to such Lender under such Facility.
“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Loan Party or its affiliates, or the transactions contemplated by this Agreement or the other Loan Documents.
“Company” has the meaning assigned to such term in the preamble hereto.
“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.8.
“Competitive Bid Accept/Reject Letter” means a notification made by the Company pursuant to Section 2.8 in the form of Exhibit E.
“Competitive Bid Rate” means, with respect to any Competitive Bid (a) in the case of a Eurocurrency Competitive Loan, the Eurocurrency Rate plus (or minus) the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest per annum, in each case specified by the Lender making such Competitive Loan in its related Competitive Bid.
“Competitive Bid Request” means a request made pursuant to Section 2.8 in the form of Exhibit C.
“Competitive Loan” means a Loan made pursuant to Section 2.8.
“Compliance Certificate” means a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit L.
“Consolidated Domestic Liquidity” means, as of any date of determination, the sum of (a) the lesser of (i) the sum of (A) the Total Available Commitments as of such date and (B) the 3-Year Total Available Commitments at such date and (ii) the excess, if any, of (A) the Borrowing Base as of such date, over (B) the Dollar Equivalent of the Outstanding Amount of Covered Debt at such date (it being understood and agreed that after the Collateral Release Date, this clause (a) shall be equal to the sum of (A) the Total Available Commitments as of the date of determination and (B) the 3-Year Total Available Commitments as of the date of determination) plus (b) the total available commitments (after giving effect

509265-1725-08888-13316466 7

to any applicable borrowing base limitations) under other then-effective committed credit facilities of the Parent, the Company or any Principal Domestic Subsidiary plus (c) total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Parent and its Domestic Subsidiaries (other than Domestic Subsidiaries of the Parent that constitute Finance Subsidiaries, if any), as determined by the Company based on adjustments to the amount of total cash (other than restricted cash), cash equivalents and Marketable Securities, as reported in the Parent's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC.
“Consolidated Global Liquidity” means as of any date of determination, the sum of (a) the lesser of (i) the sum of (A) the Total Available Commitments as of such date and (B) the 3-Year Total Available Commitments as of such date and (ii) the excess, if any, of (A) the Borrowing Base as of such date, over (B) the Dollar Equivalent of the Outstanding Amount of Covered Debt at such date (it being understood and agreed that after the Collateral Release Date, this clause (a) shall be equal to the sum of (A) the Total Available Commitments as of the date of determination and (B) the 3-Year Total Available Commitments as of the date of determination) plus (b) the total available commitments (after giving effect to any applicable borrowing base limitations) under other then-effective committed credit facilities of the Parent or any of its Subsidiaries plus (c) total cash (other than restricted cash), cash equivalents and Marketable Securities of the Parent and its Subsidiaries (other than Subsidiaries of the Parent that constitute Finance Subsidiaries, if any), as reported in the Parent's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC.
“Consolidated Net Tangible Automotive Assets” means the sum of (a) the aggregate amount of the Parent's consolidated automotive assets after deducting therefrom (i) all current automotive liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, plus (b) the Parent's consolidated equity in the net assets of its Finance Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as set forth in the most recent financial statements of the Parent and its consolidated Subsidiaries delivered pursuant to Section 6.1 prepared in accordance with GAAP.
“Consolidated Total Assets” means, at any date, with respect to any Person, the amount set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet (or the equivalent) of such Person and its consolidated Subsidiaries.
“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of the Parent on the Closing Date, (b) who has been elected as a member of such board of directors with a majority of the total votes of Permitted Holders that were cast in such election voted in favor of such member or (c) who has been nominated or appointed to be a member of such board of directors, or approved, by a majority of the other Continuing Directors then in office.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

509265-1725-08888-13316466 8

“Corporate Rating” means, as of any date, (a) in the case of S&P, a “Long-Term Local Issuer Credit Rating”; (b) in the case of Moody's, a “Long-Term Corporate Family Rating”; or (c) in the case of Fitch, a “Long-Term Issuer Default Rating”, as applicable, for the Parent.
“Co-Syndication Agent” has the meaning assigned to such term in the preamble hereto.
“Covered Debt” means, collectively, (a) the Total Extensions of Credit, (b) the 3-Year Total Extensions of Credit, (c) Permitted Additional First Lien Debt and (d) Permitted First Lien Non-Loan Exposure.
“Cumulative Growth Amount” means, as of any date, (a) an amount, not less than zero, equal to 75% of the sum of (i) “Net cash provided by (used in) operating activities” as set forth on the statement of cash flows of the Parent and its consolidated Subsidiaries as reported in the Parent's Quarterly or Annual Report(s) on Form 10-Q or 10-K filed with the SEC for the period (taken as one accounting period) from January 1, 2011 to the last day of the most recent fiscal quarter or fiscal year of the Parent, as the case may be, for which financial statements have been delivered or deemed delivered pursuant to Section 6.1, plus (ii) “Net cash provided by (used in) investing activities”, net of acquisitions or liquidations of investments in Marketable Securities on the sector statement of cash flows of the Parent and its consolidated Subsidiaries as reported in such Quarterly Report(s) or Annual Report(s) for such period, minus (b) the aggregate amount of Restricted Payments made pursuant to clause (k) of Section 7.6 prior to such date (other than any such Restricted Payments made during an Unrestricted Payment Period).
“Currency” means Dollars or any Optional Currency.
“Debt” means, as to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and (c) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) and (b) above.
“Default” means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender” means, at any time, a Lender (a) that has defaulted in its obligation to make Loans or participate in Letters of Credit or Swingline Loans under this Agreement, (b) that has, or the direct or indirect parent company of which has, notified the Administrative Agent or the Company, or has stated publicly, that it will not comply with any such funding obligation under this Agreement or that it will not comply with its funding obligations generally under other agreements in which it is obligated to extend credit, (c) that has, for three or more Business Days, failed to confirm in writing to the Company, in response to a written request of the Company after the Company has a reasonable basis to believe such Lender will not comply with its funding obligations under this Agreement, that it will comply with its funding obligations under this Agreement; provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Company's receipt of such confirmation, or (d) with respect to which a Lender Insolvency Event has occurred and is continuing.
“Designated Cash Management Obligations” means, without duplication, the obligations of the Parent or any Subsidiary of the Parent to banks, financial institutions, investment banks and others in respect of banking, cash management (including Automated Clearinghouse transactions), custody and other similar services and company paid credit cards that permit employees to make purchases on behalf of the Parent or any Subsidiary of the Parent, which obligations have been or are designated by the

509265-1725-08888-13316466 9

Company in accordance with the Collateral Trust Agreement from time to time as constituting “Designated Cash Management Obligations.”
“Designated Hedging Obligations” means, without duplication, the obligations of the Parent or any Subsidiary of the Parent under or in connection with any Hedging Obligation, either as a direct obligor or as a guarantor of the direct obligor's obligations under or in connection with any Hedging Obligation, to counterparties, in each case, which obligations have been or are designated by the Company in accordance with the Collateral Trust Agreement from time to time as constituting “Designated Hedging Obligations”.
“Disposition” means, with respect to any property, any sale, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings; provided, that, for the avoidance of doubt, (a) the pledge or collateral assignment of property, or the granting of a Lien on property, and (b) the licensing and sublicensing of intellectual property and other general intangibles on customary terms and conditions in the ordinary course of business of the licensing or sublicensing party shall not constitute a “Disposition”.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to an amount denominated in any other currency, the equivalent in Dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent, and such determination shall be conclusive in the absence of manifest error. In making any determination of the Dollar Equivalent (for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any date or for any other purpose), the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the Company or any Subsidiary Borrower delivers a request for a Loan or Letter of Credit or on such other date upon which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.
“Dollars” and “$” mean the lawful money of the United States.
“Domestic Commitment” means as to any Lender, the obligation of such Lender, if any, to make Domestic Loans, participate in Swingline Loans and participate in Letters of Credit in an aggregate principal and/or face amount the Dollar Equivalent of which shall not exceed the amount set forth under the heading “Domestic Commitment” opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
“Domestic Competitive Loan” means a Competitive Loan made under the Domestic Facility.
“Domestic Extensions of Credit” means, as to any Domestic Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Domestic Loans held by such Lender then outstanding, (b) an amount equal to such Lender's applicable Domestic Percentage of the aggregate L/C Obligations then outstanding and (c) an amount equal to such Lender's applicable Domestic Percentage of the aggregate principal amount of all Swingline Loans then outstanding.
“Domestic Facility” means the Domestic Commitments and the extensions of credit made thereunder.

509265-1725-08888-13316466 10

“Domestic Lender” means each Lender that has a Domestic Commitment or that holds Domestic Loans or other Loans made under the Domestic Facility.
“Domestic Loans” has the meaning assigned to such term in Section 2.1.
“Domestic Percentage” means as to any Domestic Lender at any time, the percentage which such Lender's Domestic Commitment then constitutes of the aggregate amount of the Domestic Commitments then in effect or, at any time after the Domestic Commitments shall have expired or terminated, the percentage which the aggregate Outstanding Amount of Domestic Extensions of Credit and Domestic Competitive Loans of such Lender then outstanding constitutes of the aggregate Outstanding Amount of Domestic Extensions of Credit and Domestic Competitive Loans of the Domestic Lenders then outstanding.
“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Foreign Subsidiary or any Subsidiary that is owned, directly or indirectly, by a Foreign Subsidiary. Unless otherwise qualified, all references to a “Domestic Subsidiary” or to “Domestic Subsidiaries” in this Agreement shall refer to a Domestic Subsidiary or Domestic Subsidiaries of the Company.
“Domestic Subsidiary Borrower” means any Subsidiary Borrower which is a Domestic Subsidiary.
“Eligible Value” has the meaning assigned to such term in Schedule 1.1B.
“Environmental Laws” means any and all foreign, federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating or imposing liability or standards of conduct concerning protection of human health, the environment or natural resources, as now or may at any time hereafter be in effect.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Company is treated as a single employer under Section 414(b) or (c) of the Code.
“ERISA Default” means (a) any of the following (i) the occurrence of a nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan to which the Company or any ERISA Affiliate is a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975 of the Code); (ii) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Plan; (v) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; or (vi) the incurrence by the Company or any ERISA

509265-1725-08888-13316466 11

Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; and (b) in each case in clauses (i) through (vi), such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect.
“Euro” and “€” means the single currency of the Participating Member States.
“Eurocurrency Base Rate” means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in the applicable Currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to such deposits in the London interbank market) as of 11:00 A.M., London time, on the Quotation Date. In the event that such rate does not appear on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to such deposits in the London interbank market), the “Eurocurrency Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates for the applicable Currency as may be selected by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld) or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the applicable Currency at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurocurrency market for delivery on the first day of such Interest Period for the number of days comprised therein.
“Eurocurrency Competitive Loans” means Competitive Loans bearing interest at a rate determined by reference to the Eurocurrency Rate.
“Eurocurrency Loans” means Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.
“Eurocurrency Rate” means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Requirements

; provided, that with respect to any Eurocurrency Loans denominated in Pounds Sterling, the Eurocurrency Rate shall mean the Eurocurrency Base Rate plus, if applicable, as reasonably determined by the Administrative Agent in accordance with Schedule 1.1H, the Mandatory Costs.
“Eurocurrency Reserve Requirements” means for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or any other banking authority to which any Lender is subject) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System of

509265-1725-08888-13316466 12

the United States. Such reserve percentages shall include those imposed under Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities (as defined in Regulation D of the Board) and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Eurocurrency Tranche” means the collective reference to Eurocurrency Loans under a particular Facility and denominated in the same Currency, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day) (it being understood that any such group of Eurocurrency Loans that constitutes one Eurocurrency Tranche pursuant to the foregoing shall be amalgamated and deemed to be one Eurocurrency Loan for all purposes of this Agreement).
“Event of Default” means any of the events specified in Section 8, provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Exchange Rate” means, for any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into Dollars, as set forth at 11:00 A.M., London time, on such day on the applicable Reuters currency page with respect to such currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London Interbank market or other market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 A.M., London time, on such day for the purchase of Dollars with such currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Excluded Collateral” means (a) Restricted Collateral, (b) the Capital Stock of Excluded Subsidiaries, (c) cash, cash equivalents, and Marketable Securities (except as proceeds of other assets that constitute Collateral or except to the extent deposited in or credited to a Borrowing Base Collateral Account), (d) investments in Unconsolidated Subsidiaries of the Company or any Subsidiary Guarantor or in any Person that is not a Subsidiary, (e) real property interests other than the Mortgaged Property, (f) all copyrights and copyright licenses, registered or otherwise, non-U.S. intellectual property, and all intellectual property developed by, or on behalf of, GM Korea Company (formerly known as GM Daewoo Auto & Technology Company), (g) vehicles, vessels, aircraft or any other asset subject to any certificate of title or other registration statute of the United States, any state or other jurisdiction, unless such asset is subject to the Lien granted under a Trust Security Document in favor of the Collateral Trustee and a grantor thereunder, at its discretion, perfects such Lien, (h) more than 65% of the Voting Stock of the direct, “first-tier” Foreign Subsidiaries of the Company and each Subsidiary Guarantor (or the Voting Stock in excess of some percentage higher than 65% in instances where the Company determines, in its sole discretion, that such higher percentage can be pledged with no adverse Tax effect in the United States), (i) all of the Capital Stock of the Parent and the Company, (j) all of the Capital Stock of any Subsidiary of the Company or any Subsidiary Guarantor that is not a direct, “first-tier” Subsidiary of the Company or any Subsidiary Guarantor, (k) any other assets as to which the Company or the

509265-1725-08888-13316466 13

Administrative Agent has determined in its good faith and commercially reasonable judgment that the cost of obtaining a perfected security interest therein is excessive in relation to the value of the security to be afforded thereby, and (l) all Supporting Obligations (including all Letter-of-Credit Rights) (as each such term is defined in the UCC) related to any of the foregoing.
“Excluded Subsidiary” means (a) the Company, (b) each of the Initial Excluded Subsidiaries, (c) each Subsidiary of the Parent that (i) is prohibited by any applicable requirement of law or Governmental Authority from guaranteeing the obligations of the other Loan Parties or (ii) is acquired after the Closing Date and, at the time of acquisition, is a party to, or is bound by, any contract, agreement, instrument, indenture or other Contractual Obligation pursuant to which such Subsidiary's agreement to guarantee the obligations of the other Loan Parties is prohibited by, or would constitute a default or breach of, or would result in the termination of, such contract, agreement, instrument, indenture or other Contractual Obligation; provided, that such contract, agreement, instrument, indenture or other Contractual Obligation shall not have been entered into in contemplation of such acquisition; provided, further, that such Subsidiary shall cease to be an Excluded Subsidiary upon the termination of such contract, agreement, instrument, indenture or other Contractual Obligation, and will become an Additional Subsidiary Guarantor only if required by and pursuant to this Agreement, (d) each Foreign Subsidiary that is not a direct, “first-tier” Subsidiary of the Company or a Subsidiary Guarantor, (e) each Unconsolidated Subsidiary, (f) each Finance Subsidiary of the Parent and (g) each Subsidiary that is a dealership.
“Existing Credit Agreement” means the Company's existing $5 billion Credit Agreement, dated as of October 27, 2010.
“Extending Lender” has the meaning assigned to such term in Section 2.28(a).
“Extensions of Credit” means, (a) as to any Domestic Lender, such Lender's Domestic Extensions of Credit and (b) as to any Multicurrency Lender, such Lender's Multicurrency Extensions of Credit. To the extent any Incremental Facility or New Local Facility is established, “Extensions of Credit” shall, to the extent appropriate, include the Outstanding Amount of any extensions of credit under such Facilities.
“Facility” means each of (a) the Domestic Facility, (b) the Multicurrency Facility, (c) any New Local Facility and (d) any Incremental Facility.
“Facility Fee” has the meaning assigned to such term in Section 2.9(a).
“Facility Fee Rate” means, for any day relating to each of the Domestic Facility and the Multicurrency Facility, with respect to the Facility Fees payable hereunder, the applicable rate per annum set forth under the column heading “Facility Fee Rate” in the Applicable Pricing Grid, based upon the Facility Rating or Corporate Rating, as applicable, in effect on such day; provided, however that prior to the time that the Company has delivered Facility Ratings pursuant to Section 6.10, the Facility Fee Rate shall be 0.25% per annum.
“Facility Rating” means, as of any date, the credit rating by Moody's, S&P or Fitch, as applicable, for the Facilities provided hereunder.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), including any regulations or official interpretations thereof whether issued before or after the date of this Agreement and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

509265-1725-08888-13316466 14

“Federal Funds Effective Rate” means for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Payment Date” means (a) the fifteenth day of each March, June, September and December (or, if any such day is not a Business Day, the next succeeding Business Day) and (b) the last day of the final Fee Payment Period.
“Fee Payment Period” means, initially, the period from and including the Closing Date to but excluding the initial Fee Payment Date, and thereafter, each period commencing on and including a Fee Payment Date to but excluding the succeeding Fee Payment Date (except that the final Fee Payment Period for any Lender shall end on the date on which the Commitment of such Lender terminates and its Extensions of Credit have been paid in full or Collateralized).
“Finance Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is primarily engaged in leasing or financing activities including (a) lease and purchase financing provided by such Subsidiary to dealers and consumers, (b) leasing or financing of installment receivables or otherwise providing banking, financial or insurance services to the Company and/or its affiliates or others or (c) financing the Company's and/or its affiliates' operations.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, a financial vice president, treasurer, assistant treasurer, or controller of such Person.
“First Quarter 2012 10-Q” has the meaning assigned to such term in Section 4.1.
“Fitch” means Fitch Ratings, a business segment of Fitch Group, Inc. and its successors.
“Fixed Rate Loan” means a Competitive Loan bearing interest at a fixed rate per annum specified by the Lender making such Loan in its related Competitive Bid.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction outside the United States. Unless otherwise qualified, all references to a “Foreign Subsidiary” or to “Foreign Subsidiaries” in this Agreement shall refer to a Foreign Subsidiary or Foreign Subsidiaries of the Company.
“Foreign Subsidiary Borrower” means any Subsidiary Borrower that is not a Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means a Subsidiary substantially all of the Net Book Value of whose assets consists of Capital Stock of Foreign Subsidiaries.
“Funding Office” means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office with respect to any Facility or Facilities by written notice to the Company, any relevant Subsidiary Borrower and the applicable Lenders.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

509265-1725-08888-13316466 15

“Governmental Authority” means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or a foreign jurisdiction.
“Guarantee” means the guarantee agreement to be executed and delivered by each Guarantor, substantially in the form of Exhibit A.
“Guarantee Joinder” means a joinder agreement substantially in the form of Annex I to the Guarantee.
“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), if the primary purpose or intent thereof is to provide assurance that the Indebtedness of another Person will be paid or discharged, any obligation of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to advance or supply funds for the purchase or payment of any such primary obligation (b) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (c) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's reasonably anticipated liability in respect thereof as determined by such guaranteeing person in accordance with GAAP.
“Guarantee Reinstatement Date” means the first date after the Collateral Release Date or any Guarantee Release Date on or as of which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, a “Long-Term Local Issuer Credit Rating” for the Parent of less than BBB-; (b) in the case of Moody's, a “Long-Term Corporate Family Rating” for the Parent of less than Baa3; or (c) in the case of Fitch, a “Long-Term Issuer Default Rating” for the Parent of less than BBB-. If the rating system of S&P, Moody's and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.
“Guarantee Release Date” means the first date following any Guarantee Reinstatement Date on or as of which any two or more of the following ratings have been issued by the relevant rating agency: (a) in the case of S&P, a “Long-Term Local Issuer Credit Rating” for the Parent of at least BBB-; (b) in the case of Moody's, a “Long-Term Corporate Family Rating” for the Parent of at least Baa3; or (c) in the case of Fitch, a “Long-Term Issuer Default Rating” for the Parent of at least BBB-. If the rating system of S&P, Moody's and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.

509265-1725-08888-13316466 16

“Guarantor Joinder Agreement” means (i) with respect to the Collateral Trust Agreement, a joinder agreement substantially in the form of Exhibit B thereto, (ii) with respect to the Guarantee, a Guarantee Joinder, and (iii) with respect to the Security Agreement, a joinder agreement substantially in the form of Annex I thereto.
“Guarantors” means, collectively, the Parent, the Company (with respect to the Obligations of any Subsidiary Borrowers) and the Subsidiary Guarantors.
“Hedging Obligations” means any of the following: (a) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (b) which is a type of transaction that is similar to any transaction referred to in clause (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.
“Incremental Commitment” means, as to each Incremental Lender, in respect of any Commitment Increase or Incremental Facility, the obligation of such Incremental Lender on and after the applicable Commitment Increase Date or Incremental Facility Closing Date to make Incremental Loans under the relevant Facility in a principal amount equal to the amount set forth under the heading “Incremental Commitment” opposite such Incremental Lender's name on the applicable Incremental Loan Activation Notice.
“Incremental Facility” means any series of Incremental Commitments (other than any Commitment Increase) and the extensions of credit thereunder as provided in any Incremental Loan Activation Notice.
“Incremental Facility Closing Date” means, as to any Incremental Facility, the date (which shall be a Business Day) specified in the related Incremental Loan Activation Notice as the first date on which Incremental Loans will be made available thereunder.
“Incremental Lender” means (i) any Lender designated by the Company (in the case of a Commitment Increase with respect to the Domestic Facility, with the consent of each Material Issuing Lender and each Material Swingline Lender (unless such Lender is (A) a Domestic Lender or (B) any other bank, financial institution or any other Person that has an investment grade rating from two of S&P, Moody's and Fitch at the time of such Commitment Increase), in each case, such consents not to be unreasonably withheld), (ii) any other bank, financial institution or other Person that does not have an investment grade rating from two of S&P, Moody's and Fitch at the time of such Commitment Increase which becomes a signatory to an Incremental Loan Activation Notice with the consent of the Company (in its sole discretion), the Administrative Agent and, in the case of a Commitment Increase with respect to the Domestic Facility, each Material Swingline Lender and Material Issuing Lender at such time (such

509265-1725-08888-13316466 17

consents not to be unreasonably withheld), and (iii) each Lender which has made, or acquired pursuant to an assignment made in accordance with Section 10.6, an Incremental Commitment.
“Incremental Loan Activation Notice” means a notice substantially in the form of Exhibit G.
“Incremental Loan Maturity Date” means, as to any Incremental Facility, the maturity date specified in the Incremental Loan Activation Notice relating thereto.
“Incremental Loans” has the meaning assigned to such term in Section 2.27(b).
“Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (i) all obligations of such Person in respect of Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Liabilities” has the meaning assigned to such term in Section 10.5.
“Indemnitee” has the meaning assigned to such term in Section 10.5.
“Ineligible Assignee” means (a) any Person that is a hedge fund or a captive finance company or (b) any Person, or affiliate of any such Person, which is a captive finance company of, or which is engaged in, automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution irrespective of whether such Person (or an affiliate thereof) is a direct competitor of the Parent, the Company or any of their respective Subsidiaries. For purposes of determining if a Person is an Ineligible Assignee, an institutional investor which is a passive investor in the financing of equipment or facilities used in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution shall not, solely by reason of such investment, be deemed to be engaged in such businesses.
“Ineligible Participant” means any Person that is engaged in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution and is a direct competitor of the Parent, the Company or any of their respective Subsidiaries or any captive finance company controlled by such Person. For purposes of determining if a

509265-1725-08888-13316466 18

Person is an Ineligible Participant, an institutional investor which is a passive investor in the financing of equipment or facilities used in automotive vehicle manufacturing, automotive vehicle distribution, automotive vehicle parts manufacturing or automotive vehicle parts distribution shall not, solely by reason of such investment, be deemed to be engaged in such businesses.
“Initial Excluded Subsidiary” means each Subsidiary listed on Schedule 1.1D-1.
“Initial Subsidiary Guarantor” means each Domestic Subsidiary listed on Schedule 1.1D-2.
“Intellectual Property” means the collective reference to all rights, priorities and privileges with respect to intellectual property, arising under the laws of the United States or any State thereof, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom; provided, that Intellectual Property shall exclude Excluded Collateral.
“Interest Payment Date” means (a) as to any ABR Loan (other than any Swingline Loan), the fifteenth day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less or any Money Market Rate Loan, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan, the date of any repayment or prepayment made in respect thereof (to the extent of such repayment or prepayment) and (e) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means, (a) as to any Eurocurrency Loan (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending two weeks or one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months (or additionally, in the case of any Eurocurrency Competitive Loan, one or three weeks) thereafter, as selected by the Company or relevant Subsidiary Borrower in its notice of borrowing, Competitive Bid Request or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending two weeks or one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, nine or twelve) months (or additionally, in the case of any Eurocurrency Competitive Loan, one or three weeks) thereafter, as selected by the Company or relevant Subsidiary Borrower by irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto, (b) as to any Money Market Rate Loan, the period commencing on the date of such Money Market Rate Loan, and ending on a date agreed upon by the Company or the relevant Domestic Subsidiary Borrower and the applicable Swingline Lender which is at least one and not more than 10 Business Days after the making of such Money Market Rate Loan and (c) with respect to a Fixed Rate Loan, the period (which shall be not less than seven days or more than 360 days) commencing on the Borrowing Date thereof and ending on the date specified in the applicable Competitive Bid Accept/Reject Letter; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)
if any Interest Period is one month or more in length and would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such

509265-1725-08888-13316466 19

Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B)	the Company or relevant Subsidiary Borrower may not select an Interest Period under a particular Facility that would extend beyond the earliest Termination Date then in effect for such Facility; and

(C)
any Interest Period that is one month or more in length and that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Issuing Lender” means, with respect to a Letter of Credit, the Lender or the Applicable Lending Office thereof that is requested to issue, or that issues, such Letter of Credit pursuant to an L/C Commitment.
“Japanese Yen” means the official currency of Japan.
“Judgment Currency” has the meaning assigned to such term in Section 10.13.
“L/C Commitment” means, as to any Domestic Lender (or Applicable Lending Office thereof), the obligation of such Person to issue Letters of Credit pursuant to Section 3 in an aggregate Outstanding Amount at any time not to exceed the amount set forth under the heading “L/C Commitment” opposite such Person's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender becomes a party thereto, in each case, as the same may be changed from time to time pursuant to the terms hereof, including Section 3.10.
“L/C Obligations” means, at any time, the Dollar Equivalent of the aggregate Outstanding Amount of all Letters of Credit, after giving effect to Section 3.9.
“L/C Participants” means, with respect to any Letter of Credit issued by an Issuing Lender, the collective reference to all of the Domestic Lenders (other than the Issuing Lender with respect to such Letter of Credit).
“L/C Sublimit” means, at the time of determination, the lesser of (i) $500 million or (ii) the Total Domestic Commitment then in effect; provided, that, from time to time, the Company may increase the L/C Sublimit by notice to the Administrative Agent.
“Lender Insolvency Event” means, with respect to any Lender, that such Lender or its direct or indirect parent company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment. For the avoidance of doubt, a Lender that participates in a government support program will not be considered to be the subject of a proceeding of the types described in this definition solely by reason of its participation in such government support program.
“Lenders” means, individually and in the aggregate, the Domestic Lenders and the Multicurrency Lenders. To the extent any Incremental Facility or New Local Facility is established, “Lenders” shall, to the extent appropriate, include any Lender under such Facilities.

509265-1725-08888-13316466 20

“Letter of Credit” has the meaning assigned to such term in Section 3.1(a), after giving effect to Section 3.9.
“Letter of Credit Fee” has the meaning assigned to such term in Section 3.3.
“Lien” means any mortgage, pledge, lien, security interest, charge, conditional sale or other title retention agreement or other similar encumbrance.
“Loan Documents” means (a) prior to the Collateral Release Date, this Agreement, the Security Documents, the Guarantee, the Collateral Trust Agreement, the Notes, each Borrower Joinder Agreement, each Guarantor Joinder Agreement and any amendment, waiver, supplement or other modification to any of the foregoing and (b) from and after the Collateral Release Date, this Agreement, the Guarantee, the Notes, each Borrower Joinder Agreement, each Guarantor Joinder Agreement and any amendment, waiver, supplement or other modification to any of the foregoing.
“Loan Parties” means, collectively, (a) the Company, the Parent and each Subsidiary Borrower and (b) prior to the Collateral Release Date or during any Reinstated Guarantee Period, each Subsidiary Guarantor; provided, however, that the term “Loan Parties” shall not include any such Person from and after the date such Person ceases to be a party to the Loan Documents in accordance with the terms thereof.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Domestic Loans, Multicurrency Loans, Swingline Loans and Competitive Loans. To the extent any Incremental Facility or New Local Facility is established, “Loans” shall, to the extent appropriate, include Loans made under such Facilities.
“Local Facility Amendment” has the meaning assigned to such term in Section 2.26(a).
“Local Time” means (i) New York City time in the case of a Loan or other disbursement denominated in Dollars and (ii) London time in the case of a Loan or other disbursement denominated in an Optional Currency (or any such other local time as otherwise notified to or communicated by the Administrative Agent).
“Majority Facility Lenders” means with respect to any Facility, the holders of more than 50% of the aggregate amount of Commitments outstanding under such Facility (or at any time after all of the Commitments thereunder shall have expired or terminated, the holders of more than 50% of the aggregate amount of Extensions of Credit and Competitive Loans thereunder).
“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1H.
“Margin” means, as to any Eurocurrency Competitive Loan, the margin to be added (or subtracted) from the Eurocurrency Rate to determine the rate of interest applicable to such Loan, as specified in the Competitive Bid relating to such Loan.
“Marketable Securities” means, with respect to any Person, investments by such Person in fixed income securities with original maturities greater than 90 days that have a determinable fair value, are liquid and are readily convertible into cash. For avoidance of doubt, (i) such investments are passive investments, purchased by such Person in the ordinary course of business as part of its liquidity and/or cash management activities, and (ii) for all purposes of the Loan Documents, the amount of Marketable Securities of the Parent and its Subsidiaries as of the last day of any fiscal quarter or fiscal year of the

509265-1725-08888-13316466 21

Parent is equal to the amount reported on the Parent's Annual Report on Form 10-K and Quarterly Report on Form 10-Q consolidated balance sheet for such fiscal quarter or fiscal year, as the case may be, as the line “Marketable Securities”, less any adjustment for securities that do not satisfy the requirements of the first sentence of this definition.
“Master L/C Agreement” means that certain Master Letter of Credit Facility Agreement, dated as of August 7, 2012, among the Company, certain Subsidiaries of the Company as applicants, Citibank N.A. and the applicable lending offices as issuing lenders.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition of the Parent and its Domestic Subsidiaries, taken as a whole or (b) the validity or enforceability of the Loan Documents, taken as a whole, or the rights and remedies of the Administrative Agent, the Collateral Trustee (but only prior to the Collateral Release Date) and the Lenders hereunder or thereunder, taken as a whole.
“Material Foreign Pledged Issuer” means (i) a Foreign Subsidiary of the Company or a Subsidiary Guarantor listed on Schedule 1.1D-3, and (ii) any other direct, “first-tier” Foreign Subsidiary of the Company or a Subsidiary Guarantor which satisfies the Pledge Threshold.
“Material Indebtedness” means, with respect to the Parent, the Company or any Principal Domestic Subsidiary, indebtedness for borrowed money of, or guaranteed by, such Person having an aggregate principal amount, individually or in the aggregate, the Dollar Equivalent of which exceeds $1 billion.
“Material Issuing Lender” means any Issuing Lender with an L/C Commitment of $150 million or more.
“Material Loan Party” means, (a) prior to the Collateral Release Date and during any Reinstated Guarantee Period, (i) the Parent, (ii) the Company and (iii) any Subsidiary Guarantor that, at the time of determination, has Consolidated Total Assets equal to at least 10% of the Consolidated Total Assets of the Parent at such time, as reflected initially in the 10-K filed by the Parent on February 27, 2012 and thereafter in the most recent annual consolidated financial statements of the Parent delivered or deemed delivered pursuant to Section 6.1 and (b) at all other times, the Parent and the Company.
“Material Swingline Lender” means any Swingline Lender with a Swingline Commitment of $75 million or more.
“Money Market Rate” means, for any day, a fixed rate per annum as agreed between any Swingline Lender and the Company pursuant to Section 2.6.
“Money Market Rate Loans” means Swingline Loans the rate of interest applicable to which is based upon the Money Market Rate.
“Moody's” means Moody's Investors Service, Inc. and its successors.
“Mortgage Amendment” has the meaning assigned to such term in Section 6.6(a).
“Mortgaged Property” means (a) each of the real property interests as of the Closing Date set forth in Schedule 1.1E, (b) each of the real property interests constituting the active manufacturing sites and proving grounds acquired or leased by the Company or a Subsidiary Guarantor after the Closing Date, in each case, having a Net Book Value (exclusive of any associated machinery and equipment), as of

509265-1725-08888-13316466 22

the last day of the first fiscal quarter of the Parent following such acquisition or lease, in excess of $75 million, (c) each of the real property interests constituting warehouse sites acquired by the Company or a Subsidiary Guarantor after the Closing Date having a Net Book Value (exclusive of any associated machinery and equipment), as of the last day of the first fiscal quarter of the Parent following such acquisition, in excess of $25 million, (d) each of the real property interests constituting the Warren Technology Center located in Warren, Michigan and described in Schedule 1.1E, (e) each of the real property interests constituting the Pontiac North Powertrain campus located in Pontiac, Michigan and described in Schedule 1.1E, and (f) each of the real property interests constituting the Renaissance Center campus located in Detroit, Michigan and described in Schedule 1.1E.
“Mortgages” means each of the mortgages, deeds of trust and deeds to secure debt made by the Company or any Subsidiary Guarantor in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Secured Parties in respect of the Mortgaged Property, substantially in the form of Exhibit B (with such changes thereto as the Company and the Administrative Agent reasonably agree are advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).
“Multicurrency Commitment” means, as to any Lender, the obligation of such Lender, if any, to make Multicurrency Loans in an aggregate principal amount, the Dollar Equivalent of which shall not exceed the amount set forth under the heading “Multicurrency Commitment” opposite such Lender's name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
“Multicurrency Competitive Loan” means a Competitive Loan made under the Multicurrency Facility.
“Multicurrency Extensions of Credit” means, as to any Multicurrency Lender at any time, an amount equal to the Dollar Equivalent of the aggregate principal amount of all Multicurrency Loans held by such Lender then outstanding.
“Multicurrency Facility” means the Multicurrency Commitments and the extensions of credit made thereunder.
“Multicurrency Lender” means each Lender that has a Multicurrency Commitment or that holds Multicurrency Loans or other Loans made under the Multicurrency Facility.
“Multicurrency Loans” has the meaning assigned to such term in Section 2.3.
“Multicurrency Percentage” means, as to any Multicurrency Lender at any time, the percentage which such Lender's Multicurrency Commitment then constitutes of the aggregate amount of the Multicurrency Commitments then in effect or, at any time after all of the Multicurrency Commitments shall have expired or terminated, the percentage which the aggregate Outstanding Amount of Multicurrency Extensions of Credit and the Dollar Equivalent of outstanding Multicurrency Competitive Loans of such Lender then outstanding constitutes of the aggregate Outstanding Amount of Multicurrency Extensions of Credit and the Dollar Equivalent of outstanding Multicurrency Competitive Loans of the Multicurrency Lenders then outstanding.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 4001(a)(3) or Section 3(37) of ERISA to which contributions are required to be made by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate may have any direct or indirect liability or obligation contingent or otherwise.

509265-1725-08888-13316466 23

“Net Book Value” means with respect to any asset of any Person (a) other than accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation in respect of such asset on such balance sheet and (b) with respect to accounts receivable, the gross book value thereof, minus any specific reserves attributable thereto.
“Net Cash Proceeds” means (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, and cash equivalents and Marketable Securities) received less (b) the sum of:

(i)	the amount, if any, of all taxes paid or estimated to be payable by the Parent or any Subsidiary or affiliate thereof in connection with such transaction,

(ii)
the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (A) associated with the assets that are the subject of such transaction and (B) retained by the Parent or any Subsidiary or affiliate thereof,

(iii)
the amount of any indebtedness (other than Covered Debt) secured by a Lien on the assets that are the subject of the transaction to the extent that the instrument creating or evidencing such indebtedness requires that such indebtedness be repaid upon consummation of such transaction, and

(iv)	fees and expenses (and, in the case of any issuance of Capital Stock, net of underwriting costs and brokers' and advisors' fees) attributable to the transaction.

“New Local Facility” has the meaning assigned to such term in Section 2.26(a).

“New Local Facility Lender” has the meaning assigned to such term in Section 2.26.
“Non-Excluded Taxes” has the meaning assigned to such term in Section 2.20(a).
“Non-Extending Lender” has the meaning assigned to such term in Section 2.28(b).
“Non-U.S. Lender” has the meaning assigned to such term in Section 2.20(d).
“Notes” has the meaning assigned to such term in Section 2.18(g).
“Notice of Acceleration” has the meaning assigned to such term in the Collateral Trust Agreement.
“Obligations” means, collectively, the unpaid principal of and interest on the Loans, Reimbursement Obligations and all other obligations and liabilities of the Company, any other Borrower, the Parent, any Subsidiary Guarantor or any Applicable Account Party (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and Reimbursement Obligations and Post-Petition Interest (as defined in the Collateral Trust Agreement as in effect on the Closing Date)) to the Administrative Agent, any Lender or any Issuing Lender hereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Administrative Agent, the Lenders or the

509265-1725-08888-13316466 24

Issuing Lenders that are required to be paid by the Parent, the Company, any of the Subsidiary Borrowers, any of the Subsidiary Guarantors or any of the Applicable Account Parties pursuant to the terms of any of the Loan Documents).
“Optional Currency” means, at any time, Euro, Pounds Sterling, Japanese Yen and such other currencies which are freely convertible into Dollars and are freely traded and available in the London interbank eurocurrency market with the consent of the Administrative Agent, the Lenders under the applicable Facility (or, in the case of Letters of Credit, the applicable Issuing Lender).
“Original Currency” has the meaning assigned to such term in Section 10.13.
“Other Subsidiary Guarantor” means each Domestic Subsidiary of the Parent that is designated by the Company as a Subsidiary Guarantor but is not otherwise required to be a guarantor pursuant to the provisions of the Loan Documents and that becomes a party to the Guarantee and the Collateral Trust Agreement (and, if applicable, to one or more Security Documents) after the Closing Date pursuant to Section 6.7 or otherwise.
“Other Taxes” means any and all present or future stamp or documentary Taxes and any other excise or property, intangible or mortgage recording Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount” means (a) with respect to indebtedness for borrowed money, the aggregate outstanding principal amount thereof, (b) with respect to banker's acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof, (c) with respect to Hedging Obligations, the aggregate amount recorded by the applicable obligor as its termination liability thereunder, (d) with respect to cash management obligations or guarantees that constitute Permitted First Lien Non-Loan Exposure, the aggregate maximum amount thereof (i) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the applicable obligor and such provider or (ii) the principal amount of the indebtedness for borrowed money being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee and (e) with respect to any other obligations, the aggregate outstanding amount thereof.
“Parent” means General Motors Company, a Delaware corporation.
“Participant” has the meaning assigned to such term in Section 10.6(c).
“Participant Register” has the meaning assigned to such term in Section 10.6(c).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patent Security Agreement” means the Patent Security Agreement, dated as of October 27, 2010, among General Motors LLC, GM Global Technology Operations, Inc. and the Collateral Trustee, and any additional Security Document executed and delivered by the Company or any Subsidiary Guarantor and relating to Patents (as therein defined), in each case as amended, supplemented, or otherwise modified from time to time.

509265-1725-08888-13316466 25

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Percentage” means as to any Lender, the applicable Domestic Percentage of such Lender or the applicable Multicurrency Percentage of such Lender. To the extent any Incremental Facility or New Local Facility is established, the “Percentage” of any Lender in respect of such Facility shall be determined on a comparable basis.
“Permitted Additional First Lien Debt” means, prior to any Collateral Release Date, Debt of the Company or any Subsidiary Guarantor that has been designated by the Company as “Permitted Additional First Lien Debt” in accordance with the provisions of the Loan Documents; provided, that, at the time of such designation and after giving effect to the incurrence (assuming for this purpose that the Outstanding Amount thereof, in the case of a revolving facility or line of credit, shall be deemed to be the maximum aggregate principal or face amount of Debt that can be outstanding at any one time under such facility or line, irrespective of when such amount is or may actually be incurred and, for the purpose of this definition, all of which shall be deemed to have been incurred at the time of such designation) and application of proceeds thereof, (x) the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (y) the Outstanding Amount of all Permitted Additional First Lien Debt shall not exceed (a) 33% multiplied by (b) the aggregate Outstanding Amount of (i) all Permitted Additional First Lien Debt, (ii) the Total Commitments (including, for the avoidance of doubt, Incremental Commitments) and (iii) the 3-Year Total Commitments (including, for the avoidance of doubt, any commitments in respect of any incremental facilities thereunder).
“Permitted Asset Sales” means sales or other Dispositions of:
(a)worn out or obsolete assets of the Company or any Subsidiary Guarantor (as determined by such Loan Party) and any other excess or surplus assets or assets no longer required in the business of the Company or any Subsidiary Guarantor (as determined by such Loan Party);

(b)the following assets or property of the Company or any Subsidiary Guarantor (i) in the ordinary course of business, inventory, (ii) accounts receivable (with or without recourse, and including any such receivables sold or financed pursuant to a receivables purchase or finance facility), (iii) cash, cash equivalents and Marketable Securities, and (iv) in the ordinary course of business, other assets;

(c)assets from the Company or any Subsidiary Guarantor to the Company or any Subsidiary thereof;

(d)assets that constitute Excluded Collateral;

(e)other assets that constitute Collateral in a single transaction or a series of related transactions having a Net Book Value less than $500 million; and

(f)other assets that constitute Collateral in a single transaction or a series of related transactions having a Net Book Value equal to or greater than $500 million; provided, that (i) after giving pro forma effect to such sale and the application of proceeds therefrom, the Borrowing Base Coverage Ratio is at least 1.10 to 1.00 and (ii) any portion of the Net Cash Proceeds thereof not reinvested in the business of the Company or any Subsidiary Guarantor by the last day of the calendar month which is the 15th month

509265-1725-08888-13316466 26

following the month in which such Net Cash Proceeds were received (any such portion being referred to as “Surplus Proceeds”) shall be applied, on or before the 10th Business Day of the next succeeding calendar month, to the extent, but only to the extent that Covered Debt is then outstanding, to reduce (whether by payment, repayment, or cash collateralization in a Borrowing Base Collateral Account maintained by the Collateral Trustee) the outstanding amount of Covered Debt, it being expressly understood and agreed that (x) amounts so paid or prepaid may be reborrowed (if otherwise permitted by the terms of the instrument or agreement relating thereto), and (y) amounts so used to cash collateralize outstanding Covered Debt, together with accrued interest thereon, shall be released at any time that the Company so requests if no Default or Event of Default shall have then occurred and be continuing or would result therefrom.

“Permitted First Lien Non-Loan Exposure” means Designated Hedging Obligations, Designated Cash Management Obligations, reimbursement obligations in respect of letters of credit and bank guarantees, guarantees provided by the Company or any Subsidiary Guarantor or a Subsidiary of the Company or any Subsidiary Guarantor (including in respect of borrowed money), lines of credit, ACH and overdraft arrangements, and other obligations of the Company or a Subsidiary Guarantor or a Subsidiary of the Company or any Subsidiary Guarantor to Lenders or their affiliates or to other banks, financial institutions, investment banks or others that, in each case, have been designated by the Company as “Permitted First Lien Non-Loan Exposure” pursuant to the terms of the Collateral Trust Agreement; provided, that (a) after giving pro forma effect to such designation and any application of the proceeds thereof the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (b) the aggregate Outstanding Amount of Permitted First Lien Non-Loan Exposure shall not exceed $2 billion at any time.
“Permitted Holders” means collectively, the United States Department of the Treasury, the UAW Retiree Medical Benefits Trust, Canada GEN Investment Corporation, any former stockholder of Motors Liquidation Company who receives or received a distribution of the Voting Stock of the Parent from Motors Liquidation Company (but only to the extent of the Voting Stock received in connection with such distribution) and any Control Investment Affiliate of any of the foregoing.
“Permitted Liens” means:
(a)    Liens for Taxes, assessments, governmental charges and utility charges, in each case that (i) are not yet delinquent, (ii) are not yet subject to penalties or interest for non-payment, (iii) are due, but the Liens imposed for such Taxes, assessments or charges are unenforceable or (iv) are being contested in good faith by appropriate actions or proceedings, provided, that if and to the extent required by GAAP, adequate reserves with respect thereto are maintained on the books of the relevant Person in conformity with GAAP;

(b)    carriers', warehousemen's, mechanics', materialmen's, repairmen's, supplier's, landlord's or other like Liens imposed by law or arising in the ordinary course of business (including deposits made to obtain the release of such Liens) that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate actions or proceedings;

(c)    Liens securing Hedging Obligations not entered into for speculative purposes;

509265-1725-08888-13316466 27

(d)    statutory, common law or customary Liens (or similar rights) in favor of trustees and escrow agents, and netting and statutory or common law Liens, set-off rights, banker's Liens, Liens arising under Section 4-210 of the UCC and the like in favor of counterparties to financial obligations and instruments;
(e)    permits, licenses, leases or subleases granted to others, encroachments, covenants, use agreements, easements, rights-of-way, reservations of rights, title defects, servitudes, zoning and environmental restrictions, other restrictions and other similar encumbrances and other agreements incurred or entered into in the ordinary course of business or imposed by law that, individually or in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and the Principal Domestic Subsidiaries, taken as a whole;

(f)    Liens arising under leases or subleases of real or personal property that do not, individually or in the aggregate, materially interfere with the ordinary conduct of business of the Company and the Principal Domestic Subsidiaries, taken as a whole;

(g)Liens, pledges or deposits made in the ordinary course of business or imposed by law in connection with workers' compensation, unemployment or other insurance (including self-insurance arrangements) or other types of social security or pension benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), licenses, leases (other than capital lease obligations), statutory or regulatory obligations and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or similar obligations or for the payment of rent, in each case, incurred in the ordinary course of business;

(h)Liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Company or any Principal Domestic Subsidiary in the ordinary course of business or Liens or filings in connection with sales of accounts, payment intangibles, chattel paper or instruments;

(i)purchase money Liens granted by the Company or any Principal Domestic Subsidiary and Liens in respect of Capital Lease Obligations (including the interest of a lessor under any Capital Lease Obligation and purchase money Liens to which any property is subject at the time, on or after the date hereof, of the Company or such Principal Domestic Subsidiary's acquisition thereof including acquisitions through amalgamation, merger or consolidation) limited, in each case, to the property purchased with the proceeds of such purchase money indebtedness or subject to such Capital Lease Obligations, or Liens granted to secure Indebtedness provided or guaranteed by a Governmental Authority to finance research and development, limited to the property purchased or developed with the proceeds of such Indebtedness;

(j)Liens in existence on the Closing Date and listed on Schedule 7.3, provided, that no such Lien is spread to cover any unrelated property acquired by the Company or any Principal Domestic Subsidiary after the Closing Date and that the amount of Indebtedness or other obligations secured thereby is not increased (except as otherwise permitted by this Agreement);

509265-1725-08888-13316466 28

(k)Liens on property or Capital Stock of a Person at the time such Person becomes a Loan Party or a Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Principal Domestic Subsidiary;

(l)Liens on property at the time the Company or any Principal Domestic Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or such Principal Domestic Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Principal Domestic Subsidiary;

(m)any Lien securing the renewal, extension, refinancing, replacing, amending, extending, modifying or refunding of any indebtedness or obligation secured by any Lien permitted by clause (i), (j), (k), (l), (p), (q), or (r) or this clause (m) without any change in the assets subject to such Lien;

(n)any Lien arising out of claims under a judgment rendered, decree or claim filed so long as such judgments, decrees or claims do not constitute an Event of Default;

(o)any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

(p)prior to the Collateral Release Date, Liens created pursuant to the Collateral Trust Agreement and the Trust Security Documents securing Covered Debt and amounts owing to the Collateral Trustee under the Collateral Trust Agreement; provided, that the sum of the Total Commitments (including, for the avoidance of doubt, Incremental Commitments) and the 3-Year Total Commitments (including, for the avoidance of doubt, any commitments under incremental facilities under the 3-Year Revolving Credit Agreement) shall not exceed $13 billion;

(q)prior to the Collateral Release Date, Liens created pursuant to the Collateral Trust Agreement and the Trust Security Documents securing Permitted Second Lien Debt and amounts owing to the Collateral Trustee under the Collateral Trust Agreement;

(r)Liens in favor of lessors pursuant to Sale/Leaseback Transactions to the extent the Disposition of the assets subject to any such Sale/Leaseback Transaction is not prohibited by Section 7.5(b).

(s)Liens securing Indebtedness or other obligations comprising or Guarantee Obligations with respect to (i) letters of credit, bankers' acceptances and similar instruments issued in the ordinary course of business in respect of the financing of insurance premiums, customs, stay, performance, bid, surety or appeal bonds and similar obligations, (ii) completion guaranties, (iii) “take or pay” obligations in supply agreements, (iv) reimbursement obligations regarding workers' compensation claims, (v) indemnification, adjustment of purchase price and similar obligations incurred in connection with (A) the acquisition or disposition of any business or assets or (B) sales contracts, (vi) coverage of long term counterparty risk in respect of insurance companies,

509265-1725-08888-13316466 29

(vi) purchasing and supply agreements, (viii) rental deposits, (ix) judicial appeals and (x) service contracts;

(t)Liens securing Indebtedness or other obligations of a Subsidiary owing to the Parent, the Company or any Principal Domestic Subsidiary;

(u)statutory and other Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Company or any Subsidiary of the Company under Environmental Laws to which any assets of the Company or such Subsidiary are subject;

(v)Liens securing Indebtedness or other obligations incurred in the ordinary course of business in connection with banking, cash management (including Automated Clearinghouse transactions), custody and deposit accounts and operations, netting services, employee credit card programs and similar arrangements and Liens securing indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(w)Liens under industrial revenue, municipal or similar bonds;

(x)servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the properties and assets of the Company or any Principal Domestic Subsidiary consisting of real or personal property;

(y)Liens arising from security interests granted by Persons who are not affiliates of the Company or any Subsidiary in such Person's co-ownership interest in Intellectual Property that such Person co-owns together with the Company or any Subsidiary;

(z)Liens under licensing agreements for use of Intellectual Property or licenses or sublicenses of Intellectual Property, in each case, entered into in the ordinary course of business;

(aa)Liens of sellers of goods to any Loan Party arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business;

(bb)    prior to the Collateral Release Date, Liens whether or not permitted by the foregoing clauses securing Indebtedness and other obligations of the Company or any Subsidiary Guarantor; provided, that the aggregate outstanding amount of all such Indebtedness and other obligations shall not exceed $500 million at any time; and

(cc)    so long as no Event of Default shall have occurred and be continuing, Liens in favor of any finance party granted by the Company or a Subsidiary Guarantor on company cars and receivables (and other Collateral evidencing, securing, or relating to such company cars or receivables including Supporting Obligations and Letter-of-Credit Rights, in each case as such terms are defined in the UCC) pursuant to any securitization thereof (excluding, for the avoidance of doubt, letter of credit transactions) not prohibited by the Loan Documents that do not have customary bankruptcy remote limited recourse

509265-1725-08888-13316466 30

provisions; provided, that such Liens shall be subject to an intercreditor agreement between the finance party or parties (or a trustee or an agent therefor) and the Collateral Trustee that is reasonably satisfactory to the Administrative Agent.

“Permitted Second Lien Debt” means Indebtedness of the Company or any Subsidiary Guarantor that (a) is subject to the Collateral Trust Agreement and (b) constitutes “Second Priority Secured Obligations” under (and as defined in) the Collateral Trust Agreement; provided, that the aggregate Outstanding Amount of Permitted Second Lien Debt that constitutes Debt and has a final maturity date which is prior to the fifth anniversary of the Closing Date shall not exceed $3 billion at any time.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan” means, at a particular time, an employee pension benefit plan covered by Title IV of ERISA or Section 412 of the Code or Section 303 of ERISA, but excluding any Multiemployer Plan, (a) which is sponsored, established, contributed to or maintained by the Company or any ERISA Affiliate, (b) for which the Company or any ERISA Affiliate could have any liability, whether actual or contingent (whether pursuant to Section 4069 of ERISA or otherwise) or (c) for which the Company or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pledge Threshold” means with respect to a direct, “first-tier” Domestic Subsidiary of the Company or any Subsidiary Guarantor, or a direct, “first-tier” Foreign Subsidiary of the Company or any Subsidiary Guarantor, that such Subsidiary, as of the last day of any fiscal quarter of the Parent, had Consolidated Total Assets of at least $250 million (or the Dollar Equivalent thereof in any other currency).
“Post-Closing Deliverables” has the meaning assigned to such term in Section 6.6.
“Pounds Sterling” and “£” means the lawful currency of the United Kingdom.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to borrowers).
“Principal Domestic Subsidiary” means (a) prior to the Collateral Release Date or during any Reinstated Guarantee Period, each Subsidiary Guarantor and (b) at any other time from and after the Collateral Release Date, (i) each Initial Subsidiary Guarantor that is a Domestic Subsidiary and is not a Foreign Subsidiary Holding Company and (ii) each Domestic Subsidiary of the Company, other than an Excluded Subsidiary, that (A) has Consolidated Total Assets with a Net Book Value in excess of $500 million as of the most recent audited annual financial statements delivered pursuant to Section 6.1, (B) at least 80% or more of the Capital Stock or Voting Stock of such Domestic Subsidiary is owned, directly or indirectly, by the Company and (C) none of the Capital Stock of such Domestic Subsidiary is publicly held.
“Principal Trade Names” means GM, GMC, Chevrolet, Cadillac, and Buick and any variation thereof.

509265-1725-08888-13316466 31

“Quotation Date” means, in relation to any period for which the Eurocurrency Base Rate is to be determined hereunder, the Business Day on which quotations would ordinarily be given by prime banks in the London interbank market (or, if the Currency in relation to which such rate is determined is Euro, the European interbank market) for deposits in the Currency in relation to which such rate is to be determined for delivery on the first day of that period; provided, that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.
“Real Estate Deliverables” has the meaning assigned to such term in Schedule 1.1B.
“Receiving Party” has the meaning assigned to such term in Section 10.16.
“Reference Banks” means, in relation to the Mandatory Cost, the principal London offices of JPMorgan Chase Bank, N.A., Citibank, N.A. and Bank of America, N.A. or such other banks as may be appointed by the Administrative Agent with the consent of the Company (such consent not to be unreasonably withheld).
“Refunded Swingline Loans” has the meaning assigned to such term in Section 2.6(b).
“Register” has the meaning assigned to such term in Section 10.6(b)(iv).
“Regulation D” means Regulation D of the Board as in effect from time to time.
“Regulation T” means Regulation T of the Board as in effect from time to time.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Regulation X” means Regulation X of the Board as in effect from time to time.
“Reimbursement Date” has the meaning assigned to such term in Section 3.5.
“Reimbursement Obligation” means the obligation of the Company or the Applicable Account Party to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Reinstated Guarantee Period” means a period from and including the 30th day after any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.
“Reinstated Guarantee Requirement Period” means a period from and including any Guarantee Reinstatement Date to but excluding the following Guarantee Release Date, if any.
“Required Lenders” means, at any time, the holders of more than 50% of the aggregate amount of the Total Commitments (or, at any time after the Commitments shall have expired or terminated, the holders of more than 50% of the Total Extensions of Credit).
“Requirements of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

509265-1725-08888-13316466 32

“Responsible Officer” means the chief executive officer, president, chief accounting officer, chief financial officer, controller, assistant controller, treasurer or assistant treasurer of the Company.
“Restricted Collateral” means, collectively, (a) the Capital Stock of the Persons listed on Schedule 1.1C, (b) any asset or property, (i) to the extent that the assignment for collateral security purposes, pledge or grant of a Lien with respect thereto is prohibited by any applicable requirement of law or by any Governmental Authority, or (ii) to the extent that the assignment for collateral security purposes, pledge or grant of a Lien with respect thereto is prohibited by, constitutes a default or breach of, or results in the termination of the terms of any contract, agreement, instrument, or indenture relating to such asset or property, in each case, to the extent such law, prohibition or applicable provision is not rendered ineffective or unenforceable under other applicable law, and (c) any other asset or property of the Company or any Subsidiary Guarantor that, but for a requirement to obtain a third party consent (to the extent that such requirement is not rendered ineffective or unenforceable under other applicable law) in order to assign for collateral security purposes, pledge or grant a Lien with respect to such asset or property as collateral, would constitute “Collateral”, in each case only to the extent that, and for so long as, a third party consent that has not been obtained is required in order to pledge such asset or property as collateral, it being understood and agreed that no Loan Party shall have any obligation to solicit or obtain any such third party consent under any circumstances whatsoever.
“Restricted Payments” has the meaning assigned to such term in Section 7.6.
“S&P” means Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and its successors.
“Sale/Leaseback Transaction” means any arrangement with any Person providing for the leasing by any Loan Party of real or personal property that has been or is to be sold or transferred by the applicable Loan Party to such Person, including any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the applicable Loan Party.
“SEC” means the Securities and Exchange Commission, and any analogous Governmental Authority.
“Second Quarter 2012 10-Q” has the meaning assigned to such term in Section 4.1.
“Secured Obligations” has the meaning assigned to such term in the Collateral Trust Agreement.
“Secured Parties” has the meaning assigned to such term in the Collateral Trust Agreement.
“Security Agreement” means the Security Agreement, dated as of October 27, 2010, among the Company and each Initial Subsidiary Guarantor party thereto.
“Security Agreement Joinder Agreement” means each joinder agreement to the Security Agreement to be executed and delivered pursuant to the Security Agreement.
“Security Documents” means the collective reference to the Security Agreement, each Security Agreement Joinder Agreement, the Mortgages, each Patent Security Agreement, each Trademark Security Agreement and all other security documents hereafter delivered to the Collateral Trustee granting a Lien on any property of any Person to secure the Secured Obligations.

509265-1725-08888-13316466 33

“Subject Material Indebtedness” means, at any time, Material Indebtedness of the Company or any Subsidiary Guarantor that (a) constitutes Permitted Additional First Lien Debt or Permitted Second Lien Debt and (b) contains or has the benefit of a financial covenant or borrowing base covenant that is not at the time of determination included in this Agreement in substantially the same form or that contains more restrictive covenant “levels”.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity have or shall have the right to have voting power by reason of the happening of any contingency) is at the time directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Borrower” means any Subsidiary that becomes a party hereto pursuant to Section 10.1(d) until such time as such Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(d).
“Subsidiary Guarantor” means prior to the Collateral Release Date and during any Reinstated Guarantee Period, each Initial Subsidiary Guarantor, each Additional Subsidiary Guarantor, each Other Subsidiary Guarantor and (during any Reinstated Guarantee Period) each Domestic Subsidiary that was a Principal Domestic Subsidiary on the applicable Guarantee Reinstatement Date; provided, however, that the term “Subsidiary Guarantor” shall not include any such Person from and after the date such Person ceases to be a party to the Guarantee in accordance of the terms thereof until the date such Person becomes or is required to become a party to the Guarantee.
“Surplus Proceeds” has the meaning assigned to such term in clause (f) of the definition of “Permitted Asset Sales”.
“Swingline Commitment” means, as to any Lender, the obligation of such Lender (or its Applicable Lending Office) to make Swingline Loans pursuant to Section 2.5 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading “Swingline Commitment” opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to Section 2.7.
“Swingline Exposure” means, at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Domestic Lender at any time shall be its Domestic Percentage of the total Swingline Exposure at such time.
“Swingline Lender” means each Lender that has a Swingline Commitment, in its capacity as the lender of Swingline Loans.
“Swingline Loans has the meaning assigned to such term in Section 2.5(a).
“Swingline Participation Amount has the meaning assigned to such term in Section 2.6(c).
“Swingline Sublimit” means $1 billion.

509265-1725-08888-13316466 34

“Syndication Agent” has the meaning assigned to such term in the preamble hereto.
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.
“Taxes” means any taxes, charges or assessments, including but not limited to income, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments.
“Termination Date” means, as to any Lender under any Facility, initially, the fifth anniversary of the Closing Date, as such date for such Lender under such Facility may be extended from time to time pursuant to Section 2.28.
“Total Available Commitments” means, at any time, an amount equal to the excess, if any, of (a) the Total Commitments then in effect, over (b) the Total Extensions of Credit then outstanding.
“Total Available Domestic Commitments” means, at any time, an amount equal to the excess, if any, of (a) the Total Domestic Commitments then in effect, over (b) the Total Domestic Extensions of Credit then outstanding.
“Total Available Multicurrency Commitments” means, at any time, an amount equal to the excess, if any, of (a) the Total Multicurrency Commitments then in effect, over (b) the Total Multicurrency Extensions of Credit then outstanding.
“Total Commitments” means, at any time, the aggregate amount of the Commitments then in effect. The original amount of the Total Commitments is $5.5 billion.
“Total Domestic Commitment” means, at any time, the aggregate amount of the Domestic Commitments then in effect. The original amount of the Total Domestic Commitment is $292.5 million.
“Total Domestic Extensions of Credit” means, at any time, the aggregate Outstanding Amount of (a) the Domestic Extensions of Credit of the Domestic Lenders at such time plus (b) Domestic Competitive Loans at such time.
“Total Extensions of Credit” means, at any time, the aggregate Outstanding Amount of (a) the Extensions of Credit of the Lenders at such time plus (b) Competitive Loans at such time.
“Total Multicurrency Commitment” means, at any time, the aggregate amount of the Multicurrency Commitments then in effect. The original amount of the Total Multicurrency Commitment is $5.2075 billion.
“Total Multicurrency Extensions of Credit” means, at any time, the aggregate Outstanding Amount of (a) the Multicurrency Extensions of Credit of the Multicurrency Lenders at such time plus (b) the Dollar Equivalent of the Multicurrency Competitive Loans at such time.
“Trademark Security Agreement” means the Trademark Security Agreement, dated as of October 27, 2010, among General Motors LLC, OnStar, LLC and the Collateral Trustee and any additional Security Document executed and delivered by the Company or any Subsidiary Guarantor and relating to Trademarks (as therein defined), in each case as amended, supplemented, or otherwise modified from time to time.

509265-1725-08888-13316466 35

“Transferee” means any Assignee or Participant.
“Trust Security Document” has the meaning assigned to such term in the Collateral Trust Agreement.
“Type” means (a) as to any Loan (other than a Competitive Loan or a Swingline Loan), its nature as an ABR Loan or a Eurocurrency Loan, (b) as to any Competitive Loan, its nature as a Eurocurrency Competitive Loan or a Fixed Rate Loan and (c) as to any Swingline Loan, its nature as a Money Market Rate Loan or an ABR Loan.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“United States” means the United States of America and its territories and possessions.
“Unrestricted Payment Period” has the meaning assigned to such term in Section 7.6.
“Unconsolidated Subsidiary” means a subsidiary of the Parent or other Person whose financial results are not, in accordance with GAAP, included in the consolidated financial statements of the Parent.
“USA Patriot Act” has the meaning assigned to such term in Section 10.18.
“Voting Stock” means, with respect to any Person, such Person's Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

1.2 Other Definitional Provisions.

(a)As used in this Agreement, the terms listed in Schedule 1.1B shall have the respective meanings set forth in such Schedule 1.1B. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to

509265-1725-08888-13316466 36

mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, (vi) references to any Person shall include its successors and permitted assigns, (vii) references to any law, treaty, statute, rule or regulation shall (unless otherwise specified) be construed as including all statutory provisions, regulatory provisions, rulings, opinions, determinations or other provisions consolidating, amending, replacing, supplementing or interpreting such law, treaty, statute, rule or regulation and (viii) unless otherwise specified, references to fiscal periods shall be deemed to be references to fiscal periods of the Parent.

(c)The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement (or the Schedules and Exhibits hereto), and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3 Conversion of Foreign Currencies.

(a)Except as otherwise expressly set forth on Schedule 1.1B, the Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error using the procedure set forth in the definition of “Dollar Equivalent” and Section 1.3(b). The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent.

(b)For purposes of determining compliance with Section 7.3 or 7.4, with respect to any amount of any Indebtedness that is denominated in a currency other than Dollars, the Dollar Equivalent thereof shall be determined based on the Exchange Rate in effect at the time such Indebtedness was incurred unless the specific restriction or covenant provides a different method or time for valuation. For purposes of Section 3.1, the Dollar Equivalent of an outstanding Letter of Credit shall be determined on its issuance date and thereafter on the last day of each subsequent Fee Payment Period.

(c)The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

1.4 Other Interpretive Provisions; Amendments on the Collateral Release Date.

(a)If a Lien on Collateral satisfies the requirements of two or more clauses of the definition of Permitted Lien, the Company may, at any time and from time to time designate or redesignate such Lien as a Permitted Lien in any of such clauses and the Company need not classify such Lien solely by reference to one such clause. If a Permitted Asset Sale satisfies the requirements of two or more clauses (a) through (f) of the definition thereof, the Company may, at any time and from time to time

509265-1725-08888-13316466 37

designate or redesignate such Permitted Asset Sale as a Permitted Asset Sale in any of such clauses and the Company need not classify such Permitted Asset Sale solely by reference to one such clause. If a Restricted Payment satisfies the requirements of two or more clauses (a) through (k) of Section 7.6, the Company may, at any time and from time to time designate or redesignate such Restricted Payment as a permitted Restricted Payment in any of such clauses and the Company need not classify such permitted Restricted Payment solely by reference to one such clause. When calculating the amount of any obligation or liability for purposes of determining any component of the Borrowing Base or of eligibility for inclusion therein, if such obligation or liability is not an obligation or liability with a fixed or readily determinable amount, such amount shall be estimated by the Company to be the reasonably anticipated liability in respect thereof, in each case consistent with GAAP.

(b)It is understood and agreed that from and after the Collateral Release Date, the Collateral Trust Agreement and the Security Documents shall cease to be Loan Documents and shall cease to be applicable under or for purposes of this Agreement or any other Loan Document. Without intending to derogate from the foregoing, Sections 2.1(a)(ii), 2.3(a)(ii), 2.12(a), 2.12(b), 2.12(c), 2.18(f) (solely with respect to the first sentence thereof), 2.27(a)(y), 3.1(a)(i)(C), 4.14, 4.15, 5.2(c), 6.2(b), 6.2(c), 6.7(a), 6.8, 7.1, 7.3, 7.4(a), 7.5(b), 7.6, 8(e), 8(i), and 10.1(a)(G) and any definitions used solely in such sections shall cease to be applicable and this Agreement shall be deemed amended automatically on the Collateral Release Date by deleting the text of such Sections or definitions in their entirety and substituting for the text of each such Section or definition “[intentionally omitted]”.

SECTION 2 AMOUNT AND TERMS OF COMMITMENTS

2.1 Domestic Commitments.

(a)Subject to the terms and conditions hereof, each Domestic Lender severally agrees to make revolving loans (“Domestic Loans”) in Dollars to the Company or any Domestic Subsidiary Borrower from time to time during the Commitment Period of such Domestic Lender; provided, that, after giving effect to such borrowing and the use of proceeds thereof, (i) such Lender's Domestic Extensions of Credit do not exceed the amount of such Lender's Domestic Commitments, (ii) prior to the Collateral Release Date, the Dollar Equivalent of the Outstanding Amount of Covered Debt shall not exceed the Borrowing Base at such time, (iii) the Total Domestic Extensions of Credit shall not exceed the Total Domestic Commitments then in effect and (iv) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. During the Commitment Period of the applicable Domestic Lenders for the Domestic Facility, the Company and any Domestic Subsidiary Borrower may use the Domestic Commitments by borrowing, prepaying the Domestic Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Domestic Loans may from time to time be Eurocurrency Loans, ABR Loans or any combination of the foregoing, as determined by the Company or the relevant Domestic Subsidiary Borrower and notified to the Administrative Agent in accordance with Section 2.2 and 2.13.

(b)The Company and, to the extent of its borrowings, any relevant Domestic Subsidiary Borrower shall repay all outstanding Domestic Loans of a Lender on the Termination Date for such Lender under the Domestic Facility.

2.2 Procedure for Domestic Loan Borrowing. The Company and any Domestic Subsidiary Borrower may borrow under the Domestic Commitments during the applicable Commitment Period on any Business Day, provided, that, except in the case of a deemed request for an ABR Loan on the Reimbursement Date of a Reimbursement Obligation as contemplated by Section 3.5, the Company or the

509265-1725-08888-13316466 38

relevant Domestic Subsidiary Borrower shall give the Administrative Agent a written Borrowing Request (or telephonic notice promptly confirmed with a written Borrowing Request) prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 12:00 Noon, New York City time, on the date of the proposed borrowing, in the case of ABR Loans, specifying (i) the amount and Type of Domestic Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the respective lengths of the initial Interest Period(s) therefor. If no election as to the Type of a Domestic Loan is specified in any such notice, then the requested borrowing shall be an ABR Loan. If no Interest Period with respect to a Eurocurrency Loan is specified in any such notice, then the Company or the relevant Domestic Subsidiary Borrower shall be deemed to have selected an Interest Period of one month's duration. Except as otherwise contemplated by Section 3.5, each borrowing under the Domestic Commitments shall be in an amount equal to $50 million (or, if the Total Available Domestic Commitments at such time are less than $50 million, such lesser amount) or a whole multiple of $10 million in excess thereof; provided, that any Swingline Lender holding Swingline Loans may request, on behalf of the Company or the applicable Domestic Subsidiary Borrower, borrowings under the Domestic Commitments that are ABR Loans in other amounts pursuant to Section 2.6. Upon receipt of any such notice (or, as provided in Section 3.5, deemed notice) from the Company or the relevant Domestic Subsidiary Borrower, the Administrative Agent shall promptly notify each Domestic Lender thereof. Each Domestic Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Company or the relevant Domestic Subsidiary Borrower at the Funding Office prior to 1:00 P.M. (or, in the case of an ABR Loan requested on the proposed Borrowing Date, 3:00 P.M.), New York City time, on the Borrowing Date requested (or deemed requested) by the Company or the relevant Domestic Subsidiary Borrower in funds immediately available to the Administrative Agent. Subject to Section 3.5 or 2.6 (where the proceeds of such borrowing shall be applied to repay the related Reimbursement Obligation or Swingline Loan, as applicable), such borrowing will then be made available to the Company or the relevant Domestic Subsidiary Borrower by the Administrative Agent crediting the account of the Company or the relevant Domestic Subsidiary Borrower on the books of such office or such other account as the Company or the relevant Domestic Subsidiary Borrower may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Domestic Lenders and in like funds as received by the Administrative Agent.

2.3 Multicurrency Commitments.

(a)Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees to make (or cause its Applicable Lending Office to make) revolving loans (“Multicurrency Loans”) in Dollars or any Optional Currency to the Company or any Foreign Subsidiary Borrower from time to time during the Commitment Period of such Multicurrency Lender; provided, that, after giving effect to such borrowing and the use of proceeds thereof,(i) such Lender's Multicurrency Extensions of Credit do not exceed the amount of such Lender's Multicurrency Commitments, (ii) prior to the Collateral Release Date, the Dollar Equivalent of the Outstanding Amount of Covered Debt shall not exceed the Borrowing Base at such time, (iii) the Total Multicurrency Extensions of Credit shall not exceed the Total Multicurrency Commitments then in effect and (iv) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. During the Commitment Period of the applicable Multicurrency Lenders for the Multicurrency Facility, the Company and any relevant Subsidiary Borrower may use the Multicurrency Commitments by borrowing, prepaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Multicurrency Loans shall be Eurocurrency Loans or (if made to the Company and denominated in Dollars) ABR Loans, in each case, as notified to the Administrative Agent in accordance with Section 2.4 and 2.13.

509265-1725-08888-13316466 39

(b)The Company and, to the extent of its borrowings, any relevant Subsidiary Borrower shall repay all outstanding Multicurrency Loans of a Lender on the Termination Date for such Lender under the Multicurrency Facility.

2.4 Procedure for Multicurrency Loan Borrowing. The Company and any relevant Subsidiary Borrower may borrow under the Multicurrency Commitments during the applicable Commitment Period on any Business Day, provided, that the Company or the relevant Subsidiary Borrower shall deliver to the Administrative Agent (x) in the case of any Multicurrency Loan denominated in Dollars, a written Borrowing Request (or telephonic notice promptly confirmed in a written Borrowing Request) prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 12:00 Noon, New York City time, on the date of the proposed borrowing, in the case of ABR Loans requested by the Company and (y) in the case of any Multicurrency Loan denominated in an Optional Currency, a written Borrowing Request prior to 12:00 Noon, London time, three Business Days prior to the requested Borrowing Date, in each case, specifying (a) the amount, Type and Currency of Multicurrency Loans to be borrowed, (b) the requested Borrowing Date and (c) the respective lengths of the initial Interest Period(s) therefor, if applicable. If no election as to the Type of a Multicurrency Loan denominated in Dollars and requested by the Company is specified in any such notice, then the requested borrowing shall be an ABR Loan. If no Interest Period with respect to any Eurocurrency Loan is specified in any such notice, then the Company or the relevant Subsidiary Borrower shall be deemed to have selected an Interest Period of one month's duration. Each borrowing under the Multicurrency Commitments shall be in an amount that is an integral multiple of $10 million of the relevant Currency and no less than an amount which is equal to the Dollar Equivalent of $50 million (or, if the Total Available Multicurrency Commitments are less than $50 million at such time, such lesser amount). Upon receipt of any such notice from the Company or the relevant Subsidiary Borrower, the Administrative Agent shall promptly notify each Multicurrency Lender holding Multicurrency Commitments of such notice. Each Multicurrency Lender holding Multicurrency Commitments will make (or cause its Applicable Lending Office to make) the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company or the relevant Subsidiary Borrower at the Funding Office prior to (x) in the case of any Multicurrency Loan denominated in Dollars, 1:00 P.M. (or, in the case of an ABR Loan requested on the proposed Borrowing Date, 3:00 P.M.), New York City time, on the Borrowing Date requested by the Company or the relevant Subsidiary Borrower and (y) in the case of any Multicurrency Loan denominated in an Optional Currency, 2:00 P.M., London time, on the Borrowing Date requested by the Company or such Subsidiary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company or the relevant Subsidiary Borrower by the Administrative Agent crediting the account of the Company or the relevant Subsidiary Borrower on the books of such office or such other account as the Company or relevant Subsidiary Borrower may specify to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the applicable Multicurrency Lenders and in like funds as received by the Administrative Agent.

2.5 Swingline Commitment. (a) Subject to the terms and conditions hereof, each Swingline Lender agrees to make a portion of the Domestic Facility otherwise available to the Company and any Domestic Subsidiary Borrower under the Domestic Commitments from time to time during the applicable Commitment Period by making swing line loans (“Swingline Loans”) in Dollars to the Company and any Domestic Subsidiary Borrower; provided, that (a) the aggregate principal amount of Swingline Loans made by such Swingline Lender outstanding at any time shall not exceed the Swingline Commitment of such Swingline Lender then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with any Swingline Lender's other outstanding Domestic Loans, may exceed such Lender's Swingline Commitment then in effect), (b) the Company or the relevant

509265-1725-08888-13316466 40

Subsidiary Borrower shall not request any Swingline Loan if, after giving effect to the making of such Swingline Loan and the use of proceeds thereof, the Total Available Domestic Commitments would be less than zero and (c) after giving effect to such borrowing and the use of proceeds thereof, (i) prior to the Collateral Release Date, the Dollar Equivalent of the Outstanding Amount of Covered Debt shall not exceed the Borrowing Base at such time, (ii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect and (iii) the Outstanding Amount of all Swingline Loans shall not exceed the Swingline Sublimit. During the Commitment Period of the applicable Swingline Lenders for the Domestic Facility, the Company and any Domestic Subsidiary Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

(b)The Swingline Loans may from time to time be (i) ABR Loans, (ii) Money Market Rate Loans or (iii) a combination thereof, as determined by the Company and notified to and, in the case of any Money Market Rate Loan, consented to by the relevant Swingline Lender in accordance herewith.

(c)The Company or, to the extent of its borrowings, any relevant Subsidiary Borrower shall repay to the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan advanced by such Swingline Lender on the earliest of (i) the date that is ten Business Days after the date of such advance, (ii) the applicable Termination Date then in effect for the applicable Domestic Lenders with respect to the Domestic Facility and (iii) the Interest Payment Date with respect thereto.

2.6 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a)Whenever the Company or any Domestic Subsidiary Borrower desires that a Swingline Lender make Swingline Loans it shall give such Swingline Lender telephonic notice confirmed promptly in a written Borrowing Request (which telephonic notice must be received by such Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount and Type of Swingline Loan to be borrowed, (ii) with respect to any Money Market Rate Loan, the length of the Interest Period therefor and (iii) the requested Borrowing Date (which shall be a Business Day during the applicable Commitment Period). Prior to any such notice, the Company or the relevant Subsidiary Borrower may request a quote from the relevant Swingline Lender as to the Money Market Rate that would apply to such Swingline Loan if it were to be a Money Market Rate Loan for the Interest Period specified by the Company or such Subsidiary Borrower, and such Swingline Lender shall promptly notify the Company or the relevant Subsidiary Borrower whether it is willing to make a Money Market Rate Loan and, if applicable, provide such a quote for such Interest Period. If the Company or such Subsidiary Borrower accepts such rate, such Swingline Loan shall be a Money Market Rate Loan for such Interest Period bearing interest at such rate. The relevant Swingline Lender shall promptly confirm such quote with respect to the Money Market Rate Loan to be made in writing. Each borrowing under the Swingline Commitment shall be in an amount equal to $25 million or a whole multiple of $1 million in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, such Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by such Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Company or relevant Subsidiary Borrower on such Borrowing Date by depositing such proceeds in the account of the Company or relevant Subsidiary Borrower with the Administrative Agent or such other account as the Company or the relevant Subsidiary Borrower may specify to the Administrative Agent in writing on such Borrowing Date in immediately available funds. Such Swingline Lender shall not make any Swingline Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent that one or more of the

509265-1725-08888-13316466 41

conditions precedent contained in Section 5.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Administrative Agent shall immediately notify the Swingline Lender upon becoming aware that such conditions in Section 5.2 are thereafter satisfied. Such Swingline Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.2 have been satisfied in connection with the making of any Swingline Loan. Notwithstanding the foregoing, the Company and any Swingline Lender may at any time and from time to time enter into agreements which provide for procedures for soliciting, extending and funding Swingline Loans to the Company or any Subsidiary Borrower which differ from those specified herein.

(b)Each Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Company or relevant Subsidiary Borrower (each of which hereby irrevocably directs each Swingline Lender to act on its behalf), on one Business Day's notice given by such Swingline Lender to the Administrative Agent no later than 12:00 Noon, New York City time, request each Domestic Lender to make, and each Domestic Lender hereby agrees to make, a Domestic Loan which shall be an ABR Loan, in an amount equal to such Domestic Lender's Domestic Percentage of the aggregate amount of the Swingline Loans advanced by such Swingline Lender (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay such Swingline Lender. Each Domestic Lender shall make the amount of such Domestic Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Domestic Loans shall be immediately made available by the Administrative Agent to the relevant Swingline Lender for application by such Swingline Lender to the repayment of the Refunded Swingline Loans.

(c)If prior to the time a Domestic Loan would have otherwise been made pursuant to Section 2.6(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to any Material Loan Party or if for any other reason, as determined by a Swingline Lender in its sole discretion, Domestic Loans may not be made as contemplated by Section 2.6(b), each Domestic Lender shall, on the date such Domestic Loan was to have been made pursuant to the notice referred to in Section 2.6(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Administrative Agent for distribution to the relevant Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender's Domestic Percentage times (ii) the aggregate principal amount of Swingline Loans advanced by such Swingline Lender(s) then outstanding that were to have been repaid with such Domestic Loans, and any Swingline Loans that are Money Market Rate Loans shall be automatically converted to ABR Loans on such date.

(d)Whenever, at any time after a Swingline Lender has received from any Domestic Lender such Lender's Swingline Participation Amount, such Swingline Lender receives any payment on account of the applicable Swingline Loans, such Swingline Lender will pay to the Administrative Agent for distribution to such Domestic Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Domestic Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans advanced by such Swingline Lender(s) then due); provided, however, that in the event that such payment received by a Swingline Lender is required to be returned, such Domestic Lender will return to the Administrative Agent for distribution to such Swingline Lender any portion thereof previously distributed to it.

(e)Each Domestic Lender's obligation to make the Loans referred to in Section 2.6(b) and to purchase participating interests pursuant to Section 2.6(c) shall be absolute and unconditional and

509265-1725-08888-13316466 42

shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Domestic Lender or the Company or any Subsidiary Borrower may have against the Swingline Lender, the Company or any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5.2, (iii) any adverse change in the condition (financial or otherwise) of the Company or any Subsidiary Borrower, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.7 New or Successor Swingline Lender; Swingline Commitments. The Company may (a) terminate the Swingline Commitment of any Swingline Lender for any reason upon not less than three Business Days prior written notice to the Administrative Agent and such Swingline Lender, (b) add additional Swingline Lenders (with the consent of such Lenders) and (c) increase (with the consent of such Lender) or decrease the Swingline Commitment of any existing Swingline Lender at any time upon notice to the Administrative Agent in accordance with the provisions of this Section 2.7. If the Company shall decide to add a new Swingline Lender under this Agreement, then the Company may appoint from among the Domestic Lenders a new Swingline Lender, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), whereupon such Lender shall become a Swingline Lender under this Agreement and the other Loan Documents with the rights, powers and duties of a Swingline Lender hereunder. Upon the termination of the Swingline Commitments of a Swingline Lender, the Company shall pay to the terminated Swingline Lender all principal and accrued interest on outstanding Swingline Loans owing to such terminated Swingline Lender. The acceptance of any appointment as a Swingline Lender hereunder in accordance with this Agreement or the increase of the Swingline Commitment of any existing Swingline Lender, shall be evidenced by an agreement entered into by such Swingline Lender in a form reasonably satisfactory to the Company, such Swingline Lender and the Administrative Agent and, from and after the effective date of such agreement, such new or successor lender of Swingline Loans shall become a “Swingline Lender” hereunder or such increased Swingline Commitment shall become effective. The Administrative Agent shall promptly notify the Domestic Lenders of the effectiveness of any addition of a Swingline Lender, or any increased Swingline Commitment pursuant to this Section 2.7.

2.8 Competitive Bid Procedure. (a)     (i) Subject to the terms and conditions set forth herein, from time to time during the Commitment Period in respect of Domestic Commitments, the Company or any Domestic Subsidiary Borrower may request Competitive Bids under the Domestic Facility and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans in Dollars; provided that, after giving effect to such borrowing and the use of proceeds thereof, (i) prior to the Collateral Release Date, the Dollar Equivalent of the Outstanding Amount of Covered Debt shall not exceed the Borrowing Base at such time, (ii) the Total Domestic Extensions of Credit shall not exceed the Total Domestic Commitments then in effect and (iii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. To request Competitive Bids under the Domestic Facility, the Company or the relevant Domestic Subsidiary Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) by delivery of a Competitive Bid Request not later than 12:00 Noon New York City time (A) four Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Competitive Loans, or (B) one Business Day prior to the requested Borrowing Date, in the case of Fixed Rate Loans. Each such Competitive Bid Request shall specify (1) that it is a request for Competitive Loans under the Domestic Facility, (2) the amount (which shall be a minimum of $50 million) and Type of the requested Competitive Loans, (3) the requested Borrowing Date and (4) the requested Interest Period applicable thereto; provided, that the Company or the relevant Domestic Subsidiary Borrower may request offers to make Competitive Loans under the Domestic Facility for more

509265-1725-08888-13316466 43

than one Interest Period or for multiple Types of Competitive Loans under the Domestic Facility in a single Competitive Bid Request.

(ii)    Subject to the terms and conditions set forth herein, from time to time during the Commitment Period in respect of Multicurrency Commitments, the Company or any relevant Subsidiary Borrower may request Competitive Bids under the Multicurrency Facility and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans in Dollars or any Optional Currency; provided that, after giving effect to such borrowing and the use of proceeds thereof, (i) prior to the Collateral Release Date, the Dollar Equivalent of the Outstanding Amount of Covered Debt shall not exceed the Borrowing Base at such time, (ii) the Total Multicurrency Extensions of Credit shall not exceed the Total Multicurrency Commitments then in effect and (iii) the Total Extensions of Credit shall not exceed the Total Commitments then in effect. To request Competitive Bids under the Multicurrency Facility, the Company or the relevant Subsidiary Borrower shall give the Administrative Agent written notice by delivery of a Competitive Bid Request not later than 12:00 Noon London time (A) four Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Competitive Loans, or (B) one Business Day prior to the requested Borrowing Date, in the case of Fixed Rate Loans. Each such Competitive Bid Request shall specify (1) that it is a request for Competitive Loans under the Multicurrency Facility, (2) the requested Currency, (3) the amount (which shall be a minimum of $50 million or the Dollar Equivalent in any Optional Currency) and Type of the requested Competitive Loans, (4) the requested Borrowing Date and (5) the requested Interest Period applicable thereto; provided, that the Company or the relevant Subsidiary Borrower may request offers to make Competitive Loans under the Multicurrency Facility for more than one Interest Period or for multiple Types of Competitive Loans under the Multicurrency Facility in a single Competitive Bid Request.
(b)Promptly following receipt of a Competitive Bid Request conforming to the requirements of this Section (but, in any event, no later than (x) with respect to any such request under the Domestic Facility, 3:00 P.M. New York City time and (y) with respect to any such request under the Multicurrency Facility, 3:00 P.M., London time, in each case, on the date of receipt thereof), the Administrative Agent shall notify the Lenders under the applicable Facility of the details thereof, inviting such Lenders to submit Competitive Bids.

(c)Each Lender under the applicable Facility (or any Applicable Lending Office of such Lender) may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in the form of Exhibit D and must be received by the Administrative Agent at its office specified in Section 10.2 not later than (x) with respect to any such Competitive Bid made under the Domestic Facility, 9:30 A.M., New York City time, three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, or 9:30 A.M., New York City time, on the proposed Borrowing Date, in the case of Fixed Rate Loans and (y) with respect to any such Competitive Bid made under the Multicurrency Facility, 9:30 A.M., London time, three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, or 9:30 A.M., London time, one Business Day before the proposed Borrowing Date, in the case of Fixed Rate Loans. Competitive Bids that do not conform substantially to Exhibit D may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable if such bid is rejected. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5 million or the Dollar Equivalent in any Optional Currency and which may equal the entire principal amount of the Competitive Loans requested by the Company or the relevant Subsidiary Borrower in the applicable Currency) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate

509265-1725-08888-13316466 44

per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof. A Competitive Bid may set forth up to five separate offers by a quoting Lender with respect to each Interest Period specified in a Competitive Bid Request. A Competitive Bid submitted pursuant to this paragraph (c) shall be irrevocable.

(d)The Administrative Agent shall promptly (and, in any event, by no later than (x) with respect to any such requested Domestic Competitive Loan, 10:00 A.M., New York City time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) on the proposed Borrowing Date, in the case of Fixed Rate Loans and (y) with respect to any such requested Multicurrency Competitive Loan, 10:30 A.M., London time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) one Business Day before the proposed Borrowing Date, in the case of Fixed Rate Loans) notify the Company or the relevant Subsidiary Borrower of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid and, as soon as practical thereafter, shall provide the Company with a copy of all Competitive Bids (including rejected bids).

(e)Subject only to the provisions of this paragraph, the Company or the relevant Subsidiary Borrower may accept or reject any Competitive Bid. The Company or the relevant Subsidiary Borrower shall notify the Administrative Agent by telephone, promptly confirmed in writing by delivery of a Competitive Bid Accept/Reject Letter to the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid not later than (x) with respect to any requested Domestic Competitive Loan, 10:30 A.M., New York City time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) on the proposed Borrowing Date, in the case of Fixed Rate Loans and (y) with respect to any requested Multicurrency Competitive Loan, 11:30 A.M., London time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) one Business Day before the proposed Borrowing Date, in the case of Fixed Rate Loans; provided, that (A) the failure of the Company or the relevant Subsidiary Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (B) the Company or the relevant Subsidiary Borrower shall not accept a Competitive Bid of a particular Type for a particular Interest Period made at a particular Competitive Bid Rate if the Company or such Subsidiary Borrower rejects a Competitive Bid for Loans of such Type and for such Interest Period made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by the Company or the relevant Subsidiary Borrower shall not exceed the aggregate amount of the requested Competitive Loans specified in the related Competitive Bid Request, (D) to the extent necessary to comply with clause (C) above, the Company or the relevant Subsidiary Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made (as nearly as possible) pro rata in accordance with the amount of each such Competitive Bid with such amounts rounded (as nearly as possible) to integral multiples of 1 million units of the applicable Currency, in a manner determined by the Company or the relevant Subsidiary Borrower, and (E) except pursuant to clause (D) above, no Competitive Bid shall be accepted for a Competitive Loan made by a Lender unless such Competitive Loan is in a minimum principal amount of $5 million (or 5 million units of an Optional Currency). A notice given by the Company or the relevant Subsidiary Borrower pursuant to this paragraph shall be irrevocable.

(f)The Administrative Agent shall promptly (and, in any event, by (x) with respect to any requested Domestic Competitive Loan, 11:00 A.M., New York City time (i) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) on the proposed Borrowing Date, in the case of Fixed Rate Loans and (y) with respect to any requested Multicurrency Competitive Loan, 12:00 Noon, London time (i) three Business Days before the proposed

509265-1725-08888-13316466 45

Borrowing Date, in the case of Eurocurrency Competitive Loans, and (ii) one Business Day before the proposed Borrowing Date, in the case of Fixed Rate Loans) notify each bidding Lender whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(g)If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company or the relevant Subsidiary Borrower at least one half of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (c) of this Section.

(h)The Company or, to the extent of its borrowings, any relevant Subsidiary Borrower shall repay each outstanding Competitive Loan on the last day of the Interest Period therefor.

2.9 Facility Fees, etc. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender under each Facility a facility fee (the “Facility Fee”) for the period from and including the Closing Date (or such later date as of which such Lender shall become a Lender under such Facility) to the date on which all Extensions of Credit of such Lender under such Facility have been paid in full (or Collateralized) and the Commitments of such Lender under such Facility have been terminated, computed at the Facility Fee Rate on the average daily amount of the Commitments of such Lender (whether used or unused) under such Facility or, if such Commitments have been terminated, on the daily average Extensions of Credit and Competitive Loans of such Lender under such Facility during the related Fee Payment Period for which payment is made, payable in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date.

(b)The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the Administrative Agent Fee Letter, dated as of September 21, 2012 between the Company and the Administrative Agent.

2.10 Termination, Reduction and Reallocation of Commitments.

(a)The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments under any Facility or, from time to time, to reduce the amount of Commitments under any Facility; provided, that no such termination or reduction of such Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans (if applicable) made on the effective date thereof, (x) the Total Multicurrency Extensions of Credit would exceed the Total Multicurrency Commitments then in effect or (y) the Total Domestic Extensions of Credit would exceed the Total Domestic Commitments then in effect. In the event that the Administrative Agent receives such notice, the Administrative Agent shall give notice thereof to the relevant Lenders as soon as practicable thereafter. Any such reduction shall be in an amount equal to $25 million or a whole multiple of $10 million in excess thereof and shall reduce permanently the Commitments then in effect under such Facility. Each notice delivered by the Company pursuant to this Section 2.10 shall be irrevocable; provided, that a notice to terminate any Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in which case, such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing, the revocation of a termination notice shall not affect the Company's obligation to indemnify any Lender in accordance with Section 2.21 for any loss or expense sustained or incurred as a consequence thereof.

509265-1725-08888-13316466 46

(b)The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to require the Lenders under the Multicurrency Facility to reallocate the Multicurrency Commitments thereunder to the Domestic Facility; provided, that (i) after giving effect to any such reallocation, the Total Multicurrency Extensions of Credit shall not exceed the Total Multicurrency Commitments then in effect and (ii) such reallocation with respect to any Lender shall have been consented to by each Material Swingline Lender and each Material Issuing Lender to the extent such consent would be required for an assignment to such Lender pursuant to Section 10.6(b). Except as provided in Section 2.23, any such reallocation shall be in an amount equal to $25 million or a whole multiple of $1 million in excess thereof. Any such reallocation shall reduce the Multicurrency Commitment of Lenders pro rata in accordance with their existing Multicurrency Commitments at such time and increase such Lender's Domestic Commitment by such amount; provided, that if such reallocation would result in amounts being payable by the Company or any Subsidiary Borrower to any Lender under Section 2.19 or 2.20, such Lender shall use reasonable efforts (subject to Section 2.22) to change its Applicable Lending Office to avoid such result. On the date of any such reallocation, (i) each relevant Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine are necessary in order to cause, after giving effect to such increased Domestic Commitments and the application of such amounts to prepay Domestic Loans of other Domestic Lenders, the Domestic Loans to be held ratably by all Domestic Lenders in accordance with their respective Domestic Commitments after giving effect to such reallocation, (ii) the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Domestic Loans and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Domestic Lenders the amounts, if any, payable under Section 2.21 as a result of such prepayment.

(c)The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent and the Lenders, request that one or more of the Lenders under the Domestic Facility reallocate a portion of their respective Domestic Commitments to the Multicurrency Facility; provided, that, after giving effect to any such reallocation and any prepayment of the Domestic Loans (which, notwithstanding anything to the contrary contained herein, may include a non pro rata prepayment of the Domestic Lenders agreeing to such reallocation), the Total Domestic Extensions of Credit shall not exceed the Total Domestic Commitments then in effect. Each notice from the Company pursuant to this paragraph (c) shall set forth the requested amount of such reallocation and date of such reallocation (which shall be at least three Business Days after the date of such request) and shall also set forth the agreement of the relevant Domestic Lenders to such reallocation. Domestic Lenders agreeing to reallocate a portion of their Domestic Commitments to the Multicurrency Facility shall have such portion of their Domestic Commitment reallocated as provided in such notice. On the date of any such reallocation, (i) each relevant Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine is necessary in order to cause, after giving effect to such reallocation and the application of such amounts to prepay Multicurrency Loans of the other Multicurrency Lenders, the Multicurrency Loans to be held ratably by all Multicurrency Lenders in accordance with their respective Multicurrency Commitments after giving effect to such reallocation, (ii) the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Multicurrency Loans and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Lenders the amounts, if any, payable under Section 2.21 as a result of such prepayment(s). Notwithstanding anything in this clause (c) to the contrary, no Domestic Lender shall be obligated to transfer any portion of its Domestic Commitments to the Multicurrency Facility unless such Lender agrees.

2.11 Optional Prepayments. The Company and any relevant Subsidiary Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon

509265-1725-08888-13316466 47

irrevocable notice delivered to the Administrative Agent no later than (x) with respect to Domestic Loans, Swingline Loans and Domestic Competitive Loans, 1:00 P.M., New York City time, three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 1:00 P.M., New York City time, on the day of such prepayment, in the case of ABR Loans, and (y) with respect to Multicurrency Loans and Multicurrency Competitive Loans, 11 A.M., London time, three Business Days prior thereto, in each case which notice shall specify the applicable Facility, the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or ABR Loans; provided, that (a) if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company or the relevant Subsidiary Borrower shall also pay any amounts owing pursuant to Section 2.21 and (b) unless otherwise agreed to between the Company and the relevant Subsidiary Borrower, on the one hand, and the applicable Lender, on the other hand, no Competitive Loan may be prepaid without the consent of the Lender thereof except for any prepayment in connection with a Change of Control or in order to cure an Event of Default; provided, further, that such notice to prepay the Loans delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or a Change of Control, in either case, which such notice may be revoked by the Company (by further notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Notwithstanding the foregoing, the revocation of a prepayment notice shall not affect the Company's or any relevant Subsidiary Borrower's obligation to indemnify any Lender in accordance with Section 2.21 for any loss or expense sustained or incurred as a consequence thereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given (and not revoked as provided herein), the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an integral multiple of 1 million units of the Currency of such Loan and no less than the Dollar Equivalent of $25 million. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $10 million or a whole multiple thereof.

2.12 Mandatory Prepayments. (a) If, prior to the Collateral Release Date, the Dollar Equivalent of the Outstanding Amount of Covered Debt at any time shall exceed the Borrowing Base in effect at such time for any period of five (5) consecutive Business Days, the Company or any Subsidiary Borrower, if applicable, shall, within one (1) Business Day of the expiration of such five (5) Business Day period, either prepay and/or otherwise reduce, as applicable, the then outstanding Covered Debt in the amount of such excess or cure any such Borrowing Base deficiency by increasing the Borrowing Base by adding additional Collateral in accordance with Schedule 1.1B and the Borrowing Base shall thereupon be concurrently increased by the value of such additional Collateral.

(b)If, prior to the Collateral Release Date, the Company or any Subsidiary Guarantor shall receive Net Cash Proceeds from any Disposition of assets permitted under clause (f) of the definition of Permitted Asset Sales, the Company shall apply (or shall cause to be applied) such Net Cash Proceeds (to the extent that such Net Cash Proceeds constitute Surplus Proceeds) in the manner set forth in the proviso to such clause (f).

(c)If, prior to the Collateral Release Date, the Company elects to prepay outstanding Covered Debt to comply with its obligations under Section 2.12(a), 2.12(b) or Section 7.1, such prepayment may be applied to outstanding Covered Debt in the order specified by the Company (and, for the avoidance of doubt, if two or more tranches of Eurocurrency Loans are then outstanding, the Company may specify the order of prepayment thereof).

(d)On each Fee Payment Date on which any Letter of Credit denominated in an Optional Currency is outstanding, the Administrative Agent shall determine the Dollar Equivalent of the

509265-1725-08888-13316466 48

Total Domestic Extensions of Credit as of the last day of the related Fee Payment Period. If, as of the last day of any Fee Payment Period, the Dollar Equivalent of the Total Domestic Extensions of Credit exceeds the Total Domestic Commitments then in effect by 5% or more, then the Administrative Agent shall notify the Company and, within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay Domestic Loans or Swingline Loans or Collateralize outstanding Letters of Credit in an aggregate principal or face amount at least equal to such excess; provided, that the failure of the Administrative Agent to determine the Dollar Equivalent of the Total Domestic Extensions of Credit as provided in this Section 2.12(d) shall not subject the Administrative Agent to any liability hereunder.

(e)On each Fee Payment Date, the Administrative Agent shall determine the Total Multicurrency Extensions of Credit as of the last day of the related Fee Payment Period. If, as of the last day of any Fee Payment Period, the Total Multicurrency Extensions of Credit exceeds the Total Multicurrency Commitments then in effect by 5% or more, then the Administrative Agent shall notify the Company and, within five Business Days of such notice, the Company or the relevant Subsidiary Borrower shall prepay Multicurrency Loans in an aggregate principal amount at least equal to such excess; provided, that the failure of the Administrative Agent to determine the Total Multicurrency Extensions of Credit as provided in this Section 2.12(e) shall not subject the Administrative Agent to any liability hereunder.

2.13 Conversion and Continuation Options.

(a)The Company or any Subsidiary Borrower may elect from time to time to convert Eurocurrency Loans in Dollars to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date, provided, that any such conversion of Eurocurrency Loans that is not made on the last day of an Interest Period with respect thereto shall be subject to Section 2.21. The Company or any Subsidiary Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans denominated in Dollars by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 P.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided, that no ABR Loan may be converted into a Eurocurrency Loan denominated in Dollars when (after giving effect to such Loan and to the application of proceeds thereof) any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions (and the Administrative Agent shall notify the Company within a reasonable amount of time of any such determination). Upon receipt of any such conversion notice, the Administrative Agent shall promptly notify each relevant Lender, the Company and any relevant Subsidiary Borrower thereof.

(b)Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company or relevant Subsidiary Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period(s) to be applicable to such Loans; provided, that notwithstanding any contrary provision hereof, if (after giving effect to such Loan and to the application of proceeds thereof) an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Facility Lenders in respect of any Facility or in its sole discretion, so notifies the Company, then, so long as an Event of Default is continuing, other than to the extent repaid, (i) each Eurocurrency Loan denominated in Dollars under the relevant Facility shall be converted to an ABR Loan at the end of the Interest Period applicable thereto and (ii) each Eurocurrency Loan denominated in an Optional Currency under the applicable Facility shall be converted at the end of

509265-1725-08888-13316466 49

the Interest Period applicable thereto to a Eurocurrency Loan with an Interest Period of two weeks; and provided, further, that if the Company or such Subsidiary Borrower shall fail to give any required notice as described above in this paragraph such Loans shall be automatically continued as a Eurocurrency Loan, on the last day of such then expiring Interest Period and shall have an Interest Period of the same duration as the expiring Interest Period. Upon receipt of any such continuation notice (or any such automatic continuation), the Administrative Agent shall promptly notify each relevant Lender, the Company and any relevant Subsidiary Borrower thereof.

2.14 Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that no more than 30 Eurocurrency Tranches shall be outstanding at any one time.

2.15 Interest Rates and Payment Dates.

(a)Each Eurocurrency Loan that is a Multicurrency Loan or a Domestic Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin.

(b)Each Eurocurrency Competitive Loan shall bear interest at a rate per annum equal to the Eurocurrency Rate applicable to such Loan plus (or minus, as applicable) the Margin.

(c)Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(d)Each Fixed Rate Loan shall bear interest at the fixed rate applicable to such Loan.

(e)Each Money Market Rate Loan shall bear interest during the Interest Period applicable thereto at a rate per annum equal to the Money Market Rate applicable to such Loan.

(f)(i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2% per annum, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any Facility Fee or Letter of Credit Fee payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount (in the case of any Reimbursement Obligations denominated in an Optional Currency, converted into Dollars on the applicable Reimbursement Date if necessary) shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans, in each case, with respect to clauses (i) and (ii) above, from the date of such nonpayment until such amount is paid in full (as well after as before judgment).

(g)Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to Section 2.15(f) shall be payable from time to time on demand.

(h)All interest hereunder shall be paid in the Currency in which the Loan giving rise to such interest is denominated.

509265-1725-08888-13316466 50

2.16 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that (i) interest computed by reference to ABR at times when ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed and (ii) interest computed on Loans and Letters of Credit denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and shall be payable for the actual number of days elapsed. The Administrative Agent shall as soon as practicable notify the Company or relevant Subsidiary Borrower and the Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company or relevant Subsidiary Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company, any Subsidiary Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company or any Subsidiary Borrower, deliver to the Company or such Subsidiary Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

2.17 Inability to Determine Interest Rate; Illegality. (a) If prior to the first day of any Interest Period:
(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company or relevant Subsidiary Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period;

(ii)the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of such Facility that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period; or

(iii)the Administrative Agent determines (which determination shall be conclusive and binding upon the Company or the relevant Subsidiary Borrower) that deposits in the applicable Currency are not generally available in the applicable market (any Optional Currency affected by the circumstances described in clause (i), (ii) or (iii) is referred to as an “Affected Foreign Currency”);

the Administrative Agent shall give notice thereof to the Company and any relevant Subsidiary Borrower and the relevant Lenders as soon as practicable thereafter. If any such notice is given (A) pursuant to clause (i) or (ii) of this Section 2.17(a) in respect of Eurocurrency Loans denominated in Dollars, then thereafter (and until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist) (such notice to be given promptly upon the Administrative Agent becoming aware of such change in circumstances) (1) any such Eurocurrency Loans denominated in Dollars under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (2) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans denominated in Dollars shall be continued as ABR Loans, (3) any outstanding Eurocurrency Loans denominated in Dollars shall be converted, on the last day of the

509265-1725-08888-13316466 51

then-current Interest Period, to ABR Loans, (4) any Multicurrency Loans denominated in an Optional Currency requested to be made on the first day of such Interest Period shall not be made and (5) any outstanding Multicurrency Loans denominated in an Optional Currency shall be converted to or be made as Alternate Rate Loans (and any request set forth in such interest rate election shall be deemed to be a request for such Multicurrency Loans to be converted to or be made as Alternate Rate Loans) and (B) in respect of any Multicurrency Loans denominated in an Optional Currency, then thereafter (and until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist) (such notice to be given promptly upon the Administrative Agent becoming aware of such change in circumstances) if such notice is given pursuant to clause (iii) above, any Multicurrency Loans in an Affected Foreign Currency requested to be made on the first day of such Interest Period shall not be made.

(b) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, made subsequent to the Closing Date, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Administrative Agent, the Company and any affected Subsidiary Borrower describing the relevant provisions of such Requirement of Law (and, if the Company shall request, provide the Company with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which, (i) the commitment of such Lender hereunder to make Eurocurrency Loans denominated in Dollars, continue such Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans denominated in Dollars shall forthwith be cancelled, (ii) such Lender's outstanding Eurocurrency Loans denominated in Dollars shall be converted automatically on the last day of the then current Interest Periods with respect to such Loans (or within such earlier period as shall be required by law) to ABR Loans and (iii) such Lender's outstanding Eurocurrency Loans denominated in any Optional Currency shall be paid in full by the applicable Borrower on the respective last days of the then current Interest Periods with respect to such Loans (or within such earlier period as may be required by law). If any such conversion or prepayment of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or relevant Subsidiary Borrower shall pay to any Lender whose Loan is converted or prepaid such amounts, if any, as may be required pursuant to Section 2.21.

2.18 Pro Rata Treatment and Payments; Evidence of Debt. (a) Each borrowing of Loans under any Facility by the Company or any Subsidiary Borrower from the Lenders under such Facility, each payment by the Company or any Subsidiary Borrower on account of any Facility Fee and any reduction of the Commitments of the Lenders under any Facility shall be made pro rata according to the respective Percentages under such Facility, of the relevant Lenders in such Facility except to the extent required or permitted pursuant to Sections 2.8, 2.10, 2.23, 2.24, 2.26 and 2.28.

(b)Each payment (including each prepayment) by the Company or any Subsidiary Borrower on account of principal of and interest on the Loans under any Facility shall be made pro rata to the Lenders under such Facility according to the respective outstanding principal amounts of the Loans under such Facility then held by the Lenders under such Facility except to the extent required or permitted pursuant to Sections 2.8, 2.10, 2.23, 2.24, 2.26 and 2.28. Except as otherwise provided in Section 8, each such payment shall be paid in the relevant Currency in which such Loan was made.

(c)All payments (including prepayments) to be made by the Company or any Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 P.M., Local Time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Funding Office, in the

509265-1725-08888-13316466 52

applicable Currency and in immediately available funds, except that payment of fronting fees owing to any Issuing Lender shall be made directly to the relevant Issuing Lender. The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, except as otherwise provided with respect to the payment of interest at the expiration of an Interest Period for a Eurocurrency Loan as provided in the proviso to the definition of Interest Period. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company or any Subsidiary Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, (A) in the case of amounts denominated in Dollars, at a rate up to the greater of (i) the Federal Funds Effective Rate and (ii) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of amounts denominated in any other Currency, at a rate determined by the Administrative Agent to be the cost to it of funding such amount, in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon (A) in the case of amounts denominated in Dollars, at the rate per annum applicable to ABR Loans under the relevant Facility and (B) in the case of amounts denominated in any other Currency, at a rate determined by the Administrative Agent to be the cost to it of funding such amount, on demand, from the Company or the relevant Subsidiary Borrower.

(e)Unless the Administrative Agent shall have been notified in writing by the Company or relevant Subsidiary Borrower prior to the date of any payment due to be made by the Company or such Subsidiary Borrower under any Facility that the Company or such Subsidiary Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Company or such Subsidiary Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders under such Facility their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Company or relevant Subsidiary Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each such Lender to which any amount was made available pursuant to the preceding sentence, (A) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate and (B) in the case of amounts denominated in other Currencies, such amount with interest thereon at a rate per annum reasonably determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Company or any Subsidiary Borrower.

509265-1725-08888-13316466 53

(f)Notwithstanding anything to the contrary in this Section 2.18, prior to the Collateral Release Date, proceeds of the Collateral that are received by the Administrative Agent to pay or prepay the Loans while a Notice of Acceleration is in effect, shall be applied pursuant to Section 3.4 of the Collateral Trust Agreement. Unless all of the Obligations have become due and payable (whether at the stated maturity, by acceleration or otherwise), payments under the Guarantee shall be applied to the Obligations in such order of application as the Company may from time to time specify, subject however, to the provisions of Sections 2.18(a) and (b) (applied as if such payments were made by the Company) and Section 10.7.

(g)Each of the Company and the Subsidiary Borrowers agrees that, upon the request to the Administrative Agent by any Lender, the Company or the applicable Subsidiary Borrower shall promptly execute and deliver to such Lender a promissory note of the Company and/or such Subsidiary Borrower evidencing the Loans of such Lender, substantially in the forms of Exhibit M (a “Note”), with appropriate insertions as to date and principal amount.

2.19 Requirements of Law.

Except with respect to Competitive Loans to which this Section 2.19 shall not apply:
(a)If any Change in Law shall:

(i)impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate; or

(ii)impose on such Lender or any London Interbank market any other condition;

and the result of any of the foregoing is to increase the cost to the Administrative Agent or such Lender, by an amount that the Administrative Agent or such Lender reasonably deems material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company and any relevant Subsidiary Borrower shall pay the Administrative Agent or such Lender, within 15 Business Days of receipt of notice from the Administrative Agent or the relevant Lender as described below, any additional amounts necessary to compensate the Administrative Agent or such Lender for such increased cost or reduced amount receivable (it being understood that the provisions set forth in this Section 2.19(a) are not intended to derogate from the Company's rights provided in Section 2.22 and Section 2.23). If the Administrative Agent or any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company or the relevant Subsidiary Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled (including a reasonably detailed calculation of such amounts).

(b)If any Lender shall have determined that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or an entity controlling such Lender's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such entity could have achieved but for such Change in Law (taking into consideration such Lender's or such entity's policies with respect

509265-1725-08888-13316466 54

to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, within 15 Business Days after submission by such Lender to the Company and any relevant Subsidiary Borrower (with a copy to the Administrative Agent) of a written request therefor (together with a reasonably detailed description and calculation of such amounts), the Company and any relevant Subsidiary Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such entity for such reduction (it being understood that the provisions set forth in this Section 2.19(b) are not intended to derogate from the Company's rights provided in Sections 2.22 and 2.23).

(c)A certificate as to any additional amounts payable pursuant to this Section 2.19 submitted by the Administrative Agent or any Lender to the Company and any relevant Subsidiary Borrower (with a copy to the Administrative Agent) shall be prima facie evidence of the amount owing in the absence of manifest error. Notwithstanding anything to the contrary in this Agreement, (i) neither the Administrative Agent nor any Lender shall be entitled to request any payment or amount under this Section 2.19 unless the Administrative Agent or such Lender is generally demanding payment (and certifies to the Company that it is generally demanding payment) under comparable provisions of its agreements with similarly situated borrowers of similar credit quality (provided, that the Administrative Agent shall be under no obligation to verify any such request of a Lender) and (ii) the Company and any relevant Subsidiary Borrower shall not be required to compensate the Administrative Agent or a Lender pursuant to this Section 2.19 for any amounts incurred more than 90 days prior to the date that the Administrative Agent or such Lender notifies the Company or relevant Subsidiary Borrower of the Administrative Agent's or such Lender's intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such 90 day period shall be extended to include the period of such retroactive effect, but not more than 180 days prior to the date that such notice was received by the Company and the relevant Subsidiary Borrower, if any. The obligations of the Company and the Subsidiary Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all interest thereon and fees payable hereunder.

2.20 Taxes. (a) All payments made by or on behalf of any Loan Party under this Agreement (other than in respect of any Competitive Loans as to which this Section 2.20(a) shall not apply) or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) taxes imposed on or measured by income or profits (including franchise taxes imposed in lieu of or in addition to net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any branch profit taxes imposed by the United States or any similar tax imposed by any other Governmental Authority in a jurisdiction described in clause (i) above and (iii) any United States withholding taxes imposed by reason of FATCA. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender under any Loan Document, as determined in good faith by the applicable withholding agent (A) the applicable withholding agent shall make such deductions and shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable laws and (B) the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts

509265-1725-08888-13316466 55

payable at the rates or in the amounts specified in this Agreement or any other Loan Document, provided, however, that no Loan Party shall be required to increase any such amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes except to the extent that any change in applicable law, treaty or governmental rule, regulation or governmental authorization after the time such Lender becomes a party to this agreement (a “Change in Tax Law”), shall result in an increase in the rate of any deduction, withholding or payment from that in effect at the time such Lender becomes a party to this Agreement (or designates a new Applicable Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of its designation of a new Applicable Lending Office (or assignment), to receive additional amounts from such Loan Party with respect to such Non-Excluded Taxes pursuant to this Section 2.20. Notwithstanding anything to the contrary herein, neither the Company nor any Subsidiary Borrower shall be required to increase any amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes that are attributable to such Person's failure to comply with the requirements of paragraph (d) or (e) of this Section 2.20 except as such failure relates to a Change in Tax Law rendering such Person legally unable to comply.

(b)In addition, each Loan Party shall pay any Other Taxes over to the relevant Governmental Authority in accordance with applicable law.

(c)Whenever any Non-Excluded Taxes or Other Taxes are payable by any Loan Party, as promptly as possible thereafter such Loan Party shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party showing payment thereof. If (i) any Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) any Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the Loan Parties shall indemnify the Administrative Agent and the Lenders for such amount and any incremental taxes, interest, additions to tax, expenses or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure in the case of clauses (i) and (ii), or any such direct imposition in the case of clause (iii). The indemnification payment under this Section 2.20 shall be made within 30 days after the date the Administrative Agent or such Lender (as the case may be) makes a written demand therefor (together with a reasonably detailed calculation of such amounts).

(d)Each Lender (or Transferee) (i) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Company, any relevant Domestic Subsidiary Borrower and the Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), or, in the case of a Non U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit K-1, Exhibit K-2, Exhibit K-3 or Exhibit K-4, as applicable, and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents and (ii) that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company, any relevant Domestic Subsidiary Borrower and the Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Thereafter, each Lender shall, to the

509265-1725-08888-13316466 56

extent it is legally able to do so, deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender at any other time prescribed by applicable law or as reasonably requested by the Company or any relevant Subsidiary Borrower. If any Commitment is reallocated in accordance with Section 2.10(b), then the relevant Lender (to whom such Commitment has been reallocated) shall deliver, on the effective date of such reallocation, all such forms that it is legally able to deliver. Each Lender shall deliver to the Company, any relevant Domestic Subsidiary Borrower and the Administrative Agent, any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Company, any relevant Domestic Subsidiary Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Each Non-U.S. Lender shall promptly notify the Company and any relevant Domestic Subsidiary Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (and any other form of certification adopted by the U.S. taxing authorities for such purpose). In addition, if a payment made to a Non-U.S. Lender under this Agreement or the other Loan Documents would be subject to U.S. federal withholding tax imposed by FATCA if such Non-U.S. Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Non-U.S. Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such Non-U.S. Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.20(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this Section 2.20, a Lender shall not be required to deliver any form pursuant to this Section 2.20 that such Lender is not legally able to deliver.

(e)With respect to each Foreign Subsidiary Borrower, a Lender or Transferee shall, to the extent it is legally able to do so, deliver to the Company (with a copy to the Administrative Agent), prior to the first date any payment is due to be paid from or by such Foreign Subsidiary Borrower to it hereunder, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or the other Loan Documents to such Lender may be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized. If any Commitment is reallocated in accordance with Section 2.16(c), then the relevant Lender (to whom such Commitment has been reallocated) shall deliver on the effective date of such reallocation, all such forms that it is legally able to deliver, including any form claiming a reduced rate of non-U.S. withholding tax on payments made by the relevant Foreign Subsidiary Borrower to such Lender under this Agreement and the other Loan Documents. In the event of a Change in Tax Law after the date such Foreign Subsidiary Borrower makes the first payment, a Lender or Transferee shall deliver all such required forms that it is legally able to deliver, including any form claiming a reduced rate of non-U.S. withholding tax on payments by such Foreign Subsidiary Borrower under this Agreement and the other Loan Documents.

(f)If the Administrative Agent, any Transferee or any Lender determines, in its sole good faith discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which a Loan Party has paid additional

509265-1725-08888-13316466 57

amounts pursuant to this Section 2.20, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Transferee or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent, such Transferee or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Transferee or such Lender in the event the Administrative Agent, such Transferee or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to (i) interfere with the right of the Administrative Agent, any Transferee or any Lender to arrange its tax affairs in whatever manner it sees fit, (ii) obligate the Administrative Agent, any Transferee or any Lender to claim any tax refund, (iii) require the Administrative Agent, any Transferee or any Lender to make available its tax returns (or any other information relating to its taxes or any computation in respect thereof which it deems in its sole discretion to be confidential) to any Loan Party or any other Person, or (iv) require the Administrative Agent, any Transferee or any Lender to do anything that would in its sole discretion prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(g)Each Lender shall indemnify the Administrative Agent (to the extent not reimbursed by or on behalf of the Company if it is required to do so under Section 2.20 (a) or 10.5 and without limiting the obligation of the Company under Section 2.20 (a) or 10.5 to do so) for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(h)Each Assignee shall be bound by this Section 2.20.

(i)The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and the other Loan Documents.

2.21 Indemnity. The Company and each relevant Subsidiary Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any actual loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Company or relevant Subsidiary Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Company or such Subsidiary Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company or relevant Subsidiary Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Company or such Subsidiary Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurocurrency Loans (or the conversion of a Eurocurrency Loan into a Loan of a different Type) on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Eurocurrency Loan other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 2.23. Such indemnification may include an amount up to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the

509265-1725-08888-13316466 58

applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Company and the relevant Subsidiary Borrower, if any, by any Lender (together with a reasonably detailed calculation of such amounts) shall be prima facie evidence thereof and shall be payable within 30 days of receipt of any such notice. The agreements in this Section 2.21 shall survive the termination of this Agreement and the payment of the Loans hereunder.

2.22 Change of Applicable Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.20(a) with respect to such Lender or its Applicable Lending Office, as applicable, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Letters of Credit affected by such event with the object of avoiding or minimizing the consequences of such event; provided, that such designation is made on terms that, in the reasonable judgment of such Lender, do not cause such Lender and its lending office(s) to suffer any material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 2.22 shall affect or postpone any of the obligations of the Company or the rights of any Lender pursuant to Section 2.19 or 2.20(a).

2.23 Replacement/Termination of Lenders. The Company shall be permitted (a) to replace with a replacement financial institution or terminate the Commitments under any applicable Facility and repay any outstanding Loans at par under such Facility (and any accrued interest and fees thereon) of a Defaulting Lender or any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.19 or 2.20(a), (ii) fails to give its consent for any amendment, consent or waiver requiring the consent of 100% of the Lenders or all affected Lenders under such Facility (and such Lender is an affected Lender) and for which the Required Lenders or Majority Facility Lenders under such Facility, as applicable, have consented or (iii) fails to give its consent to an extension of the Termination Date to which the Majority Facility Lenders under such Facility have consented, (b) in the case of any Multicurrency Lender that fails to give its consent to the addition of a new Optional Currency to which the Majority Facility Lenders under such Facility have consented, to reallocate such Lender's Multicurrency Commitment to a Domestic Commitment pursuant to Section 2.10(b) (regardless of whether the amount of such Commitment is less than the minimum amount required under such section) and (c) in the case of any Multicurrency Lender that fails to give its consent to the addition of a new Borrower pursuant to Section 10.1(d)(i) to which the Administrative Agent has agreed, to reallocate such Lender's Multicurrency Commitment to a Domestic Commitment pursuant to Section 2.10(b)(regardless of whether the amount of such Commitment is less than the minimum amount required under such section); provided, in each case, that (A) the replacement financial institution or the Company, as applicable, shall purchase or repay at par, all Loans owing to such replaced or terminated Lender on or prior to the date of replacement or termination, and shall pay all accrued interest and fees thereon to such date, (B) unless otherwise agreed, the Company shall be liable to such replaced or terminated Lender under Section 2.21 if any Eurocurrency Loan owing to such replaced Lender shall be purchased or repaid other than on the last day of the Interest Period relating thereto, (C) any replacement financial institution, if not a Lender, shall be reasonably satisfactory to the Administrative Agent and if a Lender, shall not constitute a Defaulting Lender, (D) any replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided, that, unless otherwise agreed, the Company shall be obligated to pay the registration and processing fee referred to therein), (E) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20(a), as the case may be, and (F) any such replacement, termination and/or repayment shall not be deemed to be a waiver of any rights that

509265-1725-08888-13316466 59

the Company, any other Loan Party, the Administrative Agent or any other Lender shall have against the replaced Lender. Notwithstanding the foregoing, in the event that a Lender being replaced pursuant to this Section 2.23 shall not have executed an Assignment and Assumption requested by the Company reflecting such permitted replacement, such Lender shall be deemed to have approved such assignment three Business Days following receipt of notice from the Company of such replacement, and such deemed approval shall be effective for purposes of documenting an assignment pursuant to Section 10.6 without any action by any other party hereto (including the Administrative Agent), and the Administrative Agent shall record the same.

2.24 Defaulting Lender.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)Facility Fees shall cease to accrue on the unfunded Commitment of such Defaulting Lender pursuant to Section 2.9;

(b)such Defaulting Lender and the Commitment and Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Lenders, the Required Lenders, Majority Facility Lenders under such Facility or any directly affected Lender under such Facility have taken or may take any action hereunder (including any consent to any amendment, consent, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply in the case of an amendment, waiver or other modification that has the effect of (i) increasing the amount or extending the expiration date of all or any portion of such Defaulting Lender's Commitment or extending the final scheduled maturity date of any Loan held by such Defaulting Lender, (ii) forgiving or reducing any principal amount of any Loan or any Reimbursement Obligation owing to such Defaulting Lender, or (iii) reducing the stated rate of any interest or fees payable to such Defaulting Lender hereunder, or extending the scheduled date of any payment required hereunder (for the purpose of clarity, the foregoing clauses (i), (ii), and (iii) shall not include any waiver of a mandatory prepayment and shall not preclude a waiver of applicability of any post-default increases in interest rates).

(c)if any Swingline Exposure or L/C Obligations exist at the time any Domestic Lender becomes a Defaulting Lender then:

(i)so long as no Event of Default shall have occurred and be continuing at such time all or any part of the Swingline Exposure and the L/C Obligations of such Defaulting Lender shall be reallocated among the Domestic Lenders that are not Defaulting Lenders in accordance with their respective Domestic Percentages (calculated without regard to such Defaulting Lender) but only to the extent the sum of all non-Defaulting Lenders' Domestic Extensions of Credit plus outstanding Domestic Competitive Loans plus such Swingline Exposure and L/C Obligations does not exceed the total of all Domestic Lenders that are not Defaulting Lenders' Domestic Commitments;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company or any Domestic Subsidiary Borrower shall, at any time and from time to time following notice by the Administrative Agent, (x) first, prepay such Swingline Exposure and (y) second, Collateralize for the benefit of each Issuing Lender that is not, itself, a Defaulting Lender, the Borrowers' obligations corresponding to such

509265-1725-08888-13316466 60

Defaulting Lender's L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such L/C Obligations are outstanding or, if sooner, so long as such Defaulting Lender remains a Defaulting Lender (it being expressly understood and agreed that all accrued interest on such Collateralization shall be for the account of the Company or such applicable Subsidiary Borrower and shall be paid to the Company or such applicable Subsidiary Borrower at any time and from time to time upon its request therefor; provided, that no Event of Default shall have then occurred and be continuing);

(iii)if the Company or any Subsidiary Borrower Collateralizes any portion of such Defaulting Lender's L/C Obligations pursuant to clause (ii) above, neither the Company nor any relevant Subsidiary Borrower shall be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender's L/C Obligations during the period and to the extent such Defaulting Lender's L/C Obligations are so Collateralized;

(iv)if the L/C Obligations or Swingline Exposure of the Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the non-Defaulting Lenders pursuant to Section 2.9 and Section 3.3, applicable shall be adjusted in accordance with such non-Defaulting Lenders' Domestic Percentages of the Domestic Commitments calculated without regard to such Defaulting Lender's Domestic Percentage of the Domestic Commitments; and

(v)if all or any portion of such Defaulting Lender's L/C Obligations is neither reallocated nor Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Company or any relevant Subsidiary Borrower, the applicable Issuing Lender or any other Domestic Lender hereunder, all Letter of Credit Fees payable under Section 3.3 with respect to such Defaulting Lender's L/C Obligations shall be payable to the applicable Issuing Lender until and to the extent that such L/C Obligations are so reallocated and/or Collateralized; and

(d)no Issuing Lender shall be required to issue, renew, amend or increase any Letter of Credit, and no Swingline Lender shall be required to fund any Swingline Loan, unless it is reasonably satisfied that the related exposure and such Defaulting Lender's then outstanding L/C Obligations will be 100% covered by the Domestic Commitments of the Domestic Lenders that are not Defaulting Lenders and/or Collateralized by the Company or any applicable Subsidiary Borrower in accordance with this Section 2.24 and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among the Domestic Lenders that are not Defaulting Lenders in a manner consistent with this Section 2.24 (and such Defaulting Lender shall not participate therein).

If (i) a Lender Insolvency Event with respect to the parent company of any Domestic Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) any Domestic Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Domestic Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless such Swingline Lender or Issuing Lender shall have entered into arrangements with the Company or such Domestic Lender, satisfactory to such Swingline Lender or Issuing Lender, to defease any risk to it in respect of such Domestic Lender hereunder.

509265-1725-08888-13316466 61

In the event that a Domestic Lender becomes a Defaulting Lender, the Administrative Agent shall give notice to the Company and each affected Swingline Lender and each affected Issuing Lender stating that such Domestic Lender has become a Defaulting Lender. In the event that each of the Administrative Agent, the Company, each relevant Subsidiary Borrower, each affected Swingline Lender and each affected Issuing Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Defaulting Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the Domestic Lenders shall be readjusted to reflect the inclusion of such Defaulting Lender's Domestic Commitment and, on such date, such Domestic Lender shall purchase at par such of the Loans and/or participations in the Swingline Exposure and L/C Obligations of the other Domestic Lenders as the Administrative Agent shall determine may be necessary in order for such Domestic Lender to hold such Domestic Loans and participations in Swingline Exposure and the L/C Obligations in accordance with its Domestic Percentage of the Domestic Commitments.
2.25 Reallocation of Payments for the Account of Defaulting Lenders. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender under any Facility (whether voluntary or mandatory, at or prior to maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of the Domestic Facility only, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Lender and Swingline Lender hereunder (pro rata to the Issuing Lenders and Swingline Lenders in accordance with the amounts owed by such Defaulting Lender to each Issuing Lender and Swingline Lender); third, in the case of the Domestic Facility only, if so determined by the Administrative Agent or requested by the Company, an Issuing Lender or a Swingline Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Company may request (so long as no Event of Default has occurred and is continuing), to the funding of any Loan under the applicable Facility in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in an interest bearing deposit account and released from time to time in order to satisfy obligations of such Defaulting Lender to fund Loans under the applicable Facility (it being understood and agreed that the accrued interest thereon shall be held as additional collateral for such obligations); sixth, to the payment of any amounts owing to the Lenders under such Facility and, in the case of the Domestic Facility only, the Swingline Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Swingline Lender or any Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to a Loan Party as a result of any judgment of a court of competent jurisdiction obtained by such Loan Party against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Reimbursement Obligations were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans under the applicable Facility of, and Reimbursement Obligations owed to, all non-Defaulting Lenders under such Facility on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post cash collateral pursuant to this Section 2.25 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender under the applicable Facility irrevocably consents

509265-1725-08888-13316466 62

hereto.

2.26 New Local Facilities. (a) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent and the Lenders, request the Lenders with Commitments under any Facility to designate a portion of such Commitments to make Extensions of Credit denominated in Dollars and/or any Optional Currency in a jurisdiction outside of the United States pursuant to a newly established sub-facility or sub-facilities under any Facility or a separate revolving facility (each, a “New Local Facility”); provided, that (i) both at the time of any such request and upon the effectiveness of any Local Facility Amendment referred to below, no Default or Event of Default shall have occurred and be continuing; provided, further, that no Lender shall be required to make Extensions of Credit in excess of its Commitment, and (ii) after giving effect to any such New Local Facility, the Total Domestic Extensions of Credit shall not exceed the Total Domestic Commitments, the Total Multicurrency Extensions of Credit shall not exceed the Total Multicurrency Commitments and the Extensions of Credit under any other Facility shall not exceed the Commitments under such Facility. Each New Local Facility shall be in a minimum Dollar Equivalent amount of $25 million. Each notice from the Company pursuant to this Section 2.26 shall set forth the requested amount and proposed terms of the relevant New Local Facility and the Facility or Facilities designated by the Company to be reduced as a result of the establishment of such New Local Facility. Lenders wishing to designate a portion of their Commitments under a designated Facility to a New Local Facility (each, a “New Local Facility Lender”) shall have such portion of their Commitment under such Facility designated to such New Local Facility on a pro rata basis in accordance with the aggregate Commitments of the other New Local Facility Lenders; provided, that no Lender may so reallocate its Commitments to a New Local Facility if such reallocation would result in amounts being payable by the Company or any Subsidiary Borrower under Section 2.19 or 2.20 unless such Lender changes its Applicable Lending Office to avoid such a result or the Company otherwise consents. The designation of Commitments to any New Local Facility shall be made pursuant to an amendment (each, a “Local Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, the Administrative Agent and each New Local Facility Lender. Notwithstanding anything in this Section 2.26 to the contrary, no Lender shall be obligated to transfer any portion of its Commitments to a New Local Facility unless it so agrees.

(b)Notwithstanding the terms of Section 10.1(a), any Local Facility Amendment may, without the consent of any Lenders other than the New Local Facility Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the provisions of this Section, a copy of which shall be made available to each Lender.

2.27 Incremental Commitments/Facilities. (a) The Company may from time to time notify the Administrative Agent that certain of the Lenders designated by the Company and/or that additional lenders shall be added to this Agreement as Incremental Lenders with Commitments for the purpose of either increasing the existing Commitments under any Facility (a “Commitment Increase”) or establishing an Incremental Facility by executing and delivering to the Administrative Agent an Incremental Loan Activation Notice signed by such Lenders or such additional lenders and specifying (i) the respective Incremental Commitments of such Incremental Lenders, (ii) the applicable Incremental Facility Closing Date or Commitment Increase Date, and (iii) with respect to any Incremental Facility (A) the applicable Incremental Loan Maturity Date, (B) the Currency or Currencies available under such Incremental Facility, (C) the borrower(s) thereunder (which may be the Company and/or any Subsidiary Borrowers), (D) the Applicable Margin and other fees applicable to Incremental Loans and other extensions of credit to be made available under such Incremental Facility, and (E) any additional terms applicable to such Incremental Facility, including the borrowing procedures related thereto (in each case,

509265-1725-08888-13316466 63

as agreed between the Company and the Incremental Lenders providing such Incremental Loans), and otherwise duly completed; provided, that after giving effect to such Commitment Increase or Incremental Facility (including the incurrence of any Incremental Loans on the applicable Commitment Increase Date or Incremental Facility Closing Date and use of proceeds thereof), (x) except in the case of an Incremental Facility, as otherwise agreed by the Lenders under such Facility, no Default or Event of Default shall be continuing, (y) prior to the Collateral Release Date, the Borrowing Base Coverage Ratio (assuming the applicable Commitment Increase or Incremental Facility is fully drawn) shall be at least 1.00 to 1.00 and (z) the sum of the Total Commitments (including, for the avoidance of doubt, Incremental Commitments) and the 3-Year Total Commitments (including, for the avoidance of doubt, any commitments under incremental facilities under the 3-Year Revolving Credit Agreement) shall not exceed $13 billion.

(b)Each Incremental Lender that is a signatory to an Incremental Loan Activation Notice severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (each, an “Incremental Loan”) to the Company and/or the applicable Subsidiary Borrowers from time to time on or after the Incremental Facility Closing Date or Commitment Increase Date specified in such Incremental Loan Activation Notice in an aggregate principal amount outstanding at any time up to but not exceeding the amount of the Incremental Commitment of such Incremental Lender specified in such Incremental Loan Activation Notice, subject to the terms of this Agreement and the applicable Incremental Loan Activation Notice. Nothing in this Section 2.27 shall be construed to obligate any Lender to execute an Incremental Loan Activation Notice.

(c)On any Commitment Increase Date with respect to any Facility, in the event any Loans under such Facility are then outstanding, (i) each relevant Incremental Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine are necessary in order to cause, after giving effect to such increased Commitments and the application of such amounts to prepay Loans under such Facility of other relevant Lenders, the Loans under such Facility to be held ratably by all Lenders with Commitments in such Facility in accordance with such Commitments after giving effect to such increase, (ii) the Company and any relevant Subsidiary Borrower shall be deemed to have prepaid and reborrowed all outstanding Loans under this Agreement and (iii) the Company and any relevant Subsidiary Borrower shall pay to the relevant Lenders the amounts, if any, payable under Section 2.21 as a result of such prepayment.

2.28 Termination Date Extension. (a) The Company may at any time and from time to time, by notice to the Administrative Agent, propose an extension of the Termination Date, which proposal may include a proposal to change the Applicable Margins (including any provision of the Applicable Pricing Grid) for the Lenders as may be specified in such proposal. Upon receipt of any such proposal the Administrative Agent shall promptly notify each Lender thereof. Each Lender shall respond to such proposal in writing within 30 calendar days after the date of such proposal and any failure of a Lender to respond within such period shall be deemed to be a rejection of such proposal. If any Lender consents to such proposal (each such consenting Lender, an “Extending Lender”), the Termination Date applicable to each Extending Lender shall be extended to the date specified in the Company's extension proposal and the Applicable Margin with respect to each such Extending Lender shall be adjusted in the manner specified in such proposal, if any, and each Non-Extending Lender will be treated as provided in Section 2.28(b).

(b)If any Lender does not consent to any extension request that becomes effective pursuant to Section 2.28(a) (each such Lender, a “Non-Extending Lender”), then (i) the Termination Date for such Non-Extending Lender shall remain unchanged from that applicable prior to the extension and

509265-1725-08888-13316466 64

the Commitments of each Non-Extending Lender and the existing Applicable Margins shall, subject to the terms of Section 2.17, continue in full force and effect.

(c)Notwithstanding the provisions of Section 10.1(a), the Company and the Administrative Agent (and the Extending Lenders) shall be entitled to enter into any amendments to this Agreement that the Administrative Agent believes are necessary or appropriate to reflect, or to provide for the integration of, any extension of the Termination Date or change in Applicable Margins pursuant to this Section 2.28 without the consent of any Non-Extending Lender.

SECTION 3 LETTERS OF CREDIT

3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 3.4(a), agrees to issue letters of credit and, with the consent of such Issuing Lender, letters of guarantee (each a “Letter of Credit”) under the Domestic Facility for the account of a Loan Party or a Subsidiary of a Loan Party (the “Applicable Account Party”) on any Business Day during the Commitment Period of such Issuing Lender in such form as may be reasonable and customary for the purpose thereof; provided, that (i) no Applicable Account Party shall request, and no Issuing Lender shall be required to issue, any Letter of Credit if, after giving effect to such issuance (and to any concurrent funding or prepayment of a Loan and to the application of proceeds thereof and to any concurrent expiration or termination or amendment or modification of any previously issued Letter of Credit), (A) the Dollar Equivalent of the then Outstanding Amount of all Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender's L/C Commitment then in effect, (B) the Dollar Equivalent of the then Outstanding Amount of all Letters of Credit would exceed the L/C Sublimit then in effect, (C) prior to the Collateral Release Date, the Dollar Equivalent of the then Outstanding Amount of Covered Debt would exceed the Borrowing Base at such date or (D) the sum of (x) 105% of the Dollar Equivalent of Letters of Credit denominated in Optional Currencies plus (y) the then Outstanding Amount of the Total Domestic Extensions of Credit other than Letters of Credit denominated in Optional Currencies would exceed the Total Domestic Commitments then in effect and (ii) the Company shall be jointly and severally liable with respect to each Letter of Credit issued for the account of an Applicable Account Party (other than the Company). Each Letter of Credit shall (x) be denominated in Dollars or any Optional Currency and (y) expire no later than the earlier of (A) the date that is one year after the date of issuance of such Letter of Credit and (B) five Business Days prior to the Termination Date of such Issuing Lender then in effect; provided, that any Letter of Credit with a one-year or shorter tenor may (1) provide for the subsequent or successive renewal or automatic renewal thereof for additional one-year or shorter periods (which shall in no event extend beyond the date referred to in foregoing clause (B), unless and to the extent that such Letter of Credit is Collateralized for the period following such date at 100% of the undrawn and unexpired amount of such Letter of Credit if requested by the relevant Issuing Lender) or (2) continue past such date referred to in the foregoing clause (B) to the extent that such Letter of Credit is Collateralized for the period following such date at 100% of the undrawn and unexpired amount of such Letter of Credit if requested by the relevant Issuing Lender. Any such Collateralization of a Letter of Credit provided by a Loan Party or Applicable Account Party, as applicable, with respect to a Letter of Credit, together with accrued interest or earnings thereon, shall be terminated and (to the extent not applied to satisfy L/C Obligations) released to such Loan Party or Applicable Account Party, as applicable, as soon as practicable after the expiration or other termination of such Letter of Credit and the reimbursement of any amount drawn thereunder; provided, that, so long as such 100% margin is maintained, the accrued interest or earnings on such Collateralization shall be released to the Loan Party or Applicable Account Party, as applicable, at any time and from time to time upon its request therefor.

509265-1725-08888-13316466 65

(b)No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letters of Credit. Any Applicable Account Party, with (in the case of any such Applicable Account Party other than the Company) the written consent of the Company, may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified in accordance with the provisions of Section 10.2 an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request consistent with its customary business practices for comparable transactions (it being expressly understood and agreed by each Issuing Lender that the terms and provisions of each such Application shall be consistent with the terms and provisions of this Agreement). Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the relevant Issuing Lender and the Applicable Account Party. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Applicable Account Party promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount and currency thereof). No Issuing Lender shall issue any Letter of Credit during any period commencing on the first Business Day after it receives written notice from the Administrative Agent that one or more of the conditions precedent contained in Section 5.2 shall not on such date be satisfied or waived, and ending when the Administrative Agent provides written notice to the effect that such conditions are satisfied or waived. The Administrative Agent shall promptly notify the Issuing Lenders upon becoming aware that such conditions in Section 5.2 are thereafter satisfied or waived. The Issuing Lenders shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.2 have been satisfied or waived in connection with the issuance of any Letter of Credit.

3.3 Fees and Other Charges. The Company shall, or shall cause the Applicable Account Party to, pay a fee (the “Letter of Credit Fee”) on the average daily undrawn and unexpired amount of all outstanding Letters of Credit during each Fee Payment Period at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans, shared ratably among the Domestic Lenders based on the Domestic Percentages of the Domestic Lenders during the relevant Fee Payment Period and payable in arrears for each Fee Payment Period on the related Fee Payment Date. In addition, the Company shall pay a fronting fee in an amount equal to 0.25% per annum on the average daily undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable in arrears to the relevant Issuing Lender for each Fee Payment Period on the related Fee Payment Date. For the purposes of the foregoing calculations, the average daily undrawn and unexpired amount of any Letter of Credit denominated in an Optional Currency for any Fee Payment Period shall be calculated by multiplying (i) the average daily undrawn and unexpired amount of such Letter of Credit (expressed in the Optional Currency in which such Letter of Credit giving rise to such fee is denominated) by (ii) the Exchange Rate for each such Optional Currency in effect on the first Business Day of the related Fee Payment Period or by such other method that the Administrative Agent and the Company may agree. In addition to the foregoing fees, the Company shall pay or reimburse each Issuing Lender, for its own account such customary out-of-pocket costs and expenses as are incurred or charged by such Issuing Lender in issuing,

509265-1725-08888-13316466 66

negotiating, effecting payment under, amending or otherwise administering any Letter of Credit, to the extent that such costs and expenses have been mutually agreed upon between the Company and such Issuing Lender.

3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Domestic Percentage in such Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued, and the amount of each draft or demand paid, by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft or demand is paid under any Letter of Credit issued by such Issuing Lender for which the Issuing Lender is not reimbursed in full by the Company or other applicant in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Domestic Percentage of the Dollar Equivalent of the amount of such draft or demand, or any part thereof, that is not so reimbursed (calculated, in the case of any Letter of Credit denominated in an Optional Currency, as of the Reimbursement Date therefor); provided, that in no event shall an L/C Participant be obligated to fund an amount that would cause such L/C Participant's Total Domestic Extensions of Credit to exceed such L/C Participant's Domestic Commitment. Subject to the foregoing, each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Company, the Applicable Account Party or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of any Loan Party, (iv) any breach of this Agreement or any other Loan Document by the Company, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to any Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to any Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the relevant Issuing Lender, times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c)Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company, the Applicable Account Party or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing

509265-1725-08888-13316466 67

Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

3.5 Reimbursement Obligation of the Company and the Applicable Account Party. If any draft or demand is paid under any Letter of Credit issued for the account of an Applicable Account Party, the Company or such Applicable Account Party, on a joint and several basis, shall reimburse the Issuing Lender for the amount of the draft or demand so paid, not later than 3:00 P.M., New York City time, on the second Business Day immediately following the day that the Company receives notice of payment of such draft or demand (or if notice of such payment is received after 10:00 A.M., New York City time, on a Business Day, on the third Business Day immediately following such date of receipt) (such date, the “Reimbursement Date”). Each such payment shall be made to the relevant Issuing Lender in the currency in which such Letter of Credit is denominated and in immediately available funds; provided, that, in the case of any Letter of Credit denominated in an Optional Currency, if such payment, or obligation to make such payment, in an Optional Currency would subject the Administrative Agent, the relevant Issuing Lender or any Domestic Lender to any stamp duty, ad valorem charge or any similar Tax that would not be payable if such payment were paid or required to be paid in Dollars, the Company or such Applicable Account Party shall, at its option, (A) pay the amount of such Tax to the Administrative Agent, the relevant Issuing Lender or the relevant Domestic Lender or (B) pay the Dollar Equivalent of such draft or demand (calculated as of the Reimbursement Date); provided, further, that if such payment is not made on the applicable Reimbursement Date the obligation to pay such draft or demand shall be permanently converted into an obligation to pay the Dollar Equivalent amount of such draft or demand (calculated as of such Reimbursement Date). Interest shall be payable on any such amounts from the Reimbursement Date until payment in full at the rate set forth in Section 2.15(c). Notwithstanding any inconsistent provision of this Agreement, unless (x) the Company or such Applicable Account Party gives notice to the Administrative Agent that it has paid its Reimbursement Obligation by 2:00 P.M., New York City time, on the Reimbursement Date or notifies the Administrative Agent that it does not wish to have such Reimbursement Obligation paid with the proceeds of an ABR Loan by such time, or (y) the Administrative Agent has actual knowledge that the conditions precedent to an ABR Loan to be made on such Reimbursement Date which are contained in Section 5.2 have not been satisfied or waived, the Company or such Applicable Account Party shall be deemed to have requested that the Domestic Lenders make an ABR Loan on such Reimbursement Date in an aggregate principal amount equal to the amount of the related Reimbursement Obligation, and such ABR Loan shall be made on such Reimbursement Date. If an ABR Loan is deemed to have been requested as aforesaid, such Reimbursement Obligation shall be paid with the proceeds of such Loan and no Default or Event of Default shall exist or be continuing in respect thereof. Notwithstanding the last sentence of Section 2.2, the proceeds of such ABR Loan shall be made available to the relevant Issuing Lender (and not to the Company or such Applicable Account Party) to the account specified by such Issuing Lender, in like funds as received by the Administrative Agent, and the Issuing Lender may credit its Domestic Percentage of such ABR Loan to the relevant Reimbursement Obligation in lieu of funding such amount to the Administrative Agent.

3.6 Obligations Absolute. The obligations of the Company and each Applicable Account Party under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company or any Applicable Account Party may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Company and each Applicable Account Party also agrees with each Issuing Lender that such Issuing Lender shall not, absent gross negligence or willful misconduct, be responsible for, and the Reimbursement Obligations under Section 3.5 of the Company and such Applicable Account Party

509265-1725-08888-13316466 68

shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company or any Applicable Account Party, and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company or any Applicable Account Party, as the case may be, against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender. The Company and each Applicable Account Party agree that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Company and such Applicable Account Party, as the case may be, and shall not result in any liability of such Issuing Lender to the Company or such Applicable Account Party.

3.7 Letter of Credit Payments. If any draft or demand shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Applicable Account Party and the Company of the date and amount thereof, and, upon the request of the Applicable Account Party or the Company to determine if material fraud is involved in connection with such draw or demand, promptly provide to the Company and the Applicable Account Party copies of all draw or demand documents presented to effect payment. The Issuing Lender will act in good faith in exercising its discretion under Section 5-109 of the UCC in honoring or refusing to honor a presentation on a Letter of Credit in cases where material fraud is asserted or alleged. The responsibility of the relevant Issuing Lenders to the Company or any other such Applicable Account Party in connection with any draft or demand presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft or demand) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of any other Loan Document, including this Section 3, the provisions of such other Loan Document or this Section 3, as the case may be, shall apply.

3.9 Collateralization. The Company or any Applicable Account Party may at its option at any time and from time to time Collateralize any Letter of Credit issued for the account of such Applicable Account Party at 100% of the undrawn and unexpired amount of such Letter of Credit. In addition, on or prior to the date that is five Business Days prior to the Termination Date then in effect for any Issuing Lender, the Company or such Applicable Account Party shall Collateralize (or, with the consent of the relevant Issuing Lender, in its sole discretion, enter into guarantee arrangements on terms satisfactory to such Issuing Lender in respect of) any Letter of Credit with an expiration date occurring after such Termination Date as provided in Section 3.1. Any Letter of Credit issued for the account of such Applicable Account Party that is Collateralized or so guaranteed as provided in this Section 3.9 shall cease to be a “Letter of Credit” outstanding hereunder effective on the date of such Collateralization or guarantee and, accordingly, the rights and obligations of Lenders in respect thereof (including pursuant to Sections 3.3 and 3.4) shall terminate and the Dollar Equivalent of the Outstanding Amount of such Letter of Credit shall no longer be included as “Covered Debt”, an “L/C Obligation” or an “Extension of Credit”.

3.10 New Issuing Lenders; L/C Commitments. (a) The Company may from time to time (i) decrease the L/C Commitment of any Issuing Lender or terminate any Issuing Lender as an Issuing Lender hereunder (on a prospective basis only) for any reason upon written notice to the Administrative

509265-1725-08888-13316466 69

Agent and such Issuing Lender, (ii) add additional Issuing Lenders hereunder and (iii) increase (with the consent of the relevant Issuing Lender) the L/C Commitment of any existing Issuing Lender. If the Company shall decide to add a new Issuing Lender under this Agreement, then the Company may appoint from among the Domestic Lenders (or an Applicable Lending Office thereof) a new Issuing Lender, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), whereupon such new issuer of Letters of Credit shall be granted the rights, powers and duties of an Issuing Lender hereunder, and the term “Issuing Lender” shall mean such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as an Issuing Lender hereunder in accordance with this Agreement or an increase of the L/C Commitment of any existing Issuing Lender, shall be evidenced by an agreement entered into by such new issuer of Letters of Credit or existing Issuing Lender, as applicable, in a form reasonably satisfactory to such Issuing Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, such new issuer of Letters of Credit shall become an “Issuing Lender” hereunder or such increased L/C Commitment shall become effective. Any decrease of an L/C Commitment or termination of an Issuing Lender shall become effective upon the applicable Issuing Lender's receipt of notice thereof. After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to the replacement, termination or Collateralization thereof pursuant to Section 3.9, but shall not issue additional Letters of Credit. The Administrative Agent shall promptly notify the Domestic Lenders of the effectiveness of any replacement or addition of an Issuing Lender, or any changed L/C Commitment pursuant to this Section 3.10.

(b)Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by an Applicable Lending Office thereof, in which case, such Applicable Lending Office shall be an “Issuing Lender” hereunder.

SECTION 4 REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Company hereby represents and warrants to each Lender that:
4.1 Financial Condition. The consolidated financial statements of the Parent included in its Annual Report on Form 10-K, for the twelve-month period ended December 31, 2011 (the “2011 10-K”), in its Quarterly Report on Form 10-Q for the three-month period ended March 31, 2012 (the “First Quarter 2012 10-Q”) and in its Quarterly Report on Form 10-Q for the three-month period ended June 30, 2012 (the “Second Quarter 2012 10-Q”), each as most recently updated or amended on or before the Closing Date and filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition and results of operations of the Parent and its Subsidiaries as of, and for, (a) the twelve-month period ended on December 31, 2011, (b) the three-month period ended March 31, 2012 and (c) the three-month period ended June 30, 2012, respectively; provided, that the foregoing representation shall not be deemed to have been incorrect if, in the event of a subsequent restatement of such financial statements, the changes reflected in such restatement(s) do not reflect a change in the financial condition or results of operation of the Parent and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

4.2 No Change. Between the date of the financial statements included in the Second Quarter 2012 10-Q and the Closing Date, there has been no development or event which has had a Material Adverse Effect.

509265-1725-08888-13316466 70

4.3 Existence. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the power and authority to conduct the business in which it is currently engaged and (c) is duly qualified and in good standing in each jurisdiction where it is required to be so qualified and in good standing, except to the extent all failures with respect to the foregoing clauses (a), (b) and (c) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Each Loan Party (a) has the requisite organizational power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party, (b) has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance thereof, (c) has duly executed and delivered each Loan Document to which it is a party and (d) each such Loan Document constitutes a legal, valid and binding obligation of such Person enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); provided, that the foregoing representation shall not be deemed to be incorrect with respect to the Collateral Trust Agreement or any Security Document unless an Event of Default under Section 8(i) has occurred and is continuing.

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party party to such documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Loan Party, or any Contractual Obligation of such Loan Party, except to the extent all such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.6 Litigation. Except as set forth on Schedule 4.6 and except as set forth in the 2011 10-K, the First Quarter 2012 10-Q, the Second Quarter 2012 10-Q or on any Current Report on Form 8-K of the Parent filed with the SEC prior to the Closing Date, no litigation, investigation, proceeding or arbitration is pending, or to the best of the Company's knowledge, is threatened against the Company or any Loan Party as of the Closing Date that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. As of the Closing Date no Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property. As of the Closing Date, the Company and each Initial Subsidiary Guarantor, as applicable, has title in fee simple to, or a valid leasehold interest in, the Mortgaged Property then owned or leased by it and has good title to, or a valid leasehold interest in, all of its other property then owned or leased by it; provided, that the foregoing representation shall not be deemed to have been incorrect, (a) if any such property (inclusive, in the case of any such real property, of associated machinery and equipment installed in such property) with respect to which the Company or an Initial Subsidiary Guarantor cannot make such representation has a Net Book Value of less than $250 million or (b) with respect to defects in title to or leasehold interests in any such real or personal property, either (A) such defects are Permitted Liens, (B) such defects are cured no later than 180 days after the earlier to occur of (x) the date that the Administrative Agent gives notice of such defects to the Company and (y) the date that a Financial Officer of the Company has actual knowledge of such defects, or (C) such defects could not reasonably be expected to detract from the current use or operation of the affected real or personal property in any material respect. In addition, to the extent that any defect in title to or

509265-1725-08888-13316466 71

leasehold interest in any such Mortgaged Property is insured against in any title insurance policy for the benefit of the Collateral Trustee, such defect shall not be taken into account for purposes of the preceding sentence up to the amount of such insurance coverage.

4.9 Intellectual Property. As of the Closing Date, the Company and each Initial Subsidiary Guarantor own, or are licensed to use, all United States Intellectual Property necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or be licensed could not reasonably be expected to have a Material Adverse Effect.

4.10 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of Regulation T, U or X of the Board.

4.11 ERISA. No ERISA Default has occurred and is continuing.

4.12 Investment Company Act. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered as such under the Investment Company Act of 1940, as amended.

4.13 Ownership of the Company; Pledged Equity. As of the Closing Date, (a) the Company is a wholly-owned Subsidiary of the Parent and (b) the information set forth on Schedules 1.1D-1, 1.1D-2, and on Schedule 4.13 is true and correct in all material respects; provided, that the representation in clause (b) above shall not be deemed to be incorrect unless the failure of such representation to be correct results in property having a having a Net Book Value in excess of $250 million being excluded from the Borrowing Base.

4.14 Security Documents. (a) As of the Closing Date, each of the Security Agreement, the Patent Security Agreement and the Trademark Security Agreement creates in favor of the Collateral Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable security interest or Lien in the Collateral described therein; provided, that the foregoing representation shall not be deemed to have been incorrect if (i) such Security Documents are not effective with respect to Collateral having an aggregate Net Book Value of less than $250 million, or (ii) as of such date, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00 (calculated on a pro forma basis and assuming that such Collateral for which the Security Documents are not so effective, or with respect to which such security interest or Lien is not so legal, valid, and enforceable, is excluded from the Borrowing Base).

(b)As of the Closing Date, the UCC financing statements listed in Schedule 4.14(b), and the recordation of the Mortgage Amendments in the applicable recording offices listed in Schedule 1.1E are all the filings, recordings and registrations that are necessary to establish that a legal, valid and perfected security interest in favor of the Collateral Trustee (for the benefit of the Secured Parties) in respect of all Collateral in which the Liens granted pursuant to the Security Documents continues to be perfected by filing, recording or registering in the United States and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements under the UCC; provided, that the foregoing representation shall not be deemed to have been incorrect to the extent any security interest is not perfected with respect to Collateral having an aggregate Net Book Value of less than $250 million.

4.15 Environmental Laws. Each Mortgaged Property, and the operations thereon, are in compliance in all material respects with all applicable Environmental Laws, except to the extent failure to

509265-1725-08888-13316466 72

comply would not reasonably be expected to have a Material Adverse Effect.

4.16 Use of Proceeds. The proceeds of the Loans shall be used to finance the working capital needs of the Company and its Subsidiaries and for general corporate or entity purposes, including to enable the Company to make valuable transfers to the Parent or any of its Subsidiaries in connection with the operation of their respective businesses.

SECTION 5 CONDITIONS PRECEDENT

5.1 Conditions to Closing Date. This Agreement and the obligation of each Lender to make extensions of credit requested to be made by it hereunder shall be effective upon (1) the execution and delivery by each of the Administrative Agent, the Syndication Agent, the Co-Syndication Agent, the Company and each Person listed on Schedule 1.1A of this Agreement and (2) written confirmation by the Administrative Agent to the Company and the Lenders confirming that the following conditions have been satisfied (or waived in accordance with the provisions hereof):

(a)Guarantee. The Parent, the Company and each Subsidiary Guarantor shall have executed and delivered the Guarantee.

(b)Borrowing Base. The Administrative Agent shall have received a Borrowing Base Certificate, which calculates the Borrowing Base as of June 30, 2012, demonstrating that the Dollar Equivalent of the Outstanding Amount of Covered Debt (calculated on a pro forma basis after giving effect to any incurrence and use of proceeds, of any Covered Debt on the Closing Date (assuming all Facilities and all facilities under the 3-Year Revolving Credit Agreement are fully drawn and the replacement of the Existing Credit Agreement and the repayment in full of obligations outstanding thereunder)) does not exceed the Borrowing Base.

(c)Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees and out-of-pocket expenses required to be paid hereunder and (with respect to such expenses) invoiced at least three (3) Business Days prior to the Closing Date.

(d)Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party (or a certificate of the Loan Parties), dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments, including the certificate of incorporation or formation (or equivalent organizational document) of each Loan Party, certified by the relevant authority of the jurisdiction of organization of such Loan Party, (ii) a long form good standing certificate (or equivalent thereof in the relevant jurisdiction) for each Loan Party from its jurisdiction of organization (if applicable in the relevant jurisdiction) and (iii) a certificate of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 5.2 have been satisfied or waived.

(e)Legal Opinions. The Administrative Agent shall have received the executed legal opinion of (i) in house counsel to the Loan Parties and (ii) Weil Gotshal & Manges LLP, counsel to the Loan Parties, each in form and substance reasonably acceptable to the Administrative Agent.

(f)Existing Credit Agreement and Master L/C Agreement. The Administrative Agent shall have received evidence satisfactory to it that, concurrently with the effectiveness of this Agreement, the Existing Credit Agreement and the Master L/C Agreement shall have been terminated and all of the

509265-1725-08888-13316466 73

obligations outstanding thereunder that are required to be paid upon termination thereof shall have been paid in full.

(g)Continuing Perfection. All actions necessary (including recent lien searches) to establish that the Collateral Trustee continues to have a perfected first priority security interest (subject to Permitted Liens) in the Collateral securing the obligations under the Loan Documents shall have been taken (other than any such actions described in Section 6.6).

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan (it being expressly understood and agreed that the foregoing shall not apply to any conversion or continuation of an outstanding Loan) and the agreement of any Issuing Lender to issue any Letter of Credit (or to amend any outstanding Letter of Credit increasing the face amount thereof) requested to be made or issued (or amended) by it on any date (including its initial extension of credit) is subject to the Closing Date having occurred and to the satisfaction of the following conditions precedent as of the borrowing date for such Loan or the date of any request to issue (or to amend to increase the face amount of) such Letter of Credit:

(a)Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date (including those set forth in Sections 4.1, 4.2, 4.6, 4.7, 4.8, 4.9, 4.13 and 4.14), in which case, such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

(b)No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date, after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof.

(c)Borrowing Base Compliance. Only if such Extension of Credit is being made prior to the Collateral Release Date, the Dollar Equivalent of the Outstanding Amount of Covered Debt, after giving effect to the extensions of credit requested to be made on such date and the use of proceeds thereof and after giving effect to the concurrent repayment, prepayment, or reduction of any outstanding Covered Debt to be made or to occur on such date (including the expiration or termination or Collateralization of any outstanding Letter of Credit), shall not exceed the Borrowing Base in effect as of such date.

(d)No Subsidiary Borrower Bankruptcy Events. With respect to any Loan made to or Letter of Credit issued for the account of any Subsidiary Borrower, (i) such Subsidiary Borrower shall not have (A) commenced any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) made a general assignment for the benefit of its creditors; and (ii) there shall not be commenced against such Subsidiary Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days.

509265-1725-08888-13316466 74

Each borrowing, or issuance of a Letter of Credit (or amendment thereof which increases the face amount thereof) hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or the date of such issuance or such amendment, as the case may be, that the conditions contained in this Section 5.2 have been satisfied or waived.
SECTION 6 AFFIRMATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect or any Letter of Credit remains outstanding or any Loan, Reimbursement Obligation, interest or fee payable hereunder or under any other Loan Document is owing to any Lender; provided, that no Loan Party shall be required to comply with the covenants set forth in Sections 6.7(a) or (b) or 6.8 below after the Collateral Release Condition has been satisfied:
6.1 Financial Statements. The Company shall deliver to the Administrative Agent, audited annual financial statements and unaudited quarterly financial statements of the Parent within 15 days after

509265-1725-08888-13316466 75

the Parent is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, after giving effect to any extensions (or, if the Parent is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, then within 15 days after the Parent would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, after giving effect to any extensions, if it had a security listed and registered on a national securities exchange) (and, for the avoidance of doubt, no such unaudited quarterly financial statements shall be required to be delivered with respect to the last fiscal quarter of any fiscal year); provided, that such financial statements shall be deemed to be delivered upon the filing with the SEC of the Parent's Form 10-K or Form 10-Q for the relevant fiscal period; provided, further, that any restatement of previously delivered (or deemed delivered) financial statements shall not constitute a breach or violation of this Section 6.1.

6.2 Compliance and Borrowing Base Certificates. The Company shall deliver to the Administrative Agent:

(a)within 5 Business Days after the delivery (or deemed delivery) of any financial statements pursuant to Section 6.1, a Compliance Certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, no Default or Event of Default has occurred and is continuing as of the date of such certificate, except as specified in such certificate, and (ii) containing a calculation of Consolidated Domestic Liquidity and Consolidated Global Liquidity as of the last day of the fiscal period covered by such financial statements;

(b)prior to the Collateral Release Date, within 10 Business Days after the delivery (or deemed delivery) of any financial statements pursuant to Section 6.1, a Borrowing Base Certificate duly executed by a Responsible Officer setting forth a calculation of the Borrowing Base as of the end of the most recent fiscal quarter covered by such financial statements; provided, that, if the delivery (or deemed delivery) of financial statements pursuant to Section 6.1 is delayed beyond 10 Business Days from the date on which such financial statements are required to be filed with the SEC (without giving effect to any available extensions) the Company shall use internal unaudited balance sheets and income statements as necessary to calculate the Borrowing Base on an interim basis pending delivery of such financial statements and shall deliver an interim Borrowing Base Certificate based upon such Borrowing Base calculation to the Administrative Agent no later than such 10th Business Day following the day on which such financial statements would have been required to be filed but for such extension (and, in such case, within 10 Business Days after the delivery or deemed delivery of audited annual or definitive quarterly financial statements, the Company shall recalculate the Borrowing Base using such audited or definitive financial statements, as the case may be, and provide a revised Borrowing Base Certificate to the Administrative Agent); and

(c)prior to the Collateral Release Date, on or prior to July 15 in each year, commencing in 2013, the Company shall deliver the financial statements for each Foreign Pledged Issuer referred to in the definition of “EBITDA” in Schedule 1.1B; provided, that, if any such financial statements for any Foreign Pledged Issuer are not delivered by such date, the Eligible Value of the Capital Stock of such Person shall be deducted from the Borrowing Base until such statements have been delivered to the Administrative Agent but the failure to deliver such financial statements shall not in itself constitute a Default or an Event of Default hereunder.

6.3 Maintenance of Business; Existence. The Company shall continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its organizational existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its

509265-1725-08888-13316466 76

principal line of business, except, in each case, (i) to the extent that failure to do so would not have a Material Adverse Effect and (ii) as otherwise permitted or provided in the Loan Documents.

6.4 Maintenance of Insurance. The Company shall, and shall cause each other Loan Party to, maintain, as appropriate, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts (after giving effect to any self-insurance, deductibles, and exclusions which the Company believes (in the good faith judgment of management of the Company) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions, deductibles, and exclusions) as the Company believes (in the good faith judgment of the management of the Company) are reasonable in light of the size and nature of its business.

6.5 Notices. Promptly upon a Financial Officer of the Company obtaining actual knowledge thereof, the Company shall give notice to the Administrative Agent of the occurrence of any Default or Event of Default. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the other relevant Loan Party has taken, is taking, or proposes to take with respect thereto.

6.6 Post-Closing Deliverables, etc.

(a)After the Closing Date, with respect to each Mortgage encumbering each Mortgaged Property owned or leased by the Company or a Subsidiary Guarantor as of the Closing Date, the Company shall deliver or cause to be delivered to the Collateral Trustee (i) an amendment thereof (each, a “Mortgage Amendment”), setting forth such changes as are reasonably necessary to reflect that the lien securing the Obligations on the Closing Date encumbers such Mortgaged Property and to further grant, preserve, protect and perfect the validity and priority of the security interest thereby created and perfected, (ii) a date-down/modification endorsement or re-issued policy with respect to each policy of title insurance insuring the interest of the mortgagee with respect to each such Mortgage and (iii) an opinion of local counsel as to the recordability of the applicable Mortgage Amendment and enforceability under the applicable local law of the applicable Mortgage, as modified, and such other matters as may be reasonably requested by the Administrative Agent or the Collateral Trustee, each of the foregoing reasonably satisfactory to the Administrative Agent and the Collateral Trustee.

(b)Each of the deliverables described in clause (a) above shall be referred to herein as a “Post-Closing Deliverable”. Notwithstanding any inconsistent or contrary provision contained in any Loan Document, the failure to provide a Post-Closing Deliverable shall have no consequence under any Loan Document (including with respect to the occurrence of a Default or an Event of Default).

6.7 Additional Subsidiary Guarantors; Other Subsidiary Guarantors, Reinstated Guarantors, etc.

(a)On or prior to the Applicable Identification Date, the Company shall notify the Administrative Agent of the identity of any Domestic Subsidiary that is then required to become an Additional Subsidiary Guarantor; provided, that such Domestic Subsidiary is not an Excluded Subsidiary, on or prior to the Applicable Joinder Date with respect to any such Domestic Subsidiary, the Company shall cause such Domestic Subsidiary to (A) become a party to the Security Agreement, the Guarantee and the Collateral Trust Agreement as an Additional Subsidiary Guarantor and (B) take such actions as are reasonably necessary to grant to the Collateral Trustee for the benefit of the Secured Parties a valid,

509265-1725-08888-13316466 77

perfected security interest in the Collateral described in the Security Agreement with respect to such Additional Subsidiary Guarantor, including the filing of financing statements in such jurisdictions as may be required by law. In addition, the Company shall, or shall cause the relevant Subsidiary Guarantor to (the Company or such Subsidiary Guarantor being referred to in this clause (a) as the “relevant pledgor”), on or prior to the Applicable Pledge Deadline with respect to such Domestic Subsidiary (to the extent that the Capital Stock of such Domestic Subsidiary is neither Excluded Collateral nor already pledged pursuant thereto) (i) execute and deliver to the Collateral Trustee such amendments or supplements to the Security Agreement as the Administrative Agent deems reasonably necessary to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such Domestic Subsidiary and (ii) deliver to the Collateral Trustee the certificates, if any, representing such Capital Stock (to the extent constituting “certificated securities” under the UCC), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant pledgor. Notwithstanding any inconsistent or contrary provision contained in any Loan Document, including this Section 6.7, (1) no Excluded Subsidiary shall be required to be or become a Subsidiary Guarantor, (2) no Excluded Collateral shall be required to be mortgaged or pledged hereunder or under any other Loan Document, (3) no property or assets shall be required to be mortgaged or pledged hereunder or under any other Loan Document following the Collateral Release Date, and (4) no Additional Subsidiary Guarantor shall be required to comply, and no Default or Event of Default shall be deemed to have occurred as the result of an Additional Subsidiary Guarantor's failure to comply, with any terms or conditions contained in any of the Loan Documents until the Applicable Compliance Date with respect to such Additional Subsidiary Guarantor.

(b)At any time and from time to time, the Company may, in its sole discretion, designate one or more Domestic Subsidiaries to become an Other Subsidiary Guarantor. To make such an election, the Company shall notify the Administrative Agent of the identity of the relevant Domestic Subsidiary and shall cause such Domestic Subsidiary to (i) become a party to the Guarantee, and (ii) if so desired by the Company, in its sole discretion, (x) to become a party to the Collateral Trust Agreement as an Other Subsidiary Guarantor and (y) (A) to become a party to the Security Agreement or to execute and deliver one or more Security Documents, in each case in favor of the Collateral Trustee, over such property and assets as are owned or leased by such Other Subsidiary Guarantor and as the Company may at any time and from time to time determine to include as Collateral, and (B) take such actions as are reasonably necessary to grant to the Collateral Trustee for the benefit of the Secured Parties a valid, perfected security interest in or mortgage lien on any Collateral described in the Security Agreement or in such other Security Document(s), as the case may be, with respect to such Other Subsidiary Guarantor, including the filing of financing statements in such jurisdictions as may be required by law. Notwithstanding any inconsistent or contrary provision contained in any Loan Document, including this Section 6.7, (1) no Excluded Subsidiary shall be required to be or become a Subsidiary Guarantor, (2) no Excluded Collateral shall be required to be mortgaged or pledged by an Other Subsidiary Guarantor, (3) no property or assets shall be required to be mortgaged or pledged hereunder or under any other Loan Document following the Collateral Release Date, and (4) no Other Subsidiary Guarantor shall be required to comply, and no Default or Event of Default shall be deemed to have occurred as the result of an Other Subsidiary Guarantor's failure to comply, with any terms or conditions contained in any of the Loan Documents until the Applicable Compliance Date with respect to such Other Subsidiary Guarantor.

(c)The Company agrees to cause the Parent, prior to or concurrently with any Disposition of the common stock of the Company to a Subsidiary of the Parent that is not a Subsidiary Guarantor, to cause such Subsidiary to become a party to the Guarantee.

509265-1725-08888-13316466 78

(d)Within 30 days after any Guarantee Reinstatement Date, the Company shall deliver, or cause to be delivered to the Administrative Agent a Guarantee Joinder, executed and delivered by each Domestic Subsidiary that is a Principal Domestic Subsidiary on such Guarantee Reinstatement Date, together with customary secretary's certificates, resolutions and legal opinions.

(e)During any Reinstated Guarantee Requirement Period, within 90 days after the end of any fiscal quarter of the Parent, during which the Company or one of its Principal Domestic Subsidiaries forms or acquires any Principal Domestic Subsidiary (or makes a single investment or a series of related investments having a value (determined by reference to Net Book Value, in the case of an investment of assets) of $500 million or more in the aggregate, directly or indirectly, in a Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Principal Domestic Subsidiary that results in such Domestic Subsidiary becoming a Principal Domestic Subsidiary), the Company shall (or shall cause the relevant Subsidiary to), unless a Guarantee Release Date shall have occurred prior to such 90th day after the end of such fiscal quarter of the Parent, cause such Principal Domestic Subsidiary (or Domestic Subsidiary receiving such investment(s)) to become a party to the Guarantee pursuant to a Guarantee Joinder.

6.8 Agreements to Pledge or Mortgage Additional Collateral.

(a)With respect to any direct, “first-tier” Subsidiary of the Company or a Subsidiary Guarantor which is formed or acquired after the Closing Date, no later than the Applicable Pledge Deadline with respect to such direct, “first-tier” Subsidiary, in each case to the extent that the Capital Stock of such direct, “first-tier” Subsidiary does not otherwise constitute Excluded Collateral, the Company shall, or shall cause a Subsidiary Guarantor to (the Company or such Subsidiary Guarantor being referred to in this clause (a) as the “relevant pledgor”), (A) execute and deliver to the Administrative Agent such amendments or supplements to the Security Agreement as the Collateral Trustee or the Administrative Agent deems reasonably necessary to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected security interest in such Capital Stock, and (B) deliver to the Collateral Trustee the certificates, if any, representing such Capital Stock (to the extent constituting “certificated securities” under the UCC), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant pledgor, and (C) take such other action as may be reasonably requested by the Collateral Trustee or the Administrative Agent in order to perfect the Collateral Trustee's security interest therein (provided, that, except with respect to the Capital Stock of a Material Foreign Pledged Issuer that is intended to be included in the Borrowing Base, in no event shall such actions require the execution or delivery of a pledge agreement or similar instrument governed by any law other than the laws of the State of New York).

(b)With respect to any Mortgaged Property acquired or leased by the Company or a Subsidiary Guarantor after the Closing Date and described in clause (b) or (c) of the definition of “Mortgaged Property” no later than the last day of the fiscal quarter of the Parent following the fiscal quarter in which such Mortgaged Property was so acquired or leased (such last day, the “Applicable Mortgage Deadline”), the Company shall, or shall cause the relevant Subsidiary Guarantor to, (i) deliver to the Collateral Trustee a Mortgage, in favor of the Collateral Trustee, for the benefit of the Secured Parties, covering such Mortgaged Property, (ii) for each such Mortgage, deliver to the Collateral Trustee a lenders' title insurance policy, in each case, issued by a title company selected by the Company insuring the Collateral Trustee's interest in such Mortgaged Property and mutually and reasonably satisfactory to the Company and the Administrative Agent, and (iii) for each such Mortgage, deliver to the Collateral Trustee an opinion of local counsel (which may be internal counsel to the Company or a Subsidiary Guarantor) with respect to the enforceability of such Mortgage under the applicable local law, in each case

509265-1725-08888-13316466 79

reasonably satisfactory to the Administrative Agent; provided, however, that in no event shall the Company or a Subsidiary Guarantor be required to provide an opinion for any such Mortgage if the Company or a Subsidiary Guarantor has previously delivered an enforceability opinion with respect to any other Mortgage encumbering a Mortgaged Property located in the same state (it being understood that the Company and the Subsidiary Guarantors are not required to obtain or provide any survey, landlord consent, appraisal, or valuation, with respect to such Mortgaged Property). Notwithstanding the foregoing, if any such Mortgaged Property is located in a jurisdiction that imposes a mortgage recording tax that is based on the value of such property or the amount of indebtedness secured thereby and the Company has determined, or the Administrative Agent has determined, at the request of the Company, that the cost of obtaining a Lien on such Mortgaged Property is excessive in relation to the additional value of the security (and/or the Borrowing Base) to be afforded thereby, the Company shall not be required to comply with the provisions of this Section 6.8(b) with respect thereto.

(c)Within 60 days of the occurrence thereof, the Company shall notify the Collateral Trustee and the Administrative Agent of any changes to the name, jurisdiction of incorporation or legal form of the Company or any Subsidiary Guarantor.

(d)By June 30 of each year commencing in 2013, the Company shall deliver to the Administrative Agent and the Collateral Trustee a notice containing a list of all patents and trademarks registered by the Company or any Subsidiary Guarantor at the United States Patent and Trademark Office during the preceding fiscal year of the Parent, and shall take such steps as the Administrative Agent may reasonably request in order to perfect the security interests granted in such Collateral pursuant to the Security Documents by an appropriate filing (in each case, substantially in the form of the Patent Security Agreement or the Trademark Security Agreement, as the case may be) against such patents and trademarks at the United States Patent and Trademark Office.

(e)Without increasing or otherwise modifying the expressed obligations of the Loan Parties under any provision of the Loan Documents, including this Section 6.8, the Company shall cause Collateral which is created or acquired or, as the case may be, required to be pledged or mortgaged, by the Company or a Subsidiary Guarantor after the Closing Date (other than, for the avoidance of doubt, Excluded Collateral or Collateral described in Section 6.6), if applicable to become subject to the Lien of the Security Documents and to the Collateral Trust Agreement and cause such Lien to be perfected (i) with respect to any Collateral that can be perfected by the filing of a UCC financing statement, within 30 days of its creation or acquisition or, as the case may be, pledge or mortgage, by the Company or Subsidiary Guarantor, and (ii) with respect to all other Collateral, within 120 days after the end of the fiscal year of the Parent in which such Collateral is created or acquired or, as the case may be, pledged or mortgaged, by the Company or a Subsidiary Guarantor, in each case, pursuant to supplemental security agreements, pledge agreements or mortgages, in each case substantially similar to the form of Security Agreement or Mortgage, and otherwise reasonably satisfactory in form and substance to the Administrative Agent and the Company.

6.9 Books and Records; Discussions. The Company shall and shall cause each other Loan Party to (a) keep proper books of records and account in which entries are made in a manner so as to permit preparation of financial statements in conformity with GAAP, and (b) permit representatives of the Administrative Agent upon reasonable prior notice during normal business hours to discuss matters relating to the Collateral with officers and employees of the Company, and the Subsidiary Guarantors; provided, that (i) the Administrative Agent and its representatives shall comply with all safety and security requirements of the Company or the applicable Subsidiary Guarantor, (ii) any visit by the Administrative Agent or its representatives shall be subject to the provisions of Section 10.16 and (iii) if no Event of

509265-1725-08888-13316466 80

Default has occurred and is continuing such visits and discussions shall not be required more than once in any calendar year and during the continuance of an Event of Default, such discussions may occur as often as may reasonably be desired by the Administrative Agent subject to clauses (i)-(ii) above. A Loan Party shall not have any obligation to disclose materials that are protected by attorney-client privilege and materials the disclosure of which would violate confidentiality obligations or any specified security or other procedures of such Loan Party.

6.10 Ratings. The Company shall obtain a Facility Rating from each of S&P, Moody's and Fitch no later than 90 days after the Closing Date.

SECTION 7 NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan, Reimbursement Obligation, interest or fee payable hereunder or under any other Loan Document is owing to any Lender:
7.1 Borrowing Base. Prior to the Collateral Release Date, the Company shall not permit the Dollar Equivalent of the Outstanding Amount of Covered Debt at any time to exceed the Borrowing Base in effect at such time for a period of five consecutive Business Days.

7.2 Minimum Liquidity. The Company shall not at any time permit the Consolidated Global Liquidity to be less than $4 billion or the Consolidated Domestic Liquidity to be less than $2 billion.

7.3 Liens. Prior to the Collateral Release Date, the Company shall not, and shall not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist any Lien upon (x) any of the Collateral (including, for the avoidance of doubt, the Mortgaged Properties) or (y) any Excluded Collateral referred to in clauses (h) and (k) of the definition thereof, in all cases, other than Permitted Liens. Any Disposition permitted by Section 7.5 shall not be prohibited by this Section 7.3.

7.4 Indebtedness.

(a)Prior to the Collateral Release Date, the Company shall not, and shall not permit any Subsidiary Guarantor to, incur Indebtedness that is secured by a Lien on any Collateral (including, for the avoidance of doubt, the Mortgaged Properties) except Permitted Liens.

(b)Following the Collateral Release Date, the Company shall not, and shall not permit any Principal Domestic Subsidiary to, incur Indebtedness that is secured by a Lien on the Collateral (including, for the avoidance of doubt, the Mortgaged Properties) other than (A) Indebtedness secured by Permitted Liens on the Collateral and (B) Indebtedness secured by Liens on the Collateral, in an aggregate principal amount, the Dollar Equivalent of which, at the time of the incurrence thereof, does not exceed 7.5% of Consolidated Net Tangible Automotive Assets.

7.5 Asset Sale Restrictions.

(a)All or Substantially All. The Company shall not, nor shall it permit any Principal Domestic Subsidiary to, in one transaction or a series of related transactions, Dispose of all or substantially all of their respective assets (on a consolidated basis), except in a transaction that complies with Section 7.7(a).

509265-1725-08888-13316466 81

(b)Other Asset Sales. Prior to the Collateral Release Date, the Company shall not, and shall not permit any Subsidiary Guarantor to, Dispose of its respective assets, except Permitted Asset Sales or in a transaction that complies with Section 7.7.

(c)Principal Trade Names. Notwithstanding anything to the contrary in clause (b) above, the Company shall not, nor shall it permit any Principal Domestic Subsidiary to, Dispose of any Principal Trade Name, except in a transaction that complies with Section 7.7(a).

7.6 Restricted Payments. Prior to the satisfaction of the Collateral Release Condition, the Company shall not permit the Parent to pay any dividend (other than dividends payable solely in Capital Stock of the Parent) on, or redeem, retire or purchase, for cash consideration, its Capital Stock (any such payment, redemption, retirement, or purchase, a “Restricted Payment”), other than:

(a)repurchases of shares of its Capital Stock upon the exercise of stock options or warrants for such Capital Stock;

(b)redemptions, retirements, or purchases of shares of its Capital Stock from current or former officers, directors, and employees of the Parent or any of its Subsidiaries, or any executive, director or employee savings, option, stock ownership or compensation plans or similar benefit or incentive plans, or, in each case to the extent applicable, their respective estates, heirs, spouses, former spouses or family members or other permitted transferees;

(c)(i) dividends on Series A preferred stock of the Parent issued and outstanding on the Closing Date; (ii) dividends payable to the holders of the Series B mandatory convertible junior preferred stock of the Parent issued and outstanding as of February 15, 2011; (iii) dividends payable to the holders of any additional preferred stock of the Parent which has been issued by the Parent within 90 days prior to or after the redemption or other repurchase by the Parent of such Series A preferred stock or Series B mandatory convertible junior preferred stock and (iv) dividends payable to holders of any additional preferred stock of the Parent in an aggregate amount not to exceed $750 million during any fiscal year of the Parent;

(d)Restricted Payments not otherwise permitted by clause (c) of this Section 7.6 in respect of Series A preferred stock issued and outstanding on the Closing Date if the Consolidated Global Liquidity of the Parent and its Subsidiaries at such time is at least $15 billion on a pro forma basis after giving effect to such Restricted Payment;

(e)the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with this Section 7.6;

(f)Restricted Payments or other distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets;

(g)payments of cash in lieu of fractional shares of its Capital Stock;

(h)purchases, redemptions, retirements or other acquisitions for value of its Capital Stock (or options, warrants or other rights to acquire its Capital Stock) tendered by the holder thereof in payment of withholding or other taxes relating to the vesting, delivery, exercise, exchange or conversion of options, restricted stock, restricted stock units, warrants or other rights relating to, or representing rights to acquire, its Capital Stock;

509265-1725-08888-13316466 82

(i)purchases, redemptions, retirements or other acquisitions for value of its Capital Stock (or options, warrants or other rights to acquire its Capital Stock) (A) upon the conversion of preferred stock or the exercise, exchange or conversion of options, warrants or other rights to acquire its Capital Stock or (B) tendered to the Parent by a holder of its Capital Stock in settlement of indemnification or similar claims by the Parent against such holder;

(j)Restricted Payments in an aggregate amount not to exceed $750 million during any fiscal year of the Parent and $2.5 billion in the aggregate from and after the Closing Date; and

(k)additional Restricted Payments in an aggregate amount not to exceed the sum of (A) the Net Cash Proceeds from the issuance by the Parent of (1) the Series B mandatory convertible junior preferred stock issued on November 17, 2010 and (2) any Capital Stock after the Closing Date, plus (B) the Cumulative Growth Amount at such time; provided, that the Parent may not make a Restricted Payment pursuant to this clause (k) if the Dollar Equivalent of the Total Extensions of Credit (disregarding, for this purpose, any Letters of Credit outstanding as of such time) at such time exceeds 50% of the Total Commitments at such time;

provided, however, that no Restricted Payment may be made pursuant to clause (c), (d), (j) or (k) of this Section 7.6 if a Default or Event of Default has occurred and is continuing at the time of such Restricted Payment; and provided, further, that the limitations described in this Section 7.6 shall not be applicable, and the Parent may make any Restricted Payment during any period (each such period, an “Unrestricted Payment Period”) during which each of the following conditions is satisfied (in each case, on a pro forma basis after giving effect to such Restricted Payment): (x) the Dollar Equivalent of the Total Extensions of Credit is less than 50% of the Total Commitments and has been less than 50% of the Total Commitments at all times during the period beginning on the date 60 days prior to the date of such Restricted Payment, (y) the Consolidated Global Liquidity of the Parent and its Subsidiaries at such time is at least $15 billion and (z) the Borrowing Base Coverage Ratio at such time is at least 1.20 to 1.00. For purposes of calculating the Cumulative Growth Amount and the amount of Restricted Payments that may be made pursuant to clause (k) of this Section 7.6, Restricted Payments made during an Unrestricted Payment Period shall be excluded.
7.7 Fundamental Changes.

(a)Neither the Company nor any Subsidiary Borrower shall merge or consolidate with any other Person or Dispose of all or substantially all of its assets to any Person unless (A) no Event of Default shall be continuing after giving effect to such transaction and (B)(x) such Borrower shall be the continuing entity or (y)(1) the Person formed by or surviving such merger or consolidation, or the transferee of such assets, shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia (or, in the case of any Subsidiary Borrower organized outside of the United States, the jurisdiction of incorporation of such Subsidiary Borrower or any other Foreign Subsidiary Borrower) that expressly assumes all the obligations of such Borrower under the Loan Documents pursuant to a supplement or amendment to the Loan Documents reasonably satisfactory to the Administrative Agent, (2) the Company and the Parent and, prior to the Collateral Release Date or during any Reinstated Guarantee Period, each Subsidiary Guarantor shall have reaffirmed its obligations under the Loan Documents and (3) the Administrative Agent shall have received an opinion of counsel (which may be internal counsel to a Loan Party) which is reasonably satisfactory to the Administrative Agent and consistent with the opinions delivered on the Closing Date with respect to such Borrower; provided, that, so long as no Obligations are owed (or in the case of Letters of Credit, as long as such Obligations are

509265-1725-08888-13316466 83

Collateralized) by the applicable Subsidiary Borrower, the Company may elect for such Subsidiary to cease to be a “Borrower” hereunder pursuant to Section 10.1(d) hereof and, thereafter, such Subsidiary shall not be subject to the restrictions contained in this paragraph.

(b)Prior to the Collateral Release Date or during any Reinstated Guarantee Requirement Period, no Subsidiary Guarantor shall merge or consolidate with any other Person or dispose of all or substantially all of its assets to any Person unless (i) the Company or another Subsidiary Guarantor shall be the continuing entity or shall be the transferee of such assets, (ii)(A) the Person formed by or surviving such merger or consolidation, or the transferee of such assets, shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of such Subsidiary Guarantor under the Loan Documents pursuant to a supplement or amendment to each applicable Loan Document reasonably satisfactory to the Administrative Agent, (B) the Company, the Parent and each then-remaining Subsidiary Guarantor shall have reaffirmed its obligations under the Loan Documents and (C) the Administrative Agent shall have received an opinion of counsel (which may be internal counsel to a Loan Party) which is reasonably satisfactory to the Administrative Agent and consistent with the opinions delivered on the Closing Date with respect to such Subsidiary Guarantor, or (iii) in connection with an asset sale not prohibited by Section 7.5.

SECTION 8 EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:
(a)any Borrower shall fail to pay (i) any principal of any Loan at maturity, (ii) any interest, Facility Fee, Letter of Credit Fee or any Reimbursement Obligation hereunder for a period of five Business Days after receipt of notice of such failure by such Borrower and the Company from the Administrative Agent or (iii) any other amount due and payable under any Loan Document for 30 days after receipt of notice of such failure by such Borrower and the Company from the Administrative Agent (other than, in the case of amounts in this clause (iii), any such amount being disputed by the Company in good faith); or

(b)any representation or warranty made or deemed made by the Company in any Loan Document or in any certified statement furnished pursuant to Section 6.2(a) and Section 6.2(b) at any time, shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c)any Loan Party or any Principal Domestic Subsidiary shall default in the observance or performance of (i) its agreements in Section 7.1 or Section 7.2 for a period of 20 consecutive days, or (ii) any other agreement contained in this Agreement (limited (A) with respect to the Parent, to Section 7.6 and (B) with respect to any Subsidiary Borrower, to Section 7.7) or in any other Loan Document; provided, that, with respect to clause (ii) only, such default shall continue unremedied for a period of 20 Business Days after the Company's receipt from the Administrative Agent of notice of such default; or

(d)the Parent, the Company or any Principal Domestic Subsidiary shall (i) default in making any payment of any principal of any Material Indebtedness on the due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement evidencing,

509265-1725-08888-13316466 84

securing or relating to such Indebtedness; or (iii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable; or

(e)prior to the Collateral Release Date, the Company or any Subsidiary Guarantor shall default, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, in the observance or performance of any financial or borrowing base covenant contained in an agreement evidencing Subject Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or beneficiary of such Subject Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Subject Material Indebtedness to become due prior to its stated maturity or (in the case of any such Subject Material Indebtedness constituting a Guarantee Obligation) to become payable; or

(f)(i) any Material Loan Party shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Material Loan Party, any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or
(g)the occurrence of an ERISA Default; or

(h)one or more judgments or decrees shall be entered in the United States against any Material Loan Party (or in the jurisdiction of organization of the applicable Material Loan Party) that is not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof, and involves a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of the Dollar Equivalent of either (a) $100 million ($1 billion if the Collateral Release Condition has been satisfied) or more, in the case of any single judgment or decree or (b) $200 million ($1 billion if the Collateral Release Condition has been satisfied) or more in the aggregate; or

(i)prior to the Collateral Release Date, the Collateral Trust Agreement or any Security Document shall cease to be in full force and effect, or any Lien thereunder shall cease to be enforceable and perfected (other than pursuant to or as provided by the terms hereof or any other Loan Document or as a result of any act or omission of an Agent or any Lender), with respect to Collateral with a Net Book Value in excess of $250 million; provided, that the foregoing Event of Default shall only be applicable if the Borrowing Base Coverage Ratio (calculated on a pro forma basis assuming such Collateral is not in the Borrowing Base) is less than 1.25 to 1.00; or

(j)the Guarantee of the Parent, the Company or, prior to the Collateral Release Date or during any Reinstated Guarantee Period, any Subsidiary Guarantor shall cease to be in full force and effect (other than pursuant to or as provided by the terms hereof or any other Loan Document); or

509265-1725-08888-13316466 85

(k)the occurrence of a Change of Control;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing by any Loan Party to the Lenders under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing to the Lenders under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in an interest bearing cash collateral account opened by the Administrative Agent an amount equal to 100% of the aggregate then undrawn and unexpired amount of such Letters of Credit (calculated, in the case of Letters of Credit denominated in Optional Currencies, at the Dollar Equivalent thereof on the date of acceleration). Subject to the Collateral Trust Agreement, amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or terminated or been fully drawn upon, if any, together with all accrued interest and earnings, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or terminated or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account, together with all accrued interest and earnings, if any, shall be returned to the Company (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.
Prior to the Collateral Release Date, whenever the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall have become immediately due and payable in accordance with clause (A) or clause (B) above, the Administrative Agent shall forthwith deliver a Notice of Acceleration to the Collateral Trustee; provided, that, by written notice to the Company and the Administrative Agent, the Required Lenders may, for such periods and/or subject to such conditions as may be specified in such notice, withdraw any declaration of acceleration effected in accordance with clause (B) above. If a declaration of acceleration in accordance with clause (B) immediately preceding shall have been withdrawn in accordance with the proviso to the immediately preceding sentence, the Administrative Agent shall forthwith deliver to the Collateral Trustee a notice of cancellation of the respective Notice of Acceleration theretofore delivered to the Collateral Trustee.
SECTION 9 THE AGENTS
9.1 Appointment.

509265-1725-08888-13316466 86

(a)Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b)The Administrative Agent and each Lender hereby irrevocably designates and appoints the Collateral Trustee as its agent under the Collateral Trust Agreement and the other Loan Documents, and irrevocably authorizes the Collateral Trustee, in such capacity, to (i) take such action on its behalf under the provisions of the Collateral Trust Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of the Collateral Trust Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (ii) enter into any and all Security Documents and the Collateral Trust Agreement and such other documents and instruments as shall be necessary to give effect to (A) the ranking and priority of Indebtedness and other extensions of credit and obligations contemplated by the Collateral Trust Agreement, (B) the security interests in the Collateral purported to be created by the Security Documents and (C) the other terms and conditions of the Collateral Trust Agreement. The Administrative Agent and each Lender each further hereby agrees to be bound by the terms of the Collateral Trust Agreement to the same extent as if it were a party thereto and authorizes the Collateral Trustee to enter into the Collateral Trust Agreement on its behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth herein, in the Collateral Trust Agreement or in any other Loan Document to which it is a party, or any fiduciary relationship with the Administrative Agent or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Collateral Trust Agreement or any other Loan Document or otherwise exist against the Collateral Trustee.

9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to

509265-1725-08888-13316466 87

ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, e-mail, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders as soon as practicable thereafter. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified in this Agreement); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such

509265-1725-08888-13316466 88

investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by or on behalf of the Company if it is required to do so under Section 10.5 and without limiting the obligation of the Company under Section 10.5 to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, any Letter of Credit issued or participated in by it and any other extension of credit made by it hereunder, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders and with the consent of the Company (such consent

509265-1725-08888-13316466 89

not to be unreasonably withheld or delayed and which consent shall not be required if an Event of Default under Section 8(a) or Section 8(f) with respect to the Company shall have occurred and be continuing), appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500 million. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Bookrunners, Lead Arrangers, Global and Regional Coordinators, Documentation Agents, Syndication Agent and Co-Syndication Agent. None of the Syndication Agent, the Co-Syndication Agent, nor any of the bookrunners, lead arrangers, documentation agents, global or regional coordinators or other agents identified on the cover page to this Agreement or in any commitment letter relating hereto (collectively, the “Arrangers”) shall have any duties or responsibilities under this Agreement and the other Loan Documents in their respective capacities as such, nor shall the consent of any such Person, in its capacity as such, be required for any amendment, modification or supplement to this Agreement or any other Loan Document.

SECTION 10 MISCELLANEOUS

10.1 Amendments and Waivers. (a)    Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1 or as otherwise expressly provided herein; provided, that (i) the Collateral Trust Agreement and the Security Documents shall be amended, modified, or supplemented in accordance with the terms of the Collateral Trust Agreement, and shall not be subject to the provisions of this Section 10.1, and (ii) any update or revision to any annex or schedule to any Loan Document (other than any amendment or modification to Schedule 1.1B or Schedule 1.1G to this Agreement) (including any update or revision to any annex or schedule to any Loan Document related to a Guarantor Joinder Agreement) shall not constitute an amendment, supplement or modification for purposes of this Section 10.1 and shall be effective upon acceptance thereof by the Administrative Agent. The Required Lenders and the Company (on its own behalf and as agent on behalf of any other Loan Party to the relevant Loan Document) may, or, with the written consent of the Required Lenders, the Administrative Agent (on behalf of the Required Lenders) and the Company (on its own behalf and as agent on behalf of any Loan Party to the relevant Loan Document) may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Agents, the Issuing Lenders, the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement (including any condition precedent to an Extension of Credit) or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(A)forgive or reduce any principal amount or extend the final scheduled date of maturity of any Loan or any Reimbursement Obligation (for the purpose of clarity each of the foregoing not to include any waiver of a mandatory prepayment), reduce the stated rate of any interest, fee or prepayment premium payable

509265-1725-08888-13316466 90

hereunder or under any other Loan Document (except in connection with the waiver of applicability of any post-default increases in interest rates), or extend the scheduled date of any payment thereof, prior to the Collateral Release Date adversely change the relative rights of the Secured Parties under the Collateral Trust Agreement in respect of payments or Collateral, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly and adversely affected thereby;

(B)eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender;

(C)consent to the assignment or transfer by or release of any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (except, for the avoidance of doubt, in the case of any Subsidiary Borrower, pursuant to Section 10.1(d) below), release all or substantially all of the Collateral, release the Company or the Parent from their obligations under the Guarantee or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee or the Security Agreement (except as otherwise provided in the Loan Documents), in each case without the written consent of all Lenders;

(D)reduce the percentage specified in the definition of Required Lenders without the written consent of all Lenders;

(E)reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

(F)amend, modify or waive any provision of Section 9 in a manner adverse to the Administrative Agent without the written consent of the Administrative Agent;

(G)prior to the Collateral Release Date, amend, modify or waive any provision of Section 9 in a manner adverse to the Collateral Trustee without the written consent of the Collateral Trustee;

(H)amend, modify or waive any provision of Section 3 in a manner adverse to an Issuing Lender without the written consent of such Issuing Lender;

(I)amend, modify or waive any provision of Section 2.5, 2.6 or 2.7 in a manner adverse to a Swingline Lender without the written consent of such Swingline Lender; or

(J)amend, modify or waive any provision of Section 2.18(a) or (b) without the written consent of each Lender adversely affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Issuing Lenders, the Administrative Agent, the Collateral Trustee and all future holders of the Loans. In the case of any waiver, the Loan

509265-1725-08888-13316466 91

Parties, the Lenders, the Issuing Lenders, the Administrative Agent, and the Collateral Trustee shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
(b)Notwithstanding the foregoing paragraph (a), without the consent of the Required Lenders (or, in the case of clauses (i) and (iii) below, any Issuing Lender), but subject to any consent required by paragraphs (A) through (J) above, (i) the terms of any Facility may be amended, modified or waived in any manner that does not adversely affect the rights or obligations of Lenders under any other Facility with the written consent of the Majority Facility Lenders in respect of such Facility, (ii) this Agreement may be amended with only the consent of the Company, the Administrative Agent and each Issuing Lender, if any, as may be necessary in the reasonable opinion of the Company and the Administrative Agent in order to provide that Letters of Credit are to be issued under the Multicurrency Facility rather than the Domestic Facility and (iii) the Administrative Agent (on its own behalf and as agent on behalf of each Lender and Issuing Lender) and the Company (on its own behalf and as agent on behalf of any other Loan Party who is a party to the relevant Loan Document) may amend, modify or supplement any provision of this Agreement or any other Loan Document (with, to the extent applicable, the consent of the Collateral Trustee), and the Administrative Agent (on its own behalf and as agent on behalf of each Lender and Issuing Lender) may waive any provision of this Agreement or any other Loan Document (with, to the extent applicable, the consent of the Collateral Trustee), in each case to (A) cure any ambiguity, omission, defect or inconsistency, (B) provide additional Collateral for the Obligations, (C) release any Collateral that is required or permitted to be released by the terms of any Loan Document and to release any Collateral that was or becomes, for any reason, Excluded Collateral, (D) permit additional affiliates of the Company or other Persons to guarantee the Obligations and/or to provide Collateral therefor (including pursuant to a Guarantor Joinder Agreement), and (E) release any Subsidiary Guarantor or other guarantor that is required or permitted to be released by the terms of any Loan Document and to release any such Subsidiary Guarantor that was or becomes an Excluded Subsidiary.

(c)For the avoidance of doubt it is understood that (i) any transaction permitted by Sections 2.10, 2.26, 2.27 and 2.28 shall not be subject to this Section 10.1 and the Company and the Administrative Agent may, without the input or consent of any other Lender (except to the extent provided in any such Section), effect amendments to this Agreement as may be necessary in the reasonable opinion of the Company and the Administrative Agent to effect the provisions of such Sections (including any definitions relating to or necessary to effectuate the foregoing) and (ii) the delivery of a Guarantor Joinder Agreement shall not constitute an amendment, supplement or modification for purposes of this Section 10.1 and shall be effective upon the delivery thereof to the Administrative Agent.

(d)In addition, notwithstanding the foregoing, this Agreement may be amended after the Closing Date without consent of the Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

(i)to designate (x) any Domestic Subsidiary of the Company (other than General Motors Financial Company, Inc. or any of its direct or indirect Subsidiaries) as a Domestic Subsidiary Borrower, (y) any Foreign Subsidiary organized or domiciled under the laws of the United Kingdom, Sweden, Canada, Germany or any other foreign jurisdiction, in each case, with the consent of each Lender under the Multicurrency Facility (provided that no such Lender may withhold such consent unless it is unable to make extensions of credit or provide Commitments to such Foreign Subsidiary pursuant to any

509265-1725-08888-13316466 92

Requirement of Law) and the Administrative Agent (not to be unreasonably withheld) as a Foreign Subsidiary Borrower under the Multicurrency Facility and (z) any other Foreign Subsidiary of the Company as a Foreign Subsidiary Borrower under a New Local Facility or any Incremental Facility upon (A) ten Business Days' prior notice to the Administrative Agent (such notice to contain the name, primary business address and taxpayer identification number of such Subsidiary), (B) the execution and delivery by the Company, such Subsidiary and the Administrative Agent of a Borrower Joinder Agreement, providing for such Subsidiary to become a Subsidiary Borrower, (C) (1) prior to the Collateral Release Date, the agreement and acknowledgment by the Parent, the Company and each other Subsidiary Guarantor that the Guarantee and the Security Agreement cover the Obligations of such Subsidiary and (2) after the Collateral Release Date, the agreement and acknowledgement by the Parent, the Company and, during any Reinstated Guarantee Period, each Subsidiary Guarantor, that the Guarantee covers the Obligations of such Subsidiary, (D) the delivery to the Administrative Agent of corporate or other applicable resolutions, other corporate or other applicable documents, certificates and legal opinions in respect of such Subsidiary reasonably equivalent to comparable documents delivered on the Closing Date and (E) the delivery to the Administrative Agent of any documentation or other information reasonably requested by the Administrative Agent and necessary to satisfy obligations of the Lenders described in Section 10.18 or any applicable “know your customer” or other anti-money laundering Requirement of Law; and

(ii)to remove any Subsidiary as a Subsidiary Borrower upon (A) execution and delivery by the Company to the Administrative Agent of a written notification to such effect, (B) repayment in full of all Loans made to such Subsidiary Borrower, (C) repayment in full of all other amounts owing by such Subsidiary Borrower under this Agreement and the other Loan Documents and (D) Collateralization of the then undrawn and unexpired amount of all Letters of Credit issued for the account of such Subsidiary Borrower (calculated, in the case of Letters of Credit denominated in Optional Currencies, at the Dollar Equivalent thereof on the date of removal) (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement) (it being understood that in the event any Subsidiary Borrower shall cease to be a Subsidiary of the Company, the Company shall remove such Subsidiary Borrower as a Subsidiary Borrower hereunder in accordance with the terms of this clause (ii)).

10.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice or electronic transmission, as received during the recipient's normal business hours, addressed as follows in the case of any Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent and the Company in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Any Borrower:	General Motors Holdings LLC New York Treasury Office 767 Fifth Avenue, 14th floor New York, NY 10153 Attention: Treasurer Facsimile: 212-418-3695

509265-1725-08888-13316466 93

with a copy to:
General Motors Holdings LLC
New York Treasury Office
767 Fifth Avenue, 14th floor
New York, NY 10153
Attention: Director, Global Funding and Cash Management
Facsimile: 212-418-6419
Email:debtcompliance@gm.com

with a further copy to:	General Motors Holdings LLC New York Treasury Office 767 Fifth Avenue, 14th floor New York, NY 10153 Attention: Director of Treasury Operations Facsimile: 212-418-6419
with a further copy to:
General Motors Holdings LLC
Legal Staff
Mail Code 482-C23-D24
300 Renaissance Center
P.O. Box 300
Detroit, MI 48265-3000
Attention: Kimberly K. Hudolin, Esq,
Facsimile: 248-267-4318
Email: kimberly.k.hudolin@gm.com

with a further copy to:	Weil Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Daniel S. Dokos, Esq. Facsimile: 212-310-8007 Email: daniel.dokos@weil.com
Administrative Agent for all notices:
JPMorgan Chase Bank, N.A., as Administrative Agent
Investment Bank Loan Operations North America
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE, 19713-2107, United States
Email: rea.n.seth@jpmorgan.com
(201) 639-5215 (facsimile)
302-634-1867 (Tel)
Attn: Rea N Seth

with a copy to:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, Floor 24 New York, NY, 10179, United States Email: RICHARD.DUKER@jpmorgan.com Facsimile: 212-270-5100 Telephone: 212-270-3057 Attention: Richard W Duker

509265-1725-08888-13316466 94

with a further copy (with respect to any notices in connection with the Multicurrency Facility) to:	J.P. Morgan Europe Limited Loans Agency 6th Floor 25 Bank Street, Canary Wharf London E14 5JP United Kingdom Attention: Loans Agency Facsimile: +44 20 7777 2360
provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, 2.8 2.10, 2.11, or 2.13 shall not be effective until received.
(b)Each of the parties hereto agrees that the Administrative Agent may, but shall not be obligated to, make any notices or other Communications available to the Lenders and the Issuing Lenders by posting such Communications on IntraLinks(tm) or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(c)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a user ID/password authorization system) and the Approved Electronic Platform is secured through a single user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the parties hereto acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(d)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT OR ANY AFFILIATE THEREOF WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(e)Each of the parties hereto agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention procedures and policies.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Company agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, the syndication of the Facilities, the consummation and administration of the transactions contemplated hereby and thereby and any amendment or waiver with respect thereto, including (i) the reasonable fees and out-of-pocket disbursements of Simpson Thacher & Bartlett LLP, and one additional local counsel in each relevant jurisdiction to be shared by the Administrative Agent and the Collateral Trustee and, in the event of a conflict, one separate counsel (and one local counsel in each relevant jurisdiction) for all persons similarly situated as required to address such conflict), (ii) filing and recording fees and expenses and (iii) the charges of Intralinks, (b) to pay or reimburse the Administrative Agent and the Collateral Trustee for all their reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including the reasonable fees and out-of-pocket disbursements and other charges of one primary counsel to the Administrative Agent and to the Collateral Trustee, one additional local counsel in each relevant jurisdiction which counsel shall act on behalf of all Lenders to be shared by the Administrative Agent and Collateral Trustee and, in the event of a conflict, one separate counsel (and one local counsel in each relevant jurisdiction) for all persons similarly situated as required to address such conflict), (c) to pay, indemnify or reimburse each Lender, each Issuing Lender and the Administrative

509265-1725-08888-13316466 95

Agent for, and hold each Lender, each Issuing Lender and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents, and (d) to pay, indemnify or reimburse each Lender, each Issuing Lender, the Administrative Agent, their respective affiliates, and their respective officers, directors, partners, employees, advisors, agents, controlling persons and trustees (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (other than with respect to Taxes, which shall be governed exclusively by Section 2.20 or with respect to the costs, losses or expenses which are of the type covered by Section 2.19 or Section 2.21) in respect of the financing contemplated by this Agreement or the use or the proposed use of proceeds thereof, and the other Loan Documents, or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party pertaining to any of the Mortgaged Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from (i) the gross negligence or willful misconduct of such Indemnitee, (ii) a material breach of the Loan Documents by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees or (iii) any dispute solely among Indemnitees not arising out of any act or omission of the Company or any of its affiliates (other than disputes involving claims against any Indemnitee in its capacity as, or fulfilling its role as, the Administrative Agent or an Arranger or similar role in respect of the transactions contemplated hereby). Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert, and to cause each of the Subsidiary Guarantors not to assert, and hereby waives, and agrees to cause each of the Subsidiary Guarantors to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee unless the same shall have resulted from the gross negligence or willful misconduct of, or material breach of the Loan Documents by, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, advisors, agents, controlling persons or trustees. Unless such amounts are being contested in good faith by the Company, all amounts due under this Section 10.5 shall be payable not later than 45 Business Days after the party to whom such amount is owed has provided a statement or invoice therefor, setting forth in reasonable detail, the amount due and the relevant provision of this Section 10.5 under which such amount is payable by the Company and any other Borrower. For purposes of the preceding sentence, it is understood and agreed that the Company may ask for reasonable supporting documentation to support any request to reimburse or pay out-of-pocket expenses, legal fees and disbursements, that the grace period to pay any such amounts shall not commence until such supporting documentation has been received by the Company and that out-of-pocket expenses that are reimbursable by the Company are limited to those that are consistent with the Company's then prevailing policies and procedures for reimbursement of expenses. The Company agrees to provide upon request by any party that may be entitled to expense reimbursement hereunder, on a confidential basis, a written statement setting forth those portions of its then prevailing policies and procedures that are relevant to obtaining expense reimbursement hereunder. Statements payable by the Company pursuant to this Section 10.5 shall be submitted to the Company at the address of the Company set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder. In no event shall any party hereto or any other Loan Party be liable for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).

509265-1725-08888-13316466 96

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) other than pursuant to Section 7.7, neither the Company nor any Subsidiary Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company or any Subsidiary Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than the Company or any affiliate of the Company or any natural person) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (in each case, not to be unreasonably withheld or delayed) of:

(1)the Company (unless such assignment is to a Lender who has an investment grade rating from two of S&P, Moody's and Fitch);

(2)the Administrative Agent;

(3)each Material Issuing Lender at such time (unless such assignment is to a Lender who has an investment grade rating from two of S&P, Moody's and Fitch); and

(4)each Material Swingline Lender at such time (unless such assignment is to a Lender who has an investment grade rating from two of S&P, Moody's and Fitch);

provided, that (x) no consent provided for in clause (2) above shall be required for an assignment to a Lender of an Affiliate thereof, (y) none of the consents provided for in clauses (3) and (4) above shall be required for an assignment to (A) a Domestic Lender or an affiliate thereof or (B) if such assignment does not relate to the Domestic Facility and (z) no consent of the Company provided for in clause (1) above shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing.
Notwithstanding the foregoing, no Lender shall be permitted to assign any of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) to an Ineligible Assignee without the consent of the Company, which consent may be withheld in its sole discretion.
(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments and Loans, the amount of the Commitments and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10 million, unless each of the Company and the Administrative Agent otherwise consent, provided,

509265-1725-08888-13316466 97

that (1) no such consent of the Company shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)the parties to each assignment (or, in the case of an assignment made pursuant to the exercise of the Company's rights under Section 2.23, the Administrative Agent, as agent for the assigning Lender, and the Assignee) shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which shall be paid by the assigning Lender or the Assignee or, in the case of an assignment made pursuant to the exercise of the Company's rights under Section 2.23, by the assigning Lender, the Assignee, or the Company); and

(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the Company an administrative questionnaire.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of and interest on the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Subject to the last sentence of (b)(iii) above, the entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice. The Register shall be available for inspection by any Issuing Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide a copy of the Register to the Company upon its request at any time and from time to time by electronic communication.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender (or, in the case of an assignment made pursuant to the exercise of the Company's rights under Section 2.23, the Administrative Agent, as agent for the

509265-1725-08888-13316466 98

assigning Lender) and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Company, any Issuing Lender, any Swingline Lender or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Loan Parties, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, (D) such Participant shall not be an Ineligible Participant, and (E) no later than January 31 of each year, such Lender shall provide the Company with a written description of each participation of Loans, and/or Commitments by such Lender during the prior year (it being understood that any failure to provide notice shall not render the participation invalid). Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to clause (A) of the proviso to the second sentence of Section 10.1(a) and (2) directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20, and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Company, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, the Company and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to receive any funds directly from the Company in respect of Sections 2.19, 2.20, 2.21 or 10.7 unless such Participant shall have provided to Administrative Agent, acting for this purpose as an agent of the Company, such information as is required to be recorded in the Register pursuant to paragraph (b)(iv) above as if such Participant were a Lender. Any Participant

509265-1725-08888-13316466 99

shall not be entitled to the benefits of Section 2.20 unless such Participant complies with Section 2.20(c) and 2.20(d) as though it were a Lender.

(d)Any Lender may, without the consent of the Company or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure such Lender's obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)In connection with any assignment pursuant hereto, the assigning Lender shall surrender the Note held by it and the Company shall, upon the request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Note of the assigning Lender) a new Note to the order of such assigning Lender or Assignee, as applicable, in the amount equal to the amount of such assigning Lender's or Assignee's, as applicable, Commitment to it after giving effect to its applicable assignment (or if the Commitments have terminated, the Loan of such party). Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Company marked “cancelled.”

10.7 Adjustments. If any Lender (a “Benefitted Lender”) shall, at any time after the Loans and all other amounts payable hereunder shall have become due and payable (whether at the stated maturity, by acceleration or otherwise), receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash in Dollars (calculated, in the case of any Obligation denominated in an Optional Currency, at the Dollar Equivalent thereof as of the date such Obligations became due and payable) from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire

509265-1725-08888-13316466 100

agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents (other than agreements between any Borrower and any Issuing Lender contemplated by this Agreement).

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission to Jurisdiction; Waivers.

(a)Each of the Administrative Agent, the Lenders, the Issuing Lenders, the Parent, each Borrower and each Subsidiary Guarantor hereby irrevocably and unconditionally:

(i)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(iii)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(b)Upon any Foreign Subsidiary becoming a Subsidiary Borrower, such Subsidiary Borrower hereby agrees to irrevocably and unconditionally appoint the Company as its agent to receive on behalf of such Subsidiary Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this Section. In any such action or proceeding in such New York State or Federal court, such service may be made on such Subsidiary Borrower by delivering a copy of such process to such Subsidiary Borrower in care of the Company. Each Subsidiary Borrower hereby irrevocably and unconditionally authorizes and directs the Company to accept such service on its behalf. As an alternate method of service, each Subsidiary Borrower irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Subsidiary Borrower by certified or registered air mail at its address specified in the Borrower Joinder Agreement. Each Subsidiary Borrower agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

509265-1725-08888-13316466 101

(c)To the extent that any Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any other Loan Document.

10.13 Judgment. The obligations of the Company or any Subsidiary Borrower in respect of this Agreement and the other Loan Documents due to any party hereto shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the sum originally due to such party is denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the Judgment Currency such party may in accordance with normal banking procedures purchase the Original Currency with the Judgment Currency; if the amount of the Original Currency so purchased is less than the sum originally due under such judgment to such party in the Original Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to the Company such excess. The provisions of this Section 10.13 shall survive the termination of this Agreement and payment of the Loans, the Reimbursement Obligations, interest, Facility Fees, Letter of Credit Fees, and Letter of Credit fronting fees payable hereunder or under any other Loan Document.

10.14 Acknowledgements. Each of the Company and the Subsidiary Borrowers hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or any Subsidiary arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on one hand, and the Company or any Subsidiary, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company or any Subsidiary and the Lenders.

10.15 Releases of Guarantees and Liens.

(a)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender and each Issuing Lender (without requirement of notice to or consent of any Lender or any Issuing Lender except as expressly required in Section 10.1) to take, and the Administrative Agent hereby agrees to take promptly, any action requested by the Company having the effect of releasing, or evidencing the release of, any Collateral or any obligations under the Guarantee (including, in the case of the Collateral, by instructing the Collateral Trustee to do so) (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii)

509265-1725-08888-13316466 102

under the circumstances described in this Section 10.15. For the avoidance of doubt any such action shall include directing the Collateral Trustee to take action under the Collateral Trust Agreement.

(b)At such time as the Loans, the Reimbursement Obligations and interest and fees owing hereunder and under any other Loan Document shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or such Letters of Credit are Collateralized), (i) the Obligations shall cease to be “Secured Obligations” under the Security Documents and the Administrative Agent shall provide notice to the Collateral Trustee thereof in accordance with Section 6.1 of the Collateral Trust Agreement and (ii) all obligations (other than as expressly provided therein) of each Guarantor under the Guarantee shall terminate, all without delivery of any instrument or performance of any act by any person.

(c)At any time after the satisfaction of the Collateral Release Condition, upon request by the Company (which may be made at any time following such satisfaction) (i) all of the security interests, mortgages, or other Liens in or on the Collateral shall terminate and (ii) all obligations of each Subsidiary Guarantor under the Guarantee shall be released (the date on which such release occurs, the “Collateral Release Date”); provided, however, that any Liens and any guarantees with respect to other Covered Debt and Permitted Second Lien Debt are contemporaneously released. For the avoidance of doubt, all guarantees of the Indebtedness hereunder provided by the Parent and the Company and the provisions of Section 7.4(b) shall remain in full force and effect notwithstanding such release.

(d)Immediately upon the occurrence of any Guarantee Release Date, all obligations (other than as expressly provided therein) of each Subsidiary Guarantor under the Guarantee shall terminate, all without delivery of any instrument or performance of any act by any person. In connection with any such termination, the Administrative Agent is hereby irrevocably authorized by each Lender and each Issuing Lender (without requirement of notice to or consent of any Lender or any Issuing Lender except as expressly required by Section 10.1) to take, and the Administrative Agent hereby agrees to take, promptly, any action reasonably requested by the Company having the effect of releasing, or evidencing the release of, the obligations of each Subsidiary Guarantor under the Guarantee.

(e)(i)  All security interests, mortgages or other Liens granted by a Subsidiary Guarantor in any Collateral, any related guarantees from such Subsidiary Guarantor (including any obligations of such Subsidiary Guarantor under the Guarantee), and all security interests, mortgages or other Liens on the Capital Stock of such Subsidiary Guarantor, will be automatically released if such Subsidiary Guarantor ceases for any reason not otherwise prohibited by the Loan Documents to be a Subsidiary Guarantor and (ii) all security interests, mortgages or other Liens granted by the Company or a Subsidiary Guarantor in any Collateral will be automatically released upon the request of the Company in connection with, and not later than two Business Days prior to the consummation of, any permitted sale or other disposition of such Collateral (including in connection with the grant of a specified consensual Permitted Lien, other than in respect of any other Covered Debt and any Permitted Second Lien Debt).

(f)In addition, so long as no Event of Default shall have occurred and be continuing, all security interests, mortgages, or other Liens granted by the Company or a Subsidiary Guarantor in or on all company cars and receivables (and other Collateral evidencing, securing, or relating to such company cars or receivables including Supporting Obligations and Letter-of-Credit Rights, in each case as such terms are defined in the UCC) of the Company or such Subsidiary Guarantor which are contemplated for use (i) in one or more securitization transactions having customary bankruptcy remote limited recourse provisions or (ii) as collateral security for one or more financing transactions or letter of credit

509265-1725-08888-13316466 103

transactions, in each case, not prohibited by the Loan Documents, shall, in each case, be released upon the request of the Company.

(g)Notwithstanding anything to the contrary contained herein, it is understood and agreed that the provisions of this Section 10.15 relating to the Collateral only require the Administrative Agent to notify the Collateral Trustee that the release of the referenced Collateral is permitted, authorized, or not prohibited hereunder. The Company acknowledges that the Collateral is held by the Collateral Trustee and that the release thereof is governed by the terms of the Collateral Trust Agreement.

10.16 Confidentiality. Each of the Administrative Agent, each Issuing Lender, each Lender and each Transferee (each a “Receiving Party”) agrees to keep confidential all non-public information provided to it by or on behalf of any Loan Party or any of its respective Subsidiaries, the Administrative Agent, an Issuing Lender or any Lender pursuant to or in connection with any Loan Document; provided, that nothing herein shall prevent a Receiving Party from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof for purposes of the transactions contemplated by this Agreement (it being acknowledged and agreed that such information would be subject to the confidentiality provisions of the this Section 10.16), (b) subject to a written agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), to any actual or prospective Transferee or any pledgee referred to in Section 10.6(c) or any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction or to any credit insurance provider relating to the Company and its obligations, (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors or those of any of its affiliates for performing the purposes of a Loan Document in each case, who are subject to or bound by an agreement to comply with the provisions of this Section 10.16 (or other provisions at least as restrictive as this Section 10.16), (d) upon the request or demand of any Governmental Authority or regulatory agency (including self-regulated agencies), (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, after notice to the Company if reasonably feasible, (f) if requested or required to do so in connection with any litigation or similar proceeding, after notice to the Company if reasonably feasible, (g) that has been publicly disclosed (other than by such Receiving Party in breach of this Section 10.16), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

10.17 WAIVERS OF JURY TRIAL. THE COMPANY, EACH SUBSIDIARY BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING LENDERS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.18 USA Patriot Act. Each Lender hereby notifies the Company and each Subsidiary Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Company and each Subsidiary Borrower, which information includes the name and address of the Company and each Subsidiary Borrower and other information that will allow such Lender to identify the Company and each Subsidiary Borrower in accordance with the USA Patriot Act.

10.19 Designation of Obligations. The parties hereto agree that, prior to the Collateral Release Date, (i) this Agreement shall be a “New Credit Agreement” under, and as defined in, the

509265-1725-08888-13316466 104

Collateral Trust Agreement, (ii) the Loan Documents shall be “Credit Agreement Documents” under, and as defined in, the Collateral Trust Agreement, (iii) the Obligations hereunder shall be “Credit Agreement Obligations” under, and as defined in, the Collateral Trust Agreement and (iv) JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent hereunder, shall be the “Credit Agreement Administrative Agent” under, and as defined in, the Collateral Trust Agreement.

509265-1725-08888-13316466 105

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GENERAL MOTORS HOLDINGS LLC

By:	/s/ JUAN RAJLIN
Name: Juan Rajlin
Title: Assistant Treasurer

Signature Page to 5-Year Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender

By:	/s/ RICHARD W. DUKER
Name: Richard W. Duker
Title: Managing Director

Signature Page to 5-Year Revolving Credit Agreement

CITIBANK, N.A., as Lender

By:	/s/ CARLY A. KEA
Name: Carly A. Kea
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH, as Lender

By:	/s/ MINGQIANG BI
Name: Mr. Mingqiang Bi
Title: General Manager

Signature Page to 5-Year Revolving Credit Agreement

LLOYDS TSB BANK PLC, as Lender

By:	/s/ STEPHEN GIRACOLONE
Name: Stephen Giracolone
Title: Assistant Vice President (G011)

By:	/s/ JULIA R. FRANKLIN
Name: Julia R. Franklin
Title: Title Vice President (F014)

Signature Page to 5-Year Revolving Credit Agreement

Toronto Dominion (Texas) LLC, as Lender

By:	/s/ DEBBIE BRITO
Name: Debbie Brito
Title: Autorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

BANCO DO BRASIL - NEW YORK BRANCH, as Lender

By:	/s/ JOLIO CARLOS TELLES
Name: Jolio Carlos Telles
Title: Deputy General Manager

By:	/s/ CUSSADO PARRE DOS SANTOS
Name: Cussado Parre Dos Santos
Title: General Manager

Signature Page to 5-Year Revolving Credit Agreement

BANCO BRADESCO S.A., NEW YORK BRANCH, as Lencer

By:	/s/ MAISA DE OLIVEIRA
Name: Maisa De Oliveira
Title: B-164

By:	/s/ MAURO LOPES
Name: Mauro Lopes
Title: B-221

Signature Page to 5-Year Revolving Credit Agreement

BARCLAYS BANK PLC, as Lender

By:	/s/ CRAIG J. MALLOY
Name: Craig J. Malloy
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

BNP PARIBAS, as Lender

By:	/s/ BERANGERE ALLEN
Name: Berangere Allen
Title: Director

By:	/s/ MICHAEL A. KOWALEZUK
Name: Michael A. Kowalezuk
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ JAMES MORAN
Name: James Moran
Title: Managing Director

By:	/s/ TYLER R. SMITH
Name: Michael A. Kowalezuk
Title: Associate

Signature Page to 5-Year Revolving Credit Agreement

DEUTSCHEBANK AG NEW YORK BRANCH, as Lender

By:	/s/ OMAYRA LAUCELLA
Name: Omayra Laucella
Title: Director

By:	/s/ SCOTTYE LINDSEY
Name: Scottye Lindsey
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ MARK WALTON
Name: Mark Walton
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

BANK OF AMERICA, N.A., as Lender

By:	/s/ BRIAN LUKEHART
Name: Brian Lukehart
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Lender

By:	/s/ MICHAEL KING
Name: Michael King
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

ROYAL BANK OF CANDA, as Lender

By:	/s/ MEREDITH MAJESTY
Name: Meredith Majesty
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, as Lender

By:	/s/ JAMES WELCH
Name: James Welch
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

UBS AG, STAMFORD BRANCH, as Lender

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ KENNETH CHIN
Name: Kenneth Chin
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

UBS LOAN FINANCE LLC, as Lender

By:	/s/ IRJA R. OTSA
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ KENNETH CHIN
Name: Kenneth Chin
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

AGRICULTURAL BANK OF CHINA NEW YORK BRANCH, as Lender

By:	/s/ MING YU
Name: Ming Yu
Title: General Manager

Signature Page to 5-Year Revolving Credit Agreement

BANCO ITAU BBA INTERNATIONAL, S.A. - LONDON BRANCH, as Lender

By:	/s/ JOSE FRANCISCO CLARO
Name: Jose Francisco Claro
Title: Executive Board Member

By:	/s/ PAULO LOPES
Name: Paulo Lopes
Title: Executive Board Member

Signature Page to 5-Year Revolving Credit Agreement

BANGKOK BANK PUBLIC COMPANY LIMITED, NEW YORK BRANCH, as Lender

By:	/s/ THITIPONG PRASERTSILP
Name: Thitipong Prasertsilp
Title: Vice President and Branch Manager

Signature Page to 5-Year Revolving Credit Agreement

BANK OF CHINA, NEW YORK BRANCH, as Lender

By:	/s/ HAIFENG XU
Name: Haifeng Xu
Title: Executive Vice President

Signature Page to 5-Year Revolving Credit Agreement

BANK OF MONTREAL, CHICAGO BRANCH, as Lender

By:	/s/ YACOUBA KANE
Name: Yacouba Kane
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

THE BANK OF NEW YORK MELLON, as Lender

By:	/s/ JOHN T. SMATHERS
Name: John T. Smathers
Title: First Vice President

Signature Page to 5-Year Revolving Credit Agreement

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ KIMBERLY SNYDER
Name: Kimberlly Snyder
Title: Director

Signature Page to 5-Year Revolving Credit Agreement

Canadian Imperial Bank of Commerce, New York Agency, as Lender

By:	/s/ DOMINIC J. SORRESSO
Name: Dominic J. Sorresso
Title: Authorized Signatory

By:	/s/ EOIN ROCHE
Name: Eoin Roche
Title: Authorized Signatory

Signature Page to 5-Year Revolving Credit Agreement

CAPITAL ONE, N.A., as Lender

By:	/s/ JACOB J. VILLERE
Name: Jacob J. Villere
Title: VP - US Corporate Banking

Signature Page to 5-Year Revolving Credit Agreement

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Lender

By:	/s/ ANDREW CAMPBELL
Name: Andrew Campbell
Title: Managing Director

By:	/s/ ANTHONY GIRALDI
Name: Anthony Giraldi
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

COMMONWEALTH BANK OF AUSTRALIA, as Lender

By:	/s/ PIETER BIERKENS
Name: Pieter Bierkens
Title: Acting Head and EVP, Americas

Signature Page to 5-Year Revolving Credit Agreement

DBS BANK LTD., LOS ANGELES AGENCY, as Lender

By:	/s/ JAMES MC WALTERS
Name: James Mc Walters
Title: General Manager & Managing Director

Signature Page to 5-Year Revolving Credit Agreement

INTESA SANPAOLO S.P.A., NEW YOR BRANCH, as Lender

By:	/s/ ISABELLA CASTROGIRANNI
Name: Isabella Castrogiranni
Title: Vice President

By:	/s/ PHILIP PETERS
Name: Philip Peters
Title: First Vice President

Signature Page to 5-Year Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ RICHARD C. HAMPSON
Name: Richard C. Hampson
Title: Senior Vice President

Signature Page to 5-Year Revolving Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as Lender

By:	/s/ MARY H. CAREY
Name: Mary H. Carey
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ DAVID W. KEE
Name: David W. Kee
Title: Managing Director

Signature Page to 5-Year Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ JEFFREY S. JOHNSON
Name: Jeffrey S. Johnson
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

UNICREDIT BANK AG, NEW YOR BRANCH, as Lender

By:	/s/ KEN HAMILTON
Name: Ken Hamilton
Title: Director

By:	/s/ EDWARD KULESZA
Name: Edward Kulesza
Title: Vice President

Signature Page to 5-Year Revolving Credit Agreement

SCHEDULE 1.1A
to
Credit Agreement

COMMITMENTS
[* * *]

The Royal Bank of Scotland plc	[ * * * ]
Capital One, N.A.	[ * * * ]
[* * *]	[ * * * ]

[* * *]

JPMorgan Chase Bank, N.A.	[ * * * ]
[* * *]	[ * * * ]

Credit Agreement Schedule 1.1A
US_ACTIVE:\44128536\2\64946.0023

[* * *]

JPMorgan Chase Bank, N.A.	[ * * * ]
Citibank, N.A.	[ * * * ]
Banco Bradesco - New York Branch	[ * * * ]
Banco do Brasil - New York Branch	[ * * * ]
Bank of America, N.A.	[ * * * ]
Barclays Bank PLC	[ * * * ]
BNP Paribas	[ * * * ]
Credit Suisse, Cayman Islands Branch	[ * * * ]
Deutsche Bank AG New York Branch	[ * * * ]
Goldman Sachs Bank USA	[ * * * ]
Industrial and Commercial Bank of China Limited New York Branch	[ * * * ]
Lloyds TSB Bank plc	[ * * * ]
Morgan Stanley Senior Funding, Inc.	[ * * * ]
Royal Bank of Canada	[ * * * ]
Toronto Dominion (Texas) LLC	[ * * * ]
UBS Loan Finance LLC	[ * * * ]
UBS AG, Stamford Branch	[ * * * ]
Agricultural Bank of China New York Branch	[ * * * ]
The Bank of Nova Scotia	[ * * * ]
Canadian Imperial Bank of Commerce, New York Agency	[ * * * ]
Commerzbank AG, New York and Grand Cayman Branches	[ * * * ]
Sumitomo Mitsui Banking Corporation	[ * * * ]
The Bank of New York Mellon	[ * * * ]
Banco Itau BBA International, S.A. - London Branch	[ * * * ]
Bank of Montreal	[ * * * ]
Commonwealth Bank of Australia	[ * * * ]
DBS Bank Ltd., Los Angeles Agency	[ * * * ]
State Street Bank and Trust Company	[ * * * ]
U.S. Bank National Association	[ * * * ]
Bangkok Bank Public Company Limited, NY Branch	[ * * * ]
Unicredit Bank AG, NY Branch	[ * * * ]
Bank of China, New York Branch	[ * * * ]
Intesa Sanpaolo S.p.A., NY Branch	[ * * * ]
PNC Bank, National Association	[ * * * ]
[* * *]	[ * * * ]

Credit Agreement Schedule 1.1A
US_ACTIVE:\44128536\2\64946.0023

Swingline Commitment

None.

Credit Agreement Schedule 1.1A
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 1.1B
to
Credit Agreement
BORROWING BASE1

“Additional Intangible Temporary Permitted Lien” means, as of any date of determination, in relation to any Intangible Collateral, a Permitted Lien, other than a Customary Permitted Lien, that (i) ranks prior to the Lien on such Intangible Collateral in favor of the Collateral Trustee under the Collateral Trust Agreement securing Covered Debt, the value of which Intangible Collateral is at such time included in the calculation of the Borrowing Base Amount and (ii) does not secure (in the aggregate at any one time for all such Permitted Liens) obligations or liabilities in excess of $250 million; provided, that (x) at the time of such determination, a Financial Officer of the Company has not had actual knowledge, or has not received notice from the Administrative Agent, of the existence of such Permitted Lien for a period of more than 60 days (such 60-day period, the “Interim Period”) and (y) in respect of such Permitted Lien a reserve has been established within 5 Business Days following the first day of the relevant Interim Period in an amount equal to the obligations secured by such Permitted Lien (each such reserve, an “Intangibles Reserve”). For the avoidance of doubt, (i) upon the expiration of the relevant Interim Period or, if earlier, upon the removal of the value of the related Intangible Collateral from the calculation of the Borrowing Base Amount, any related Permitted Lien shall cease to be an Additional Intangible Temporary Permitted Lien, (ii) upon the removal of the value of the related Intangible Collateral from the calculation of the Borrowing Base Amount, any related Intangibles Reserve shall be cancelled, and (iii) any Permitted Lien that secures an amount in excess of the amount specified in clause (ii) of the preceding sentence (or which when added to the amount already secured by such Permitted Liens would cause the amount set forth in such clause (ii) to be exceeded) is not an “Additional Intangible Temporary Permitted Lien” (it being understood that the Company may allocate such amount to Intangible Collateral from time to time as it sees fit).

“Advance Percentage” means, with respect to:

(a)    Eligible Receivables, [ * * * ];

(b)    Eligible Inventory, [ * * * ];

(c)    Eligible Closing Date Pledged Intercompany Notes, [ * * * ];

(d)    Eligible Foreign Pledged Capital Stock, [ * * * ];

(e)    Eligible Domestic Pledged Capital Stock, [ * * * ];

(f)    Eligible P&E, [ * * * ];

(g)    Eligible Real Estate, [ * * * ]; and

(h)    Eligible Cash, [ * * * ].

“Aggregate Borrowing Base Amount” means, as of any date of determination, the sum of the Borrowing Base Amounts for each category of Eligible Collateral; provided, that the amount contributed to the Aggregate Borrowing Base Amount by Eligible Technology and Eligible Trademarks shall at all times be less than or equal to [ * * * ] of the Aggregate Borrowing Base Amount at such time; provided, further, that the Aggregate Borrowing Base Amount shall be reduced by the aggregate amount of all Intangible Reserves at such date.

________________________
1    Unless otherwise defined herein, capitalized terms used herein that are defined in the Credit Agreement to which this Schedule is attached shall have the meanings assigned to such terms in such Credit Agreement.

Credit Agreement Schedule 1.1B
US_ACTIVE:\44128536\2\64946.0023

“Borrowing Base Amount” means, as of any date of determination, with respect to:

(a)    Eligible Cash, Eligible Receivables, Eligible Inventory, Eligible P&E, Eligible Real Estate, Eligible Foreign Pledged Capital Stock, Eligible Domestic Pledged Capital Stock, and Eligible Closing Date Pledged Intercompany Notes, (i) the Eligible Value for such category of Eligible Collateral multiplied by (ii) the Advance Percentage for such category;

(b)    Eligible Post Closing Date Pledged Intercompany Notes, as reasonably agreed by the Administrative Agent and the Company from time to time and as adjusted from time to time to reflect acquisitions, dispositions or changes in value of Eligible Post Closing Date Pledged Intercompany Notes;

(c)    Eligible Technology, [ * * * ]; and

(d)    Eligible Trademarks, [ * * * ].

“Borrowing Base Collateral Account” means any deposit or securities account of a Grantor designated by the Company as a “Borrowing Base Collateral Account” in which the Collateral Trustee has a valid, perfected and enforceable security interest and over which the Collateral Trustee has “control” (as defined in the UCC) pursuant to an account control agreement reasonably satisfactory in form and substance to the Company and the Administrative Agent, and in respect of which such Grantor or any of its Subsidiaries may deposit or cause to be deposited cash and Permitted Investments.

“Customary Permitted Liens” means (i) with respect to Intangible Collateral consisting of notes, loan agreements, or other evidences of indebtedness, the Permitted Liens described in clauses (a), (p) and (q) of “Permitted Liens” or that are Immaterial Nonconsensual Basket Liens; and (ii) with respect to any other Intangible Collateral, the Permitted Liens described in clauses (a), (b), (o), (p) and (q) of “Permitted Liens” or the Permitted Liens that are Immaterial Nonconsensual Basket Liens; and, in addition, but solely with respect to Eligible Technology and Eligible Trademarks, the Permitted Liens described in clauses (p), or (q), (y), and (z) of “Permitted Liens”.

“Domestic Pledged Issuer” means each affiliate of the Parent organized under the laws of any jurisdiction within the United States (i) which is not a Grantor and (ii) any Capital Stock of which is subject to the Lien of the Collateral Trust Agreement.

    “EBITDA” means, with respect to any Foreign Pledged Issuer for any fiscal year of such Foreign Pledged Issuer, the consolidated operating income of such Foreign Pledged Issuer for the immediately preceding fiscal year increased (to the extent deducted in determining consolidated operating income) by the sum (without duplication) of (a) the consolidated depreciation expense of such Person for such period and (b) the consolidated amortization expense of such Person for such period, in each case, as reflected on the most recent annual financial statements of such Foreign Pledged Issuer (which for the avoidance of doubt (i) will not be audited, (ii) need not have been prepared in accordance with GAAP, and (iii) need not be translated into the English language); provided, however, that if consolidated operating income, consolidated depreciation expense and/or consolidated amortization expense are not reflected in such financial statements, then “EBITDA” shall be determined as mutually agreed between the Administrative Agent and the Company in good faith based on such financial statements to reflect the equivalents of consolidated operating income, consolidated depreciation expense and/or consolidated amortization expense.

“Eligible Cash” means at any date of determination, the cash and Permitted Investments that constitute Collateral held at such date in a Borrowing Base Collateral Account.

“Eligible Closing Date Pledged Intercompany Notes” means, as of any date of determination, each of the promissory notes, loan agreements or other evidences of indebtedness listed on Schedule 2 to the Security Agreement, in each case that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Customary Permitted Liens and Additional Intangible Temporary

Credit Agreement Schedule 1.1B
US_ACTIVE:\44128536\2\64946.0023

Permitted Liens, as each such promissory note, loan agreement or other evidence of indebtedness may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced, replaced, refunded or otherwise modified from time to time.

“Eligible Collateral” means Eligible Cash, Eligible Receivables, Eligible Inventory, Eligible P&E, Eligible Real Estate, Eligible Domestic Pledged Capital Stock, Eligible Foreign Pledged Capital Stock, Eligible Closing Date Pledged Intercompany Notes, Eligible Post Closing Date Pledged Intercompany Notes, Eligible Technology and Eligible Trademarks.

“Eligible Domestic Pledged Capital Stock” means, as of any date of determination, the Capital Stock of each Domestic Pledged Issuer that constitutes Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Customary Permitted Liens and Additional Intangible Temporary Permitted Liens.

“Eligible Foreign Pledged Capital Stock” means, as of any date of determination, the Capital Stock of each Foreign Pledged Issuer that constitutes Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Customary Permitted Liens and Additional Intangible Temporary Permitted Liens; provided, however, that the Capital Stock of such Foreign Pledged Issuer shall not constitute “Eligible Foreign Pledged Capital Stock” if, on or before July 15 of any year, the financial statements for such Foreign Pledged Issuer have not been delivered to the Administrative Agent by the Company as contemplated by the definition of EBITDA (it being understood that such Capital Stock will become “Eligible Foreign Pledged Capital Stock” at such time as such financial statements have been so delivered, it being understood and agreed that such financial statements (a) will not be audited, (b) need not have been prepared in accordance with GAAP, and (c) need not be translated into the English language).

“Eligible Inventory” means, as of any date of determination, the items classified by the Grantors as “inventory” in accordance with GAAP, including raw materials, work-in-process, finished goods, parts and supplies, that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Permitted Liens; provided, however, that “Eligible Inventory” shall exclude any inventory to the extent, but only to the extent, necessary in order that, after giving effect to such exclusion (and any similar exclusion made pursuant to (x) the first proviso to the definition of “Eligible P&E” and (y) the first proviso to the definition of “Eligible Real Estate”), the aggregate Net Book Value of all Tangible Collateral constituting Eligible Collateral secured by any Material Permitted Consensual Lien is less than or equal to $50 million.

“Eligible P&E” means, as of any date of determination, the items classified by the Grantors as “property, plant and equipment” (other than “real property”) in accordance with GAAP that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Permitted Liens; provided, however, that “Eligible P&E” shall exclude any such property, plant and equipment to the extent, but only to the extent, necessary in order that, after giving effect to such exclusion (and any similar exclusion made pursuant to (x) the proviso to the definition of “Eligible Inventory” and (y) the first proviso to the definition of “Eligible Real Estate”), the aggregate Net Book Value of all Tangible Collateral constituting Eligible Collateral secured by any Material Permitted Consensual Lien is less than or equal to $50 million.

“Eligible Post Closing Date Pledged Intercompany Notes” means, as of any date of determination, each of the promissory notes, loan agreements or other evidences of indebtedness designated as such following the Closing Date by the Company with the consent of the Administrative Agent, in each case that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Customary Permitted Liens and Additional Intangible Temporary Permitted Liens.

“Eligible Real Estate” means, as of any date of determination, real property in respect of which the Collateral Trustee has a valid, perfected and enforceable mortgage that ranks prior to all Liens other than Permitted Liens; provided, however, that “Eligible Real Estate” shall exclude any such real property to the extent, but only to the extent, necessary in order that, after giving effect to such exclusion (and any similar exclusion made pursuant to (x) the proviso

Credit Agreement Schedule 1.1B
US_ACTIVE:\44128536\2\64946.0023

to the definition of “Eligible Inventory” and (y) the first proviso to the definition of “Eligible P&E”), the aggregate Net Book Value of all Tangible Collateral constituting Eligible Collateral secured by any Material Permitted Consensual Lien is less than or equal to $50 million; provided, further, such real property shall not constitute “Eligible Real Estate” until the Company has delivered to the Administrative Agent (i) appraisals that comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act (“FIRREA”) with respect to such real property, and (ii) the Real Estate Deliverables for the applicable real estate (it being understood that such real estate will become “Eligible Real Estate” (subject to the first proviso of this definition) at such time as such appraisals and Real Estate Deliverables have been delivered).

“Eligible Receivables” means, as of any date of determination, the items classified by the Grantors as “accounts receivable” in accordance with GAAP (a) that are owing by a Person that is not a consolidated Subsidiary of the Parent, (b) that are owing by a Person that is organized under the laws of a jurisdiction within the United States and (c) that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Customary Permitted Liens and Additional Intangible Temporary Permitted Liens.

“Eligible Technology” means, as of any date of determination, the technology that has been identified as “Eligible Technology” by the Company and the Administrative Agent and that constitutes Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Customary Permitted Liens and Additional Intangible Temporary Permitted Liens. For the avoidance of doubt, the Company and the Administrative Agent have identified the technology listed or otherwise described in the Security Agreement, the Patent Security Agreement, and the Trademark Security Agreement, as “Eligible Technology” for purposes of the foregoing.

“Eligible Trademarks” means, as of any date of determination, the trademarks that have been identified as “Eligible Trademarks” by the Company and the Administrative Agent and that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest that ranks prior to all Liens other than Customary Permitted Liens and Additional Intangible Temporary Permitted Liens. For the avoidance of doubt, the Company and the Administrative Agent have identified the trademarks listed or otherwise described in the Security Agreement and the Trademark Security Agreement, as “Eligible Trademarks” for purposes of the foregoing.

“Eligible Value” means, as of any date of determination:

(a)    with respect to Eligible Receivables, the Net Book Value of Eligible Receivables as derived from the general ledger or other financial records of the Grantors that is the basis for the most recent borrowing base certificate delivered to the Administrative Agent in accordance with the Credit Agreement;

(b)    with respect to Eligible Inventory, the gross book value of such Eligible Inventory as derived from the general ledger or other financial records of the Grantors that is the basis for the most recent borrowing base certificate delivered to the Administrative Agent in accordance with the Credit Agreement;

(c)    with respect to Eligible Closing Date Pledged Intercompany Notes, the lesser of (i) the outstanding principal amount thereof on such date of determination (net of any amounts then due to the maker thereof or other obligor thereunder from the party to whom the amounts under such Eligible Closing Date Pledged Intercompany Note is then owing that can be offset against such principal amount, as reasonably determined by the Company) and (ii) (x) if the obligor on such Eligible Closing Date Pledged Intercompany Note is also an issuer of Eligible Pledged Foreign Capital Stock or Eligible Domestic Pledged Capital Stock which has been assigned a Borrowing Base Amount, the Eligible Value of the Eligible Foreign Pledged Capital Stock or Eligible Domestic Pledged Capital Stock issued by the obligor of such Eligible Closing Date Pledged Intercompany Note (but prior, however, to subtracting the outstanding principal amount of such Eligible Closing Date Pledged Intercompany Note and before taking into account any advance percentage) or (y) in any other case, the value of the Capital Stock issued by the obligor on such Eligible Closing Date Pledged Intercompany Note (but prior, however, to subtracting the outstanding principal amount of such Eligible

Credit Agreement Schedule 1.1B
US_ACTIVE:\44128536\2\64946.0023

Closing Date Pledged Intercompany Note) as reasonably determined by the Administrative Agent in consultation with the Company;

(d)    with respect to Eligible Foreign Pledged Capital Stock an amount equal to (A) the applicable Pledged Percentage of such Foreign Pledged Issuer multiplied by (B) (x) the EBITDA of such Foreign Pledged Issuer for the relevant period (determined in accordance with the definition of “EBITDA”), multiplied by [ * * * ], minus (y) the greater of (i) the outstanding amount of debt for borrowed money owed by such Foreign Pledged Issuer and its Subsidiaries, other than intercompany debt owing between such Foreign Pledged Issuer and its Subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for such Foreign Pledged Issuer) minus the Excess Cash held by such Foreign Pledged Issuer and (ii) zero;

(e)    with respect to Eligible Domestic Pledged Capital Stock, the amount reasonably determined by the Administrative Agent in consultation with the Company in connection with the pledge of such Capital Stock pursuant to the Collateral Trust Agreement (which amount may be determined by a formula or another method as reasonably agreed by the Administrative Agent and the Company);

(f)     with respect to Eligible P&E, the Net Book Value of the Eligible P&E as derived from the general ledger or other financial records of the Grantors that is the basis for the most recent borrowing base certificate delivered to the Administrative Agent in accordance with the Credit Agreement;

(g)    with respect to Eligible Real Estate, the fair market value of such Eligible Real Estate as reflected in the most recent appraisal report delivered to the Administrative Agent that complies with FIRREA; and

(h)    with respect to Eligible Cash, the amount thereof credited to a Borrowing Base Collateral Account as of the date of determination;

provided, however, that the Eligible Value for Eligible Collateral (other than Eligible Cash and Eligible Closing Date Pledged Intercompany Notes) shall be adjusted on a pro forma basis (in each case using the values derived from the financial records that were the basis for the then most recent borrowing base certificate delivered to the Administrative Agent in accordance with the Credit Agreement) from time to time as provided in the Credit Agreement, the Eligible Value for Eligible Cash shall be adjusted on a daily basis, and the Eligible Value for Eligible Closing Date Pledged Intercompany Notes shall be adjusted on any date on which there is a change in the outstanding principal amount thereof.

“Excess Cash” means, with respect to a Foreign Pledged Issuer as of any date of determination, (A) cash, cash equivalents, and Marketable Securities then held by such Foreign Pledged Issuer and deposits made to GM Europe Treasury Company AB minus (B) the product of (x) net sales of such Foreign Pledged Issuer for the fiscal year of such Foreign Pledged Issuer ending prior to such date of determination multiplied by (y) [ * * * ].

“Foreign Pledged Issuer” means each “first-tier” Foreign Subsidiary of each Grantor, other than Excluded Subsidiaries.

“Grantor” means each of the Company and each Subsidiary Guarantor.

“Immaterial Nonconsensual Basket Liens” means Permitted Liens described in clause (bb) of the definition thereof that do not secure liabilities or other obligations exceeding, in the aggregate at any time outstanding, for all such liabilities or obligations, $50 million and, in any case, that are not consensual Liens of the types described in clause (c), (g), (i), (j), (k), (l) or (m) (to the extent securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any obligations or indebtedness secured by a Lien permitted by clause (i), (j), (k) or (l) (or any renewal, extension, refinancing, replacing, amendment, modification or refunding of the foregoing pursuant to clause (m))) of the definition of Permitted Lien.

Credit Agreement Schedule 1.1B
US_ACTIVE:\44128536\2\64946.0023

“Intangible Collateral” means the following classes or types of Collateral: accounts receivable, promissory notes, loan agreements or other evidences of indebtedness, Capital Stock, technology, and trademarks.

“Material Permitted Consensual Lien” means any Lien on Tangible Collateral which is included in the determination of the Borrowing Base Amount that ranks prior to the Lien in favor of the Collateral Trustee under the Collateral Trust Agreement securing Covered Debt of the kind described in clause (c), (g), (i), (j), (k), (l), (m) (to the extent securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any obligations or indebtedness secured by a Lien permitted by clause (i), (j), (k) or (l) (or any renewal, extension, refinancing, replacing, amendment, modification or refunding of the foregoing pursuant to clause (m))) or (n) of the definition of Permitted Liens to secure obligations or indebtedness incurred (in a single transaction or a series of related transactions); provided, that at the time of delivery of a quarterly borrowing base certificate by the Company (x) a Financial Officer of the Company has actual knowledge of such Lien or (y) the Company has received written notice of the existence of such Lien from the Administrative Agent.

“Material Real Estate” means the parcels of real estate listed on Schedule 1.1E to the Credit Agreement.

“Permitted Investments” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500 million and having a short-term indebtedness or certificate of deposit rating of at least A-1 by S&P or P-1 by Moody's or F1 by Fitch, or carrying an equivalent rating by a nationally recognized statistical rating organization; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's or F1 by Fitch, or carrying an equivalent rating by a nationally recognized statistical rating organization, if all of the named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within thirteen months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities described in clause (a) of this definition; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's or A by Fitch or carry an equivalent rating by any other nationally recognized statistical rating organization; (f) securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds at least 95% of the investments of which are in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody's or AAA by Fitch or carry an equivalent rating by any other nationally recognized statistical rating organization and (iii) have portfolio assets of at least $5 billion; (i) asset-backed securities rated AAA by S&P or Aaa by Moody's or AAA by Fitch or carry an equivalent rating by any other nationally recognized statistical rating organization maturing within one year from the date of acquisition; or (j) corporate notes and other debt instruments with maturities of one year or less from the date of acquisition that are rated at least A by S&P or A2 by Moody's or A by Fitch or that carry an equivalent rating by any other nationally recognized statistical rating organization.

“Pledged Percentage” means, with respect to any Eligible Foreign Pledged Capital Stock at any time, the percentage of the aggregate underlying economic value of the related Foreign Pledged Issuer that is represented by the Capital Stock of a Foreign Pledged Issuer that satisfies the definition of Eligible Foreign Pledged Capital Stock at such time.

“Real Estate Deliverables”” means, (i) with respect to Section 6.6(a) of the Credit Agreement, the Post-Closing Deliverables described in clauses (i)-(iii) thereof, and (ii) with respect to Section 6.8(b) of the Credit Agreement, the items described in clauses (i)-(iii) thereof.

Credit Agreement Schedule 1.1B
US_ACTIVE:\44128536\2\64946.0023

“Tangible Collateral” means the following classes or types of Collateral: real estate, inventory, machinery, and equipment.

Credit Agreement Schedule 1.1B
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 1.1C
to
Credit Agreement
RESTRICTED COLLATERAL
Domestic Entities

	Name of Entity	Jurisdiction of Organization
1.	DMAX, Ltd.	Ohio
2.	General Motors Asia, Inc.	Delaware
3.	General Motors Asia Pacific Holdings, LLC	Delaware
4.	General Motors International Holdings, Inc.	Delaware
5.	General Motors LLC	Delaware
6.	General Motors Overseas Corporation	Delaware
7.	OnStar, LLC	Delaware

Foreign Entities

	Name of Entity	Jurisdiction of Organization
1.	General International Limited (GIL)	Bermuda
2.	General Motors Automotive Holdings, S.L.	Spain
3.	General Motors East Africa Limited	Kenya
4.	General Motors Egypt, S.A.E.	Egypt
5.	General Motors Powertrain (Thailand) Limited	Thailand
6.	General Motors Powertrain Uzbekistan CJSC	Uzbekistan
7.	GM Korea Company	Korea
8.	Hicom-Chevrolet, Sdn Bhd	Malaysia

Credit Agreement Schedule 1.1C
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 1.1 D-1
to
Credit Agreement
INITIAL EXCLUDED SUBSIDIARIES
Domestic Entities

	Name of Entity	Jurisdiction of Organization
1.	General Motors China, Inc.	Delaware
2.	General Motors Foundation, Inc.	Michigan
4.	General Motors Ventures LLC	Delaware
5.	Koneyren, Inc.	Michigan

Foreign Entities

	Name of Entity	Jurisdiction of Organization
1.	General Motors Asia Pacific (Pte) Limited	Singapore
2.	General Motors Automobiles Philippines, Inc.	Philippines
3.	General Motors Chile Industria Automotriz Limitada	Chile
4.	General Motors Coordination Center BVBA	Belgium
5.	General Motors International Services Company SAS	Colombia
6.	General Motors Peru S.A.	Peru
7.	GM GEFS HOLDINGS (CHC4) ULC	Canada
8.	GM Purchasing Vauxhall UK Limited	United Kingdom
9.	Saab Danmark A/S	Denmark

Credit Agreement Schedule 1.1D-1
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 1.1D-2
to
Credit Agreement
INITIAL SUBSIDIARY GUARANTORS

	Name of Entity	Jurisdiction of Organization
1.	General Motors Asia Pacific Holdings, LLC	Delaware
2.	General Motors International Holdings, Inc.	Delaware
3.	General Motors LLC	Delaware
4.	General Motors Overseas Distribution LLC	Delaware
5.	GM Components Holdings, LLC	Delaware
6.	GM Finance Co. Holdings LLC	Delaware
7.	GM Global Technology Operations LLC	Delaware
8.	GM LAAM Holdings, LLC	Delaware
9.	OnStar, LLC	Delaware
10.	Riverfront Holdings, Inc.	Delaware

Credit Agreement Schedule 1.1D-2
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 1.1 D-3
to
Credit Agreement
INITIAL MATERIAL FOREIGN PLEDGED ISSUERS

	Name of Entity	Jurisdiction of Organization
1.	Controladora General Motors S.A. de C.V.	Mexico
2.	General Motors Africa and Middle East FZE	United Arab Emirates
3.	General Motors - Colmotores S.A.	Columbia
4.	General Motors del Ecuador S.A.	Ecuador
5.	General Motors do Brasil Ltda.	Brazil
6.	General Motors of Canada Limited	Canada
7.	Omnibus BB Transportes, S.A.	Ecuador

Credit Agreement Schedule 1.1D-3
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 1.1E
to
Credit Agreement
MORTGAGED PROPERTY

	Property	Address	City	State	Recording Office
Manufacturing & Proving Grounds
1.	GMPT - Bedford	105 GM Drive	Bedford	Indiana	Lawrence County Recorder- 916 15th St., Room 21, Bedford, IN 47421
2.	Stamping - Marion	2400 W Second Street	Marion	Indiana	Grant County Recorder - 401 South Adams Street, Suite 334 Marion, IN 46953
3.	GMVM - Fort Wayne Assembly	12200 Lafayette Center Road	Roanoke	Indiana	Allen County Recorder - 1 East Main Street City County Building Room 100, Fort Wayne, IN 46802-1890
4.	GMVM - Fairfax Assembly	3201 Fairfax Trafficway	Kansas City	Kansas	Wyandotte County Register of Deeds - 710 N. 7th St, Suite 100 Kansas City, KS 66101-3084
5.	Stamping-Fairfax	3201 Fairfax Trafficway	Kansas City	Kansas	Wyandotte County Register of Deeds - 710 N. 7th St, Suite 100 Kansas City, KS 66101-3084
6.	GMVM - Bowling Green Assembly	600 Corvette Drive	Bowling Green	Kentucky	Warren County Clerk - P.O. Box 478 - Bowling Green, KY 42102-0478
7.	GMPT - Bay City	1001 Woodside Avenue	Bay City	Michigan	Bay County Register of Deeds - 515 Center Avenue Bay City, MI 48708 5994
8.	GMVM - Hamtramck Assembly	2500 East Grand Boulevard	Detroit	Michigan	Wayne County Register of Deeds 400 Monroe St.; 7th Floor Detroit, MI 48226-2925
9.	GMVM - Flint Assembly	0-3100 Van Slyke Road	Flint	Michigan	Genesee County Register of Deeds 1101 Beach Street Administration Building Flint, MI 48502
10.	Stamping - Flint	G-2238 West Bristol Road	Flint	Michigan	Genesee County Register of Deeds 1101 Beach Street Administration Building Flint, MI 48502
11.	Stamping - Flint Tool & Die	425 S Stevenson Street	Flint	Michigan	Genesee County Register of Deeds 1101 Beach Street Administration Building Flint, MI 48502
12.	GMPT Flint L6 Engine Plant	2100 Bristol Road	Flint	Michigan	Genesee County Register of Deeds 1101 Beach Street Administration Building Flint, Ml 48502
13.	Weld Tool Center - Grand Blanc	10800 South Saginaw Street	Grand Blanc	Michigan	Genesee County Register of Deeds 1101 Beach Street Administration Building Flint, MI 48502
14.	GMVM - Orion Assembly	4555 Giddings Road	Lake Orion	Michigan	Yuma, AZ 85364-2311
15.	GMVM - Lansing Delta Township Assembly	8175 Millett Hwy	Lansing	Michigan	Eaton County Register of Deeds 1045 Independence Blvd. Room 104 Charlotte, MI 48813-1095
16.	GMVM - Lansing (grand River Assembly	920 Townsend Avenue		Michigan	Ingham County Register of Deeds - P.O. Box 195 Mason, MI 48854-0195
17.	Lansing Regional Stamping	8175 Millet Hwy	Lansing	Michigan	Eaton County Register of Deeds - 1045 Independence Blvd. Room 104 Charlotte, MI 48813-1095
18.	Stamping - Pontiac Plant # I4	220 East Columbia	Pontiac	Michigan	Oakland County Register of Deeds 1200 North Telegraph Road Dept 480 Pontiac, M1 4 8341-048 0
19.	GMPT - Romulus	36880 Ecorse Road	Romulus	Michigan	Wayne County Register of Deeds 400 Monroe St.; 7th Floor Detroit, MI 48226-2925

     Credit Agreement Schedule 1.1E
US_ACTIVE:\44128536\2\64946.0023

20.	GMAT - Saginaw Meta] Casting	1629 N Washington Avenue	Saginaw	Michigan	Saginaw County Register of Deeds -111 South Michigan Avenue Saginaw, MI 48602
21.	SPO - Flint	6060 W Bristol Road	Swartz Creek	Michigan	Genesee County Register of Deeds 1 101 Beach Street Administration Building Flint, MI 48502
22.	GMPT - Warren	23500 Mound Road	Warren	Michigan	Macomb County Register of Deeds 10 North Main Mt. Clemens, MI 48043
23.	GMVM - Wentzville Assembly	1500 - 1 E Route A	Wentzville	Missouri	St. Charles County Recorder of Deeds -201 North 2nd, Room 338St. Charles, MO 63301
24.	Stamping - Wentzville	1501 - 1 E Route A	Wentzville	Missouri	St. Charles County Recorder of Deeds -201 North 2nd, Room 338St. Charles, MO 63301
25.	GMPT - Tonawanda	2995 River Road	Buffalo	New York	Erie County Clerk's Office - 92 Franklin St Buffalo, NY 14202
26.	GMPT - Defiance	26427 State Road, Route 281E	Defiance	Ohio	Defiance County Recorder - 221 Clinton Street Defiance, OH 43512
27.	GMVM - Lordstown Assembly	2300 Hallock Young Road	Lordstown	Ohio	Trumbull County Recorder - 160 High Street N.W. Warren, OH 01144481
28.	Stamping - Lordstown	2369 Ellsworth-Bailey Road	Lordstown	Ohio	Trumbull County Recorder - 160 High Street N.W. Warren, OH 44481
29.	GMPT - Morain (DMAX)	2601 West Stroop Road	Moraine	Ohio	Montgomery County Recorder - P.O. Box 972 Dayton, OH 45422
30.	GMPT - Parma Stamping	5400 Chevrolet Boulevard	Parma	Ohio	Cuyahoga County Recorder - 1219 Ontario Street Cleveland, OH 44113
31.	GMAT - Toledo	1455 West Alexis Road	Toledo	Ohio	Lucas County Recorder - l Government Center #700 Jackson Street Toledo, OH 43604
32.	GMVM - Spring Hill Assembly	100 Saturn Parkway, Spring Hill	Spring Hill Campus	Tennessee	Maury County Register of Deeds - P.O. Box 769 Columbia, TN 38402 0769
33.	Stamping - Spring Hill	100 Saturn Parkway, Spring Hill	Spring Hill Campus	Tennessee	Maury County Register of Deeds - P.O. Box 769 Columbia, TN 38402 0769
34.	GMPT -Spring Hill	100 Saturn Parkway, Spring Hill Campus	Spring Hill	Tennessee	Maury County Register of Deeds - P.O. Box 769 Columbia, TN 38402¬0769
35.	GMVM - Arlington Assembly	2525 East Abram Street	Arlington	Texas	Tarrant County Clerk - 100 West Weatherford Courthouse, Room 130 Ft. Worth, TX 76196
36.	Southwest Proving Grounds	1500 General Motors Road	Yuma	Arizona	Yuma County Recorder - 410 S. Maiden Lane Yuma, AZ 85364-2311
37.	Milford Proving Grounds	3300 General Motors Road	Milford	Michigan	Oakland County Register of Deeds -1200 North Telegraph Road Dept 480 Pontiac, MI 48341-0480 and Livingston County Register of Deeds -200 E. Grand River Howell, MI 48843
38.	Delphi Powertrain Systems - Grand Rapids	2100 Burlingame	Wyoming	Michigan	Kent County Register of Deeds 7300 Monroe Avenue NW Grand Rapids, MI 49503-2286
39.	Delphi Electronics & Safety	1800 E. Lincoln	Kokomo	Indiana	Howard County Recorder -220 North Main St., Room 330 Kokomo, IN 46901
40.	Delphi Thermal Systems	200 Upper Mountain	Lockport	New York	Niagara County Clerk - P.O. Box 461 Lockport, NY 14095
41.	Delphi Powertrain Systems - Rochester	1000 Lexington Avenue	Rochester	New York	Monroe County Clerk - 39 West Main Street Rochester, NY 14614

     Credit Agreement Schedule 1.1E
US_ACTIVE:\44128536\2\64946.0023

Warehouses
42.	SPO - Memphis	5115 Pleasant Hill Road	Memphis	Tennessee	Shelby County Register of Deeds -1075 Mullins Station Suite W165 Memphis, TN 38134
43.	SPO - Willow Run w/excess land	50000 Ecorse Road	Belleville	Michigan	Wayne County Register of Deeds -400 Monroe St; 7th Floor Detroit, MI 48226-2925
44.	SPO - Lansing	4400 West Mount Hope Road	Lansing	Michigan	Eaton County Register of Deeds - 1045 Independence Blvd. Room 104 Charlotte, MI 48813-1095
45.	SPO - Pontiac	1251 Joslyn Road	Pontiac	Michigan	Oakland County Register of Deeds -1200 North Telegraph Road Dept 480 Pontiac, MI 48341-0480
46.	SPO - Drayton Plains	5260 Williams Lake Road	Waterford	Michigan	Oakland County Register of Deeds -1200 North Telegraph Road Dept 480 Pontiac, MI 48341-0480
47.	Spring Hill SPO	Spring Hill Campus	Spring Hill	Tennessee	Maury County Register of Deeds -P,O. Box 769 Columbia, TN 38402-0769
Other
48.	COB -Thousand Oaks	515 Marin Street	Thousand Oaks	California	Ventura County Recorder - 800 South Victoria Avenue Ventura, CA 93009-1260
49.	Training Center SE, - Alpharetta GA	0395 Shiloh Road	Alpharetta	Georgia	Forsyth County Clerk of the Superior Court - 100 Courthouse Square, Room 010 Cumming, GA 30040
50.	Renaissance Center Land - West	RenCen Campus	Detroit	Michigan	Wayne County Register of Deeds 400 Monroe St.; 7th Floor Detroit, MI 48226-2925
51.	Renaissance Center Land - East	RenCen Campus	Detroit	Michigan	Wayne County Register of Deeds -400 Monroe St.; 7th Floor Detroit, MI 48226-2925
52.	GM Renaissance Center	100 Renaissance Center	Detroit	Michigan	Wayne County Register of Deeds 400 Monroe St.; 7th Floor Detroit, MI 48226-2925
53.	River East Deck	RenCen Campus	Detroit	Michigan	Wayne County Register of Deeds 400 Monroe St.; 7th Floor Detroit, MI 48226-2925
54.	Franklin Deck	RenCen Campus	Detroit	Michigan	Wayne County Register of Deeds 400 Monroe St.; 7th Floor Detroit, MI 48226-2925
55.	Millender Center	333 East Jefferson Avenue	Detroit	Michigan	Wayne County Register of Deeds 400 Monroe St.; 7th Floor Detroit, MI 48226-2925
56.	SPO - Grand Blanc	6200 Grand Pointe Drive	Grand Blanc	Michigan	Genesee County Register of Deeds 1101 Beach Street Administration Building Flint, MI 48502
57.	Pontiac North Powertrain Campus	895 Joslyn Road	Pontiac	Michigan	Oakland County Register of Deeds 1200 North Telegraph Road Dept 480 Pontiac, MI 48341-0480
58.	Warren Technical Center Campus	30800 Mound Road	Warren	Michigan	Macomb County Register of Deeds 10 North Main Mt. Clemens, MI 48043
59.	Vacant Land Maury County	Vacant Land Maury County, Spring Hill Campus	Spring Hill	Tennessee	Maury County Register of Deeds - P.O. Box 769 Columbia, TN 38402 0769
60.	Office Building on MFG site	Spring Hill Campus	Spring Hill	Tennessee	Maury County Register of Deeds - P.O. Box 769 Columbia, TN 38402 0769
61.	Training Center S - Garland TX	3635 South Shiloh Drive	Garland	Texas	Dallas County Clerk's Office Records Bldg, 2nd Floor - 509 Main St Dallas, TX 75202-3502

     Credit Agreement Schedule 1.1E
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 1.1G
to
Credit Agreement
APPLICABLE PRICING GRID
Pre-Collateral Release Date:

S&P / Moody's / Fitch Facility Rating	Facility Fee Rate	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans
≥ BBB- / Baa3 / BBB-	[ * * * ]	[ * * * ]	[ * * * ]
BB+ / Ba1 / BB+	[ * * * ]	[ * * * ]	[ * * * ]
≤ BB / Ba2 / BB	[ * * * ]	[ * * * ]	[ * * * ]

Post-Collateral Release Date:

S&P / Moody's / Fitch Parent's Corporate Rating	Facility Fee Rate	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans
≥ A/A2/A	[ * * * ]	[ * * * ]	[ * * * ]
A-/A3/A-	[ * * * ]	[ * * * ]	[ * * * ]
BBB+ / Baa1 / BBB+	[ * * * ]	[ * * * ]	[ * * * ]
BBB / Baa2 / BBB	[ * * * ]	[ * * * ]	[ * * * ]
BBB- / Baa3 / BBB-	[ * * * ]	[ * * * ]	[ * * * ]
BB+ / Ba1 / BB+	[ * * * ]	[ * * * ]	[ * * * ]
≤ BB / Ba2 / BB	[ * * * ]	[ * * * ]	[ * * * ]

Changes in the Applicable Margin and Facility Fee Rate shall become effective on the date on which S&P, Moody's and/or Fitch changes (i) before the Collateral Release Date, the Facility Rating and (ii) after the Collateral Release Date, the Corporate Rating. Each such change in the Applicable Margin or Facility Fee Rate, as applicable, shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P, Moody's and/or Fitch shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and the Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. [ * * * ]

Credit Agreement Schedule 1.1G
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 1.1H
to
Credit Agreement
MANDATORY COST FORMULA

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from an Applicable Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Applicable Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Applicable Lending Office.

4.	The Additional Cost Rate for any Lender lending from an Applicable Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan denominated in Pounds Sterling:

AB + C(B - D) + E x 0.01	per cent. per annum
100 - (A + C)
(b)in relation to a Loan in any currency other than Pounds Sterling:

E x 0.01	per cent. per annum
300

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

Credit Agreement Schedule 1.1H
US_ACTIVE:\44128536\2\64946.0023

B
is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is not paid when due, the additional rate of interest specified in Section 2.15(f)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the [Reference Banks][1] to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(c)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(d)
"Fees Rules" means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(e)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(f)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge

_____________________
1     Or equivalent term to be used.

Credit Agreement Schedule 1.1H
US_ACTIVE:\44128536\2\64946.0023

payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(g)	the jurisdiction of its Applicable Lending Office; and

(h)	any other information that the Administrative Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with an Applicble Lending Office in the same jurisdiction as its Applicble Lending Office.

10.
The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties to the Agreement.

13.
The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties to the Agreement any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such

Credit Agreement Schedule 1.1H
US_ACTIVE:\44128536\2\64946.0023

determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Agreement.

Credit Agreement Schedule 1.1H
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 4.6
to
Credit Agreement
LITIGATION
On August 6, 2012, Saab Automobile AB (Saab) and Spyker N.V. filed a complaint in the United States District Court for the Eastern District of Michigan alleging that GM tortiously interfered with their efforts to secure an investment in Saab from Zheijian Youngman Lotus Automobile Co., Ltd and its affiliates by making public statements in December of 2011 to the effect that GM did not favor the proposed transaction. The complaint alleges that absent the challenged statements, Saab would have successfully avoided liquidation and seeks damages of not less than $3.0 billion representing the projected value of Saab through 2016 plus pre-and post-judgment interest, special, punitive and other allowable damages and plaintiffs' reasonable attorneys' fees and costs.

Credit Agreement Schedule 4.6
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 4.13
to
Credit Agreement
PLEDGED EQUITY

Domestic Subsidiaries

	Name of Entity	Jurisdiction of Organization	Direct Owner.	Percentage Owned	Percentage Pledged of Issued and Outstanding Shares	Number and Class of Shares Issued and Outstanding[1]	Number and Class of Shares Pledged	Number of Certificate Delivered
1.	Annunciata Corporation	Delaware	General Motors Holdings LLC	100%	100%	10 Shares	10 Shares	3
2.	Argonaut Holdings LLC	Delaware	General Motors LLC	100%	100%	N/A	N/A	N/A (uncertificated)
3.	Dealership Liquidations, Inc.	Delaware	General Motors LLC	100%	100%	1 Common Share 999 Preferred Shares	1 Common Share 999 Preferred Shares	3 3
4.	General Motors Global Service Operations, Inc.	Delaware	General Motors Holdings LLC	100%	100%	100 Shares	100 Shares	3
5.	General Motors Overseas Distribution LLC	Delaware	General Motors Holdings LLC	100%	100%	N/A	N/A	N/A (uncertificated)
6.	General Motors Research Corporation	Delaware	General Motors Holdings LLC	100%	100%	100 Shares	100 Shares	3
7.	General Motors Thailand Investments, LLC	Delaware	General Motors Asia Pacific Holdings, LLC	57.2%	57.2%	N/A	N/A	N/A (uncertificated)
8.	GM APO Holdings, LLC	Delaware	General Motors Asia Pacific Holdings, LLC	100%	100%	N/A	N/A	N/A (uncertificated)
9.	GM Components Holdings, LLC	Delaware	General Motors LLC	100%	100%	N/A	N/A	N/A (uncertificated)
10.	GM Eurometals, Inc.	Delaware	General Motors LLC	100%	100%	10 Shares	10 Shares	3
11.	GM Finance Co. Holdings LLC	Delaware	General Motors Holdings LLC	100%	100%	1 Unit	1 Unit	3
12.	GM Global Technology Operations LLC	Delaware	General Motors Holdings LLC	100%	100%	N/A	N/A	N/A (uncertificated)
13.	GM Global Tooling Company LLC	Delaware	General Motors Holdings LLC	100%	100%	N/A	N/A	N/A (uncertificated)
14.	GM LAAM Holdings, LLC	Delaware	General Motors Asia Pacific Holdings, LLC	100%	100%	N/A	N/A	N/A (uncertificated)
15.	GM Personnel Services, Inc.	Delaware	General Motors LLC	100%	100%	100 Shares	100 Shares	3
16.	GM Subsystems Manufacturing, LLC	Delaware	General Motors LLC	100%	100%	N/A	N/A	N/A (uncertificated)

Credit Agreement Schedule 4.13
US_ACTIVE:\44128536\2\64946.0023

17.	GM-DI Leasing Corporation	Delaware	General Motors LLC	100%	100%	1,000 Shares 54,000 Preferred Shares	1,000 Shares 54,000 Preferred Shares	8 9
18.	Grand Pointe Park Condominium Association	Michigan	General Motors LLC	62.13%	62.13%	N/A	N/A	N/A (uncertificated)
19.	Motors Holding LLC	Delaware	General Motors LLC	100%	100%	N/A	N/A	N/A (uncertificated)
20.	OnStar Global Services Corporation	Delaware	OnStar, LLC	100%	100%	2 Shares	2 Shares	2
21.	PIMS Co.	Delaware	General Motors Holdings LLC	100%	100%	10 Shares	10 Shares	3
22.	Riverfront Holdings III, Inc.	Delaware	Riverfront Holdings, Inc.	100%	100%	10 Common Shares	10 Common Shares	1
23.	Riverfront Holdings Phase II, Inc.	Delaware	Riverfront Holdings, Inc.	100%	100%	1,000 Common Shares	1,000 Common Shares	1
24.	Riverfront Holdings, Inc.	Delaware	General Motors LLC	100%	100%	30,001 Shares	30,001 Shares	5
25.	WRE, Inc.	Michigan	General Motors LLC	100%	100%	20,000 Shares	20,000 Shares	4
__________________________________
1    Only relating to classes of Capital Stock owned by the respective direct owner.

Credit Agreement Schedule 4.13
US_ACTIVE:\44128536\2\64946.0023

Foreign Subsidiaries

	Name of Entity	Jurisdiction of Organization	Direct Owner.	Percentage Owned	Percentage Pledged of Issued and Outstanding Shares	Number and Class of Shares Issued and Outstanding[2]	Number and Class of Shares Pledged	Number of Certificate Delivered
26.	Adam Opel AG	Germany	General Motors Holdings LLC	11.68%	11.68%	N/A	N/A	N/A
27.	BOCO (Proprietary) Limited	South Africa	GM LAAM Holdings, LLC	100%	65%	2,885,488 Ordinary Shares	1,875,567 Ordinary Shares	316, 318
28.	Controladora General Motors, S.A. de C.V.	Mexico	General Motors Overseas Distribution LLC	99.9999%	65%	49,999 Class I, Series B Shares 371,371,972 Class II, Series B	32,500 Class I, Series B Shares 241,391,782 Class II, Series B Shares	1 1
29.	General Motors - Colmotores S.A.	Colombia	GM LAAM Holdings, LLC	97.26% (Combined Common and Preferred Shares)	65%	20,348,341 Common Shares 7,607,023 Preferred la Shares 262,212 Preferred 2a Shares	13,226,422 Common Shares 4,944,565 Preferred la Shares 170,438 Preferred 2a Shares	1,806 (issued for 14,190,091 Common Shares)* 1,808 (issued for 4,946,375 Preferred la (Shares)* 1,810 (issued for 175,084 Preferred 2a)*
30.	General Motors Africa and Middle East FZE	United Arab Emirates	General Motors Overseas Distribution LLC	100%	100%	1 Share	1 Share	49,507
31.	General Motors Japan Limited	Japan	General Motors Holdings LLC	100%	65%	N/A	N/A	N/A (uncertificated)
32.	General Motors de Argentina S.r.l.	Argentina	GM LAAM Holdings, LLC	5.01%	5.01%	N/A	N/A	N/A (uncertificated)
33.	General Motors del Ecuador S.A.	Ecuador	GM LAAM Holdings, LLC	99.9%	65%	94,603,122 Ordinary Shares	61,492,029 Ordinary Shares	22
34.	General Motors do Brasil Ltda.	Brazil	GM LAAM Holdings, LLC	99.999%	65%	254,733,569 Quotas	165,576,821 Quotas	N/A (uncertificated)
35.	General Motors Israel Ltd.	Israel	GM LAAM Holdings, LLC	100%	65%	100 Ordinary Shares	65 Shares	2
36.	General Motors Limited	United Kingdom	General Motors Asia Pacific Holdings, LLC	74.89%	65%	127,000 Ordinary Shares	82,550 Ordinary Share	11, 16
37.	General Motors of Canada Limited	Canada	General Motors Holdings LLC	100%	65%	405,573,734.15 Common Shares	263,623,577.30	52, 55
38.	General Motors Uruguay, S.A.	Uruguay	GM LAAM Holdings, LLC	100%	65%	159,967,000 Shares	103,978,550 Shares	1

Credit Agreement Schedule 4.13
US_ACTIVE:\44128536\2\64946.0023

39.	Global Tooling Service Company Europe Limited	United Kingdom	General Motors Holdings LLC	100%	65%	100 Shares	65 Ordinary Shares	4
40.	GM Auslandsprojekte GmbH	Germany	General Motors Holdings LLC	100%	65%	25,000 Shares	16,250 Shares	N/A (uncertificated)
41.	GM International Sales Ltd.	Cayman Islands	General Motors Overseas Distribution LLC	100%	65%	56,950 Ordinary Shares 1,000 Class A Redeemable Shares	37,017.50 1,000 Class A Redeemable Shares	6 5
42.	GM Inversiones Santiago Limitada	Chile	GM LAAM Holdings, LLC	99.99%	65%	N/A	N/A	N/A (uncertificated)
43.	GM Plats (Proprietary) Limited	South Africa	General Motors Asia Pacific Holdings, LLC	100%	65%	100 Shares	65 Shares	3
44.	Holden New Zealand Limited	New Zealand	General Motors Holdings LLC	100%	65%	250,000 Shares	162,500 Shares	4
45.	Omnibus BB Transportes, S.A.	Ecuador	GM LAAM Holdings, LLC	40.09%	40.09%	51,127,824 Ordinary Shares	51,127,824 Ordinary Shares	685, 688, 696
46.	P.T. General Motors Indonesia	Indonesia	General Motors Asia Pacific Holdings, LLC	99.99%	65%	484,098 Series A Shares 4,070 Series B Shares	317,309 Series A Shares 0 Series B Shares	1 N/A

*The certificate(s) provided represent(s) more than 65% of the Voting Stock of this entity. For avoidance of doubt, the Voting Stock of this entity in excess of 65% is not pledged and does not constitute “Collateral” pursuant to clause (i) of the definition of “Excluded Collateral.”

__________________________________
2    Only relating to classes of Capital Stock owned by the respective direct owner.

Credit Agreement Schedule 4.13
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 4.14(b)
to
Credit Agreement
UCC FILINGS

	Secured Party	Debtor	Jurisdiction
1.	Wilmington Trust Company, as Collateral Trustee	General Motors Asia Pacific Holdings, LLC	Delaware
2.	Wilmington Trust Company, as Collateral Trustee	General Motors Holdings LLC	Delaware
3.	Wilmington Trust Company, as Collateral Trustee	General Motors International Holdings, Inc.	Delaware
4.	Wilmington Trust Company, as Collateral Trustee	General Motors LLC	Delaware
5.	Wilmington Trust Company, as Collateral Trustee	General Motors Overseas Distribution LLC	Delaware
6.	Wilmington Trust Company, as Collateral Trustee	GM Components Holdings, LLC	Delaware
7.	Wilmington Trust Company, as Collateral Trustee	GM Finance Co. Holdings LLC	Delaware
8.	Wilmington Trust Company, as Collateral Trustee	GM Global Technology Operations LLC	Delaware
9.	Wilmington Trust Company, as Collateral Trustee	GM LAAM Holdings, LLC	Delaware
10.	Wilmington Trust Company, as Collateral Trustee	OnStar, LLC	Delaware
11.	Wilmington Trust Company, as Collateral Trustee	Riverfront Holdings, Inc.	Delaware

Credit Agreement Schedule 4.14(b)
US_ACTIVE:\44128536\2\64946.0023

SCHEDULE 7.3
to
Credit Agreement
EXISTING LIENS
Liens reflected in the lien search results dated October 11, 2012, October 15, 2012, October 16, 2012, October 17, 2012 and October 23, 2012 delivered to the Administrative Agent prior to the Closing Date.

Credit Agreement Schedule 7.3
US_ACTIVE:\44128536\2\64946.0023

EXHIBIT A
to
Credit Agreement
____________________________________________________________________________________________FORM OF
GUARANTEE AGREEMENT
made by
GENERAL MOTORS COMPANY
GENERAL MOTORS HOLDINGS LLC
AND CERTAIN OTHER PERSONS FROM TIME TO TIME PARTIES HERETO, as the Guarantors

in favor of
JPMORGAN CHASE BANK, N.A., as the Administrative Agent
Dated as of November 5, 2012
____________________________________________________________________________________________

509265-1725-14564-13295220

ANNEX
Annex I        Form of Joinder Agreement

509265-1725-14564-13295220

GUARANTEE AGREEMENT, dated as of November 5, 2012 (this “Agreement”), made by GENERAL MOTORS COMPANY, a Delaware corporation (the “Parent”), GENERAL MOTORS HOLDINGS LLC, a Delaware limited liability company (the “Company”), each of the Subsidiary Guarantors (such term and certain other capitalized terms used herein being defined in Section 1.1) from time to time party hereto, and each of the Other Guarantors from time to time party hereto (together with the Parent, the Company and the Subsidiary Guarantors, collectively, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (collectively, the “Lenders”) from time to time party to the Five Year Revolving Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time parties thereto, the Lenders, the Administrative Agent, and the other agents named therein.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to or for the account of the Company and the Subsidiary Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, each of the Parent, the Company and the Subsidiary Borrowers is a member of an affiliated group of companies that includes each other Guarantor;
WHEREAS, each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit made by the Lenders to or for the account of the Company or any Subsidiary Borrower, as applicable, under the Credit Agreement; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to or for the account of the Company or any Subsidiary Borrower, as applicable, under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to or for the account of the Company or any Subsidiary Borrower, as applicable, under the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Guaranteed Parties, as follows:
SECTION 1. DEFINED TERMS

1.1 Definitions.

(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement.

(b)The following terms shall have the following meanings:
“Administrative Agent” has the meaning assigned to such term in the preamble.
“Agreement” has the meaning assigned to such term in the preamble.
“Company” has the meaning assigned to such term in the preamble.
“Credit Agreement” has the meaning assigned to such term in the preamble.
“Guaranteed Obligations” means, collectively, the unpaid principal of and interest on the Loans, Reimbursement Obligations and all other obligations and liabilities of the Company and the Subsidiary Borrowers

509265-1725-14564-13295220

(including interest on such other obligations or liabilities accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations, and interest accruing on the Loans, Reimbursement Obligations and such other obligations and liabilities at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, any Lender or any Issuing Lender thereunder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents to which the Company or any Subsidiary Borrower is a party, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all reasonable fees and out-of-pocket disbursements of external counsel to the Administrative Agent, the Lenders or the Issuing Lenders that are required to be paid by the Company or any Subsidiary Borrower pursuant to the terms of any of the Loan Documents).
“Guaranteed Parties” means, collectively, the Administrative Agent, the Lenders and each other Person that holds a Guaranteed Obligation.
“Guarantors” has the meaning assigned to such term in the preamble.
“Joinder Agreement” has the meaning assigned to such term in Section 3.13.
“Lenders” has the meaning assigned to such term in the preamble.
“Other Guarantors” means each Person, other than the Parent, the Company, a Subsidiary Guarantor or the Administrative Agent, that becomes a party to this Agreement pursuant to a Joinder Agreement executed and delivered by such Person pursuant to Section 3.13.
“paid in full” or “payment in full” means with respect to the Guaranteed Obligations, the payment in full in cash of the principal of and accrued (but unpaid) interest (including post-petition interest) and premium, if any, on, all such Guaranteed Obligations and, with respect to Letters of Credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Loan Documents, in each case, after or concurrently with termination of all commitments thereunder and payment in full in cash of all fees payable with respect to a Guaranteed Obligation at or prior to the time such principal and interest are paid.
“Parent” has the meaning assigned to such term in the preamble.
“Subsidiary Guarantor” means prior to the Collateral Release Date and during any Reinstated Guarantee Period, each Initial Subsidiary Guarantor, each Additional Subsidiary Guarantor and each Other Subsidiary Guarantor; provided, however, that the term “Subsidiary Guarantor” shall not include any such Person from and after the date such Person ceases for any reason not otherwise prohibited by the Loan Documents to be a party to the Guarantee until the date such Person becomes or is required to become a party to the Guarantee.
1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)References to agreements defined in Section 1.1(b) shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time, references to any Person shall include its successors and permitted assigns, and references to any law, treaty, statute, rule or regulation shall (unless otherwise specified) be construed as including all statutory provisions, regulatory provisions, rulings, opinions, determinations or other provisions consolidating, amending, replacing, supplementing or interpreting such law, treaty, statute, rule or regulation.

509265-1725-14564-13295220                    2

SECTION 2. GURANTEE

2.1 Guarantee.

(a)Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Guaranteed Parties, the prompt and complete payment and performance by the Company and each Subsidiary Borrower, as applicable, when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter, of all Guaranteed Obligations.

(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Guaranteed Parties hereunder.

(d)The guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations shall have been paid in full, notwithstanding that from time to time during the term of the Credit Agreement, the Company and/or one or more of the Subsidiary Borrowers may be free from any Guaranteed Obligations.

(e)No payment made by the Company, any Subsidiary Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from the Company, any Subsidiary Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full.

2.2 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to any Guaranteed Party and each Guarantor shall remain liable to such Guaranteed Party for the full amount guaranteed by such Guarantor hereunder.
2.3 No Subrogation.

Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Party against the Company, any of the Subsidiary Borrowers or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Trustee, the Administrative Agent or any other Guaranteed Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company, any Subsidiary Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by the

509265-1725-14564-13295220                    3

Company and the Subsidiary Borrowers on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Guaranteed Parties, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as such Guarantor (or, if an Event of Default shall have occurred and be continuing, the Administrative Agent) may determine.
2.4 Amendments, etc. with respect to the Guaranteed Obligations.

Other than as expressly contemplated by Section 3.14 hereof, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by any Guaranteed Party may be rescinded by such Guaranteed Party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Guaranteed Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, the Majority Facility Lenders, all affected Lenders, or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Guaranteed Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. No Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
2.5 Guarantee Absolute and Unconditional.

To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party upon the guarantee contained herein or acceptance of the guarantee contained herein; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained herein; and all dealings between the Company, any of the Subsidiary Borrowers and any of the Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained herein. To the extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, any of the Subsidiary Borrowers or any of the Guarantors with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that the guarantee contained herein shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party, (b) non-perfection or release of the Collateral, (c) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company, any Subsidiary Borrower or any other Person against any Guaranteed Party, (d) any law or regulation of any jurisdiction or any other event affecting any term of a Guaranteed Obligations or (e) any other circumstance whatsoever (with or without notice to or knowledge of the Company, any Subsidiary Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety or guarantor or any other obligor on any obligation of the Company or any Subsidiary Borrower for any of the Guaranteed Obligations, or of such Guarantor under the guarantee contained herein, in bankruptcy or in any other instance. Notwithstanding anything herein to the contrary, (x) the Parent and the Company understand and agree that this Agreement shall remain in full force and effect as to the Parent's and the Company's obligations hereunder notwithstanding the occurrence of the Collateral Release Date or any Guarantee Release Date, but subject to any release of such obligations hereunder to the extent provided in, and pursuant to the terms of, Section 3.14 and (y) each of the other

509265-1725-14564-13295220                    4

Guarantors shall be released from its obligations hereunder to the extent provided in, and pursuant to the terms of, Section 3.14. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any Subsidiary Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any Subsidiary Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any Subsidiary Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
2.6 Reinstatement.

The guarantee contained herein shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, any Subsidiary Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, any Subsidiary Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
2.7 Payments.

Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars or the Currency in which the relevant Guaranteed Obligations are required to be paid, at the Funding Office.
2.8 Covenant of the Parent.

The Parent hereby covenants and agrees with the Administrative Agent that the Parent shall comply with the provisions set forth in Section 7.6 of the Credit Agreement.
SECTION 3. MISCELLANEOUS

3.1 Authority of Administrative Agent.

Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. No Guaranteed Party other than the Administrative Agent may exercise any right or remedy hereunder, it being understood that all of such rights and remedies are vested in, and are exercisable solely by, the Administrative Agent for the benefit of the Guaranteed Parties.
3.2 Amendments in Writing.

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

509265-1725-14564-13295220                    5

3.3 Notices.

All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to the Company at the addresses provided in Section 10.2 of the Credit Agreement (or such other address as the Company may at any time or from time to time provide for purposes of the Credit Agreement and this Agreement).
3.4 No Waiver by Course of Conduct; Cumulative Remedies.

No Guaranteed Party shall by any act (except by a written instrument pursuant to Section 3.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
3.5 Enforcement Expenses; Indemnification.

(a)Without intending to duplicate the obligations of the Guarantors under Section 2.1, if and to the extent that the Company is required to pay or reimburse the Guaranteed Parties (or any of them), for various costs and expenses contemplated by Section 10.5 of the Credit Agreement, or to indemnify the Indemnitees (or any of them) for the Indemnified Liabilities, in each case as and to the extent (and in the manner) contemplated by Section 10.5 of the Credit Agreement, the Guarantors, jointly and severally, hereby agree to make such payments or reimbursements and to provide such indemnification.

(b)The agreements of the Guarantors in this Section 3.5 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement.

3.6 Successors and Assigns.

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Guaranteed Parties and their permitted successors and assigns; provided, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement other than (i) to the extent expressly permitted by the Credit Agreement or (ii) with the prior written consent of the Administrative Agent.
3.7 Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
3.8 Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

509265-1725-14564-13295220                    6

3.9 Section Headings.

The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
3.10 Integration.

This Agreement and the other Loan Documents represent the entire agreement of the Guarantors and the Guaranteed Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Guarantor or any Guaranteed Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
3.11 GOVERNING LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
3.12 Submission To Jurisdiction; Waivers.

Each Guarantor hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 3.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)in the case of each Guarantor other than the Company, hereby irrevocably designates the Company (and the Company hereby irrevocably accepts such designation) as its agent to receive service of process in any such action or proceeding;

(e)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

3.13 Additional Guarantors.

Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 6.7(a), (c), (d) or (e) of the Credit Agreement, and each Other Subsidiary Guarantor or other Person (whether or not a Subsidiary of the Company) that the Company desires to become a party to this Agreement pursuant to Section 6.7(b) of the Credit Agreement or otherwise, shall become a Guarantor for all purposes of this

509265-1725-14564-13295220                    7

Agreement upon execution and delivery by such Subsidiary or other Person of a Joinder Agreement in the form of Annex I hereto (a “Joinder Agreement”).
3.14 Releases.

(a)Upon the satisfaction of the conditions set forth in Section 10.15(b) of the Credit Agreement, this Agreement and the obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.

(b)Upon the satisfaction of the conditions set forth in Section 10.15(c) or (d), as applicable, of the Credit Agreement, as applicable, the obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.

(c)Upon the satisfaction of the conditions set forth in 10.15(e) of the Credit Agreement, the obligations (other than those expressly stated to survive such termination) of any applicable Subsidiary Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party, in accordance with the terms thereof.

(d)Notwithstanding the foregoing, the Administrative Agent agrees, at the request and the expense of the Company, at any time and from time to time, to execute and deliver any instrument or other document and in such form as may be reasonably specified by the Company, in order to give effect to the release of any Guarantor pursuant to the foregoing provisions of this Section 3.14.

3.15 WAIVER OF JURY TRIAL.

EACH GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
3.16 Designation of Agreement. The parties hereto agree that this Agreement shall be a “Credit Agreement Guarantee” under, and as defined in, the Collateral Trust Agreement.

[Remainder of this page intentionally left blank.]

509265-1725-14564-13295220                    8

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.
GENERAL MOTORS COMPANY, as the Parent

By:___________________________________
Name: ____________________________
Title: _____________________________

GENERAL MOTORS HOLDINGS LLC, as the Company

By:___________________________________
Name: ____________________________
Title: _____________________________

GENERAL MOTORS ASIA PACIFIC HOLDINGS, LLC
GENERAL MOTORS INTERNATIONAL HOLDINGS, INC.
GENERAL MOTORS LLC
GENERAL MOTORS OVERSEAS DISTRIBUTION LLC
GM COMPONENTS HOLDINGS, LLC
GM FINANCE CO. HOLDINGS LLC
GM GLOBAL TECHNOLOGY OPERATIONS LLC
GM LAAM HOLDINGS, LLC
ONSTAR, LLC
RIVERFRONT HOLDINGS, INC., each as a Subsidiary Guarantor

By:__________________________________
Name: ____________________________
Title: _____________________________

509265-1725-14564-13295220                    9

ACCEPTED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE:
JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:_____________________________________
Name:
Title:

509265-1725-14564-13295220                    10

Annex 1
to
Guarantee Agreement

JOINDER AGREEMENT, dated as of ________________, 20__ (the “Joinder Agreement”), made by ______________________________ (the “Additional Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders from time to time parties to the Credit Agreement referred to below. Unless otherwise defined herein, all capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H :
WHEREAS, pursuant to the terms of the certain Five Year Revolving Credit Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Borrowers from time to time parties thereto, the Lenders, the Administrative Agent, and the other agents named therein, General Motors Company, a Delaware corporation (the “Parent”), the Company, certain of its Subsidiaries (collectively, the “Subsidiary Guarantors”; and, together with the Parent, the Company and the other Persons party to the Guarantee Agreement (as defined below) as guarantors, collectively, the “Guarantors”), have entered into the Guarantee Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Guarantee Agreement”); and
WHEREAS, the Additional Guarantor desires to become a party to the Guarantee Agreement in accordance with Section 3.13 of the Guarantee Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Guarantee Agreement. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 3.13 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities and has all rights of a Guarantor thereunder.
2. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

509265-1725-14564-13295220

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GUARANTOR]

By:___________________________
Name:
Title:

509265-1725-14564-13295220

ACCEPTED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE:
JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:_____________________________________
Name:
Title:

509265-1725-14564-13295220

EXHIBIT B
to
Credit Agreement

______________________________________________________________________________________________________
MORTGAGE
from
[______________] (together with its successors and permitted assigns, the “Mortgagor”), whose current address is 300 Renaissance Center, Detroit, Michigan 48265 to
WILMINGTON TRUST COMPANY, as Collateral Trustee (in such capacity, together with its successors and assigns in such capacity, the “Mortgagee”)
whose current address is
1100 North Market Street, Rodney Square North, Wilmington, DE 19890

Dated as of [ ]

______________________________________________________________________________________________________

Drafted by and after recording
please return to:
Mardi Merjian, Attorney at Law
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017

509265-1725-14564-13386715

509265-1725-14564-13386715                    i

24	Releases	14
25	Construction of Provisions	14
26	Miscellaneous	15
27	State-Specific Provisions.	15
28	Collateral Trust Agreement	15

509265-1725-14564-13386715                    ii

MORTGAGE
This Mortgage is a future advance mortgage pursuant to [MCLA Section 565.901 et seq.] [Local Counsel: Please insert appropriate statutory reference.]
THIS MORTGAGE, dated as of [ ], is made by [__________], [__________] (together with its successors and permitted assigns, the “Mortgagor”), whose current address is 300 Renaissance Center, Detroit, Michigan 48265, to WILMINGTON TRUST COMPANY, a Delaware corporation (in such capacity, together with its successors and assigns in such capacity, the “Mortgagee”), whose current address is 1100 North Market Street, Rodney Square North, Wilmington, DE 19890. Mortgagee is the Collateral Trustee (in such capacity, the “Collateral Trustee”) under that certain Collateral Trust Agreement, dated as of October 27, 2010 (as amended, supplemented, restated, replaced, substituted or otherwise modified from time to time, the “Collateral Trust Agreement”), among the Mortgagor, certain affiliates of the Mortgagor, and the Collateral Trustee, whose current address is 1100 North Market Street, Rodney Square North, Wilmington, DE 19890. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Collateral Trust Agreement.

BACKGROUND
WHEREAS, pursuant to (i) the Three Year Revolving Credit Agreement, dated as of _____________, 2012 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “3-Year Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas Corporation (“GMF”), GM Europe Treasury Company AB, a Swedish corporation (“GMETC”), General Motors do Brasil Ltda., a Brazilian limited liability company (“GMB”), the Subsidiary Borrowers from time to time party thereto (the “3-Year Subsidiary Borrowers” and together, with the Company, GMF, GMETC and GMC, the “3-Year Borrowers”), the lenders from time to time party thereto, as lenders (the “3-Year Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the 3-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “3-Year Administrative Agent”), Banco do Brasil, S.A., as Brazilian administrative agent, and the other agents party thereto and (ii) that certain Five Year Revolving Credit Agreement, dated as of _____________, 2012, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “5-Year Credit Agreement” and together with the 3-Year Credit Agreement, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto (the “5-Year Subsidiary Borrowers”, together with the Company, the “5-Year Borrowers”, and together with the 3-Year Borrowers, the “Borrower”), the lenders from time to time party thereto, as lenders (the “5-Year Lenders” and together with the 3-Year Lenders, the “Credit Agreement Lenders”), JPM, as administrative agent for the 5-Year Lenders (the “5-Year Administrative Agent” and together with the 3-Year Administrative Agent, the “Credit Agreement Administrative Agent”), and the other agents party thereto, the Credit Agreement Lenders have severally agreed to make extensions of credit to or for the account of the Borrower thereunder upon the terms and subject to the conditions set forth therein;
WHEREAS, the Borrower, various Subsidiaries of the Borrower or other Persons may, at any time and from time to time, issue or assume Additional Debt, which Additional Debt may be designated by the Borrower as either First Priority Additional Debt or Second Priority Additional Debt, and the Borrower, any Subsidiary of the Borrower or other Persons may, at any time and from time to time, incur or assume Secured Non-Loan Exposure, which Secured Non-Loan Exposure may be

509265-1725-14564-13386715                    1

designated by the Borrower as either Permitted First Lien Non-Loan Exposure or Other Secured Non-Loan Exposure;
WHEREAS, the Parent and certain Subsidiaries of the Borrower (including the Mortgagor) are a party to the Credit Agreement Guarantee, pursuant to which each such Grantor has guaranteed the Guaranteed Obligations (as such term is defined in the Credit Agreement Guarantee);
WHEREAS, the Parent or any one or more of its Subsidiaries may from time to time guarantee any or all of the Secured Obligations;
WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Mortgagor and various other Persons;
WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to, among others, one or more Subsidiaries of the Borrower (including the Mortgagor) in connection with the operation of their respective businesses;
WHEREAS, the Mortgagor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached hereto (the “Land”) and the buildings, improvements, structures, and fixtures now or subsequently located on the Land (the “Improvements”; and the Land and the Improvements being collectively referred to as the “Real Estate”);
WHEREAS, the Mortgagor has duly authorized the execution, delivery, and performance of this Mortgage;
WHEREAS, the Mortgagor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and the other Secured Instruments; and
WHEREAS, it is a requirement under the Credit Agreement that the Mortgagor execute and deliver this Mortgage to the Collateral Trustee for the benefit of the Secured Parties;
NOW, THEREFORE, in consideration of the premises and to induce the Credit Agreement Administrative Agent and the Credit Agreement Lenders to enter into the Credit Agreement, to induce the Credit Agreement Lenders to make their respective extensions of credit to or for the account of the Borrower thereunder, and to induce the holders thereof to provide any Additional Debt and/or Secured Non-Loan Exposure from time to time, the Mortgagor hereby agrees with the Mortgagee (i) first, for the equal and ratable benefit of the First Priority Secured Parties to secure the First Priority Secured Obligations, and (ii) second, on a junior and subordinate basis, for the equal and ratable benefit of the Second Priority Secured Parties to secure the Second Priority Secured Obligations, for the benefit of the Secured Parties, as follows:
GRANTING CLAUSES
(a)    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Mortgagor agrees that to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter of all of the Mortgagor's First Priority Secured Obligations;
THE MORTGAGOR HEREBY GRANTS TO THE MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO THE MORTGAGEE, FOR THE BENEFIT OF THE FIRST PRIORITY SECURED

509265-1725-14564-13386715                    2

PARTIES TO SECURE THE FIRST PRIORITY SECURED OBLIGATIONS AND WITH ALL POWERS OF SALE AND OTHER STATUTORY RIGHTS AND COVENANTS IN THE STATE (AS HEREINAFTER DEFINED):
(i)    the Land;
(ii)    all right, title and interest the Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof, and all the estate, right, title, claim or demand whatsoever of the Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;
(iii)    all right, title and interest of the Mortgagor in, to and under all easements (including, without limitation, the easements described on Schedule A attached hereto), rights-of-way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;
(iv)    all rights, title and interests of the Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this Subsection (iv) being referred to as the “Equipment”);
(v)    all right, title and interest of the Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials stored at the Real Estate, and, in each such case, without any further deed, conveyance, assignment or other act by the Mortgagor;
(vi)    all right, title and interest of the Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by the Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of the Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, and profits thereof, together with all other rents, royalties,

509265-1725-14564-13386715                    3

profits, revenue, income and other benefits arising from the use and enjoyment of the Real Estate or the Equipment (collectively, the “Rents”);
(vii)    all unearned premiums under insurance policies now or subsequently obtained by the Mortgagor relating to the Real Estate or Equipment and the Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below, and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;
(viii)    to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of the Mortgagor in and to (i) all contracts from time to time executed by the Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and
(ix)    all proceeds, both cash and noncash, of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth above, this Mortgage shall not constitute a mortgage or the grant of a security interest in any property that constitutes Excluded Collateral (as defined in the Credit Agreement as in effect on the date hereof).
Subject to the proviso immediately following clause (ix) above, all of the foregoing property and rights and interests now owned or held or subsequently acquired by the Mortgagor and described in the foregoing clauses (i) through (iii) are collectively referred to as the “Premises” and those described in the foregoing clauses (i) through (ix) are collectively referred to as the “Mortgaged Property”. The Mortgaged Property shall also include any and all rights to make divisions pursuant to [Section 108 of the Michigan Land Division Act, MCLA 560.101 et seq.] [Local Counsel: Please insert appropriate statutory reference.]
TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto the Mortgagee, its successors and assigns for the uses and purposes set forth, until the First Priority Secured Obligations are paid in full.
(b)    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees that to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) and at all times thereafter of all of the Mortgagor's Second Priority Secured Obligations; it being understood and agreed that such security interest shall have the priority afforded to Second Priority Secured Obligations in the Collateral Trust Agreement.
THE MORTGAGOR HEREBY GRANTS TO THE MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO THE MORTGAGEE, FOR THE BENEFIT OF THE SECOND PRIORITY SECURED PARTIES TO SECURE THE SECOND PRIORITY SECURED OBLIGATIONS, THE

509265-1725-14564-13386715                    4

MORTGAGED PROPERTY AND WITH ALL POWERS OF SALE AND OTHER STATUTORY RIGHTS AND COVENANTS IN THE STATE;
provided, however, that notwithstanding any of the other provisions set forth above, this Mortgage shall not constitute a mortgage or the grant of a security interest in any property that constitutes Excluded Collateral,
TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto the Mortgagee, its successors and assigns for the uses and purposes set forth, until the Second Priority Secured Obligations are paid in full.
Terms and Conditions
The Mortgagor further represents, warrants, covenants and agrees with the Mortgagee and the Secured Parties as follows:
1. Defined Terms. Unless otherwise defined herein, terms defined in the Collateral Trust Agreement and used herein (including in the “Background” and “Granting Clauses” sections above) shall have the meanings given to them in the Collateral Trust Agreement. References in this Mortgage to the “Default Rate” shall mean at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due “Eurodollar Loans” under and as defined in the Credit Agreement. References in this Mortgage to the “Transaction Documents” shall mean the collective reference to the Secured Instruments, the Collateral Trust Agreement, and the Trust Security Documents. References in this Mortgage to the “Enforcement Event” shall mean the receipt by the Collateral Trustee of a Notice of Acceleration or the occurrence and continuance of an Event of Default under and as defined in the Credit Agreement with respect to an Insolvency Proceeding relating to the Borrower; provided, however, to the extent that such Notice of Acceleration is withdrawn, or cancelled in accordance with the Collateral Trust Agreement and is no longer in effect, or such Event of Default is no longer continuing (whether the same has been waived, cured, or otherwise remedied), the Enforcement Event shall be deemed no longer to be continuing. References in this Mortgage to the “State” shall mean the state in which the Land is located.

2. Payment and Performance of Secured Obligations. The Mortgagor shall pay and perform the Secured Obligations at the times and places and in the manner specified in the Transaction Documents. The Secured Obligations are described in the Collateral Trust Agreement and are evidenced by the Secured Instruments and the other Transaction Documents.

3. [Intentionally Deleted].

4. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Transaction Documents, the Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

5. Remedies.    (a) Upon the occurrence and during the continuance of any Enforcement Event, the Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee.

(i)The Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) sell

509265-1725-14564-13386715                    5

all or part of the Mortgaged Property (the Mortgagor expressly granting to the Mortgagee the power of sale), or (C) take such other action at law or in equity for the enforcement of this Mortgage as the law may allow. The Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by the Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

(ii)    The Mortgagee may immediately commence foreclosure proceedings against the Mortgaged Property pursuant to applicable law. The commencement by the Mortgagee of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by the Mortgagee of its option set forth above to accelerate the due date of all sums secured hereby. The Mortgagor hereby grants power to the Mortgagee, in the event of the occurrence of an Enforcement Event, to grant, bargain, sell, release and convey the Mortgaged Property at public auction or venue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws. The Mortgagor acknowledges that the foregoing sentence confers a power of sale upon the Mortgagee, and that upon the occurrence of an Enforcement Event, this Mortgage may be foreclosed by advertisement as described below and in the applicable State statutes. The Mortgagor understands that upon an Enforcement Event, the Mortgagee is hereby authorized and empowered to sell the Mortgaged Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by [Chapter 32 of the Revised Judicature Act of Michigan, entitled “Foreclosure of Mortgage by Advertisement,” which permits the Mortgagee to sell the Mortgaged Property without affording the Mortgagor a hearing, or giving it actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Mortgaged Property.] [Local Counsel: Please insert appropriate statutory references.]
WAIVER: BY CONFERRING THIS POWER OF SALE UPON THE MORTGAGEE, THE MORTGAGOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AFTER AN OPPORTUNITY FOR CONSULTATION WITH ITS LEGAL COUNSEL, HEREBY VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ALL RIGHTS UNDER THE CONSTITUTION AND LAWS OF THE UNITED STATES AND UNDER THE CONSTITUTION AND LAWS OF THE STATE, BOTH TO A HEARING ON THE RIGHT TO EXERCISE AND THE EXERCISE OF THE POWER OF SALE.
(iv)    The rights hereby conferred upon the Mortgagee have been agreed upon prior to any default by the Mortgagor and the exercise by the Mortgagee of any such rights shall not be deemed to put the Mortgagee in the status of a “mortgagee in possession”.
(v)    The Mortgagee or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Mortgaged Property so sold, free of any right or equity of redemption in the Mortgagor, which right or equity is hereby waived and released. The Mortgagee shall apply the net proceeds of any action taken by it pursuant to this Section 5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Mortgaged Property or in any way relating to the Mortgaged Property or the rights of the Mortgagee and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order provided for in the Collateral Trust Agreement, and only after such application and after the payment

509265-1725-14564-13386715                    6

by the Mortgagee of any other amount required by any provision of law, will the Mortgagee account for the surplus, if any, to the Mortgagor. To the extent permitted by applicable law, the Mortgagor waives all claims, damages and demands it may acquire against the Mortgagee or any Secured Party arising out of the exercise by them of any rights hereunder.
(b)    In case of a foreclosure sale, the Real Estate may be sold, at the Mortgagee's election, in one parcel or in more than one parcel and the Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held. At the election of the Mortgagee, the Mortgaged Property may be offered first in parcels and then as a whole, the offer producing the highest price for the entire property offered to prevail. The Mortgagor hereby waives any right to require any such sale to be made.
(c)    In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage that results in an Enforcement Event, the Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and the Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.
6. Right of the Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, the Mortgagee may make settlement for the purchase price by crediting upon the Secured Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Secured Obligations as having been paid.

7. [Intentionally Deleted].

8. Extension, Release, etc. (a) Without affecting the liens or charges of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Secured Obligations, the Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Transaction Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Transaction Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at the Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)    No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Mortgagor shall affect the liens of this Mortgage or any liens, rights, powers or remedies of the Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.
(c)    If the Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, the Mortgagor authorizes the Mortgagee at its option to foreclose the liens of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties to any such foreclosure proceeding and to foreclose

509265-1725-14564-13386715                    7

their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant's rights in such sale will not be asserted by the Mortgagor as a defense to any proceeding instituted by the Mortgagee to collect the Secured Obligations or to foreclose the liens of this Mortgage.
(d)    Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as valid liens on the Mortgaged Property for the amount secured hereby.
9. Security Agreement under Uniform Commercial Code.    (a)    In addition to being a real property mortgage, this Mortgage constitutes a “security agreement” within the meaning of the Uniform Commercial Code of the State (the “Code”). If an Enforcement Event shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, the Mortgagee shall have the option, subject to applicable law, of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with the Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If the Mortgagee shall elect to proceed under the Code, then ten (10) Business Days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Mortgagee shall include, but not be limited to, reasonable attorneys' fees and customary legal expenses. At the Mortgagee's request, the Mortgagor shall assemble the personal property and make it available to the Mortgagee at a place designated by the Mortgagee which is reasonably convenient to both parties.

(b)    Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the Code) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Code upon such portions of the Mortgaged Property that are or become fixtures. The real property to which the fixtures relate is described in Schedule A hereto. The record owner of the real property described in Schedule A hereto is the Mortgagor. For purposes of Article Nine of the Code, (i) the Mortgagor is the “debtor” and is the type of organization formed in the jurisdiction of organization as set forth in the Preamble of this Mortgage, (ii) the organization number assigned debtor by the state in which debtor is organized is [__________], (iii) the Mortgagee is the “secured party,” (iv) information concerning the security interests created hereby may be obtained from the Mortgagee at its address set forth in the Preamble of this Mortgage, (v) the Mortgagor's mailing address is set forth in the Preamble of this Mortgage, and (vi) this financing statement is to be recorded in the real property records for the county in which the Mortgaged Property is located.
10. Assignment of Rents. The Mortgagor hereby assigns to the Mortgagee the Rents as further security for the payment and performance of the Secured Obligations, and the Mortgagor grants to the Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Secured Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Secured Obligations are fully paid, but the Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and the Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Enforcement Event; such right of the Mortgagor

509265-1725-14564-13386715                    8

to collect, receive, use and retain the Rent may be revoked by the Mortgagee upon the occurrence and during the continuance of any Enforcement Event, by giving not less than ten (10) days' written notice of such revocation to the Mortgagor; in the event such notice is given, the Mortgagor shall pay over to the Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and any Rents collected from the Premises. If the Mortgagor shall pay (or cause to be paid) the Secured Obligations on or before the date the same are required to be paid, then this assignment shall terminate and be of no further force or effect, and all right, title and interest conveyed pursuant to this assignment shall become vested in the Mortgagor without the necessity of any further act or requirement by the Mortgagor or the Mortgagee. The Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any). [The Mortgagee shall be entitled to all of the rights and benefits conferred by Act No. 210 of the Michigan Public Acts of 1953 as it may be amended, including by Act No. 151 of the Michigan Public Acts of 1966 (MCLA 554,231 et seq.), and Act No. 228 of the Michigan Public Acts of 1925 as it may be amended, including by Act No. 55 of the Michigan Public Acts of L933 (MCLA 554.211 et seq.).] [Local Counsel: Please insert appropriate statutory reference.] The collection of rents by the Mortgagee shall in no way waive the right of the Mortgagee to foreclose this Mortgage upon the occurrence and during the continuance of an Enforcement Event.

11. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall the Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Enforcement Event, the Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with the Mortgagee under this Mortgage against all or any part of the Secured Obligations. Any such application shall not be construed to cure or waive any Enforcement Event or invalidate any act taken by the Mortgagee on account of such Enforcement Event.

12. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 6.1 of the Collateral Trust Agreement to the Mortgagor and to the Mortgagee as specified therein.

13. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Section 6.3 of the Collateral Trust Agreement. Any agreement made by the Mortgagor and the Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

14. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary contained in this Mortgage or in any provisions of any Transaction Document, the obligations of the Mortgagor and of any other obligor under any Transaction Documents shall be subject to the limitation that the Secured Parties shall not charge, take or receive, nor shall the Mortgagor or any other obligor be obligated to pay to the Secured Parties, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by the Secured Parties.

509265-1725-14564-13386715                    9

15. The Mortgagor's Waiver of Rights. (a)    The Mortgagor hereby voluntarily and knowingly releases and waives any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of the Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights of redemption of each constituent of the Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of the Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to the Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

(b)    To the fullest extent permitted by applicable law, the Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Secured Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt, and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent the Mortgagor may do so, the Mortgagor agrees that the Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and the Mortgagor, for the Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Collateral Trust Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by the Mortgagee of the foreclosure rights, power of sale, or other rights hereby created.
16. Remedies Not Exclusive. The Mortgagee shall be entitled to enforce payment and performance of the Secured Obligations and to exercise all rights and powers under this Mortgage or under any of the other Transaction Documents or any laws now or hereafter in force, notwithstanding that some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect the Mortgagee's rights to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being agreed that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as the Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Transaction Documents to the Mortgagee or to which the Mortgagee may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, as the case may be. In no event shall the Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to the Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and the Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

509265-1725-14564-13386715                    10

17. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, the Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Secured Obligations upon other property in the State (whether or not such property is owned by the Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by applicable law, the Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Secured Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. The Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Secured Parties to extend the indebtedness borrowed pursuant to or guaranteed by the Transaction Documents, and the Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. The Mortgagor further agrees that if the Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Secured Obligations, or if the Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State, the Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and the Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by the Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude the Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State) which directly or indirectly secures the Secured Obligations, and the Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and the Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by applicable law, the Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner.

18. Successors and Assigns. All covenants of the Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of the Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by the Mortgagee at any time if in its sole discretion such a waiver is deemed advisable. All such covenants of the Mortgagor shall run with the land and bind the Mortgagor, the successors and assigns of the Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of the Mortgagee and its successors and assigns. The word “Mortgagor” shall be construed as if it read “Mortgagors” whenever the sense of this Mortgage so requires

509265-1725-14564-13386715                    11

and if there shall be more than one Mortgagor, the obligations of Mortgagors shall be joint and several.

19. No Waivers, etc. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor. The Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the liens of this Mortgage or the priority of such liens over any subordinate lien or deed of trust. The Mortgagor hereby waives any defense based on impairment of the collateral.

20. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State.

21. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “the Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein”; the word 'Mortgagee” shall mean “the Mortgagee or any successor agent for the Secured Parties”; the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity; and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein, but shall not include any Excluded Collateral. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

22. Future Advance Mortgage. This Mortgage is a “Future Advance Mortgage” under [MCLA 565.901 et seq.] [Local Counsel: Please insert appropriate statutory reference.] All future advances under this Mortgage and the Transaction Documents shall have the applicable priority as if the future advance was made on the date that this Mortgage was recorded. Notice is hereby given that the Secured Obligations secured hereby may increase as a result of not only future advances, but also defaults hereunder by the Mortgagor, which may include (but are not limited to) unpaid interest or late charges, unpaid taxes, assessments or insurance premiums which the Mortgagee elects to advance, defaults under leases that the Mortgagee elects to cure, attorney fees or costs incurred in enforcing its rights, or other expenses incurred by the Mortgagee in protecting the Premises, the security of this Mortgage or the Mortgagee's rights and interests.

2.3 Collateral Trustee. (a)    Upon the occurrence and during the continuance of an Enforcement Event, the Mortgagor appoints the Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Mortgagor and in the name of the Mortgagor or in its own name, for the purpose of carrying out the terms of this Mortgage, upon the occurrence of and during the continuance of an Enforcement Event, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Mortgage, upon the occurrence of and during the continuance of an Enforcement Event, and, without limiting the generality of the foregoing, the Mortgagor hereby gives the Mortgagee the power and right, on behalf of the Mortgagor, with notice to the Mortgagor, to do any or all of the following, upon the occurrence of and during the continuance of an Enforcement Event:

509265-1725-14564-13386715                    12

(i)pay or discharge taxes and Liens levied or placed on or threatened against the Mortgaged Property, effect any repairs or any insurance called for by the terms of this Mortgage and pay all or any part of the premiums therefore and the costs thereof.

(ii)    (1) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect amounts due with respect to the Mortgaged Property or any portion thereof and to enforce any other right in respect of any Mortgaged Property; (2) defend any suit, action or proceeding brought against the Mortgagor with respect to any Mortgaged Property; (3) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Mortgagee may deem appropriate; and (4) do, at the Mortgagee's option and the Mortgagor's expense, at any time, or from time to time, all acts and things which the Mortgagee deems necessary to protect or preserve the Mortgaged Property and the Mortgagee's and the Secured Parties' security interests therein and to effect the intent of this Mortgage, all as fully and effectively as the Mortgagor might do.
(iii)    If the Mortgagor fails to perform or comply with any of its agreements contained herein, the Mortgagee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(iv)    The expenses of the Mortgagee incurred in connection with actions undertaken as provided in this Section 23, together with interest thereon at the Default Rate, from the date of payment by the Mortgagee to the date reimbursed by the Mortgagor, shall be payable by the Mortgagor to the Mortgagee on demand.
(v)    The Mortgagor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Mortgage are coupled with an interest and are irrevocable until this Mortgage is terminated and the liens and security interests created hereby are released.
(b)    The Mortgagee's sole duty with respect to the custody, safekeeping and physical preservation of the Mortgaged Property in its possession, shall be to deal with it in the same manner as the Mortgagee deals with similar property for its own account. Neither the Mortgagee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Mortgaged Property upon the request of the Mortgagor or any other Person or to take any other action whatsoever with regard to the Mortgaged Property or any part thereof, the powers conferred on the Mortgagee and the Secured Parties hereunder are solely to protect the Mortgagee's and the Secured Parties' interests in the Mortgaged Property and shall not impose any duty upon the Mortgagee or any Secured Party to exercise any such powers. The Mortgagee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Mortgagor for any act or failure to act hereunder, except for their own gross negligence (or simple negligence in the handling of funds), willful misconduct or material breach of any Transaction Document.
(c)    Pursuant to any applicable law, the Mortgagor authorizes the Administrative Agent, on behalf of the Mortgagee, to file or record financing statements and other filing or recording documents or instruments with respect to the Mortgaged Property in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Mortgagee under this Mortgage; provided, that no financing statement shall be filed with a collateral description that is more extensive than the description contained in the financing statement filed in connection with the initial closing under the Credit Agreement

509265-1725-14564-13386715                    13

without the consent of the Mortgagor; and provided further, that the Mortgagor's authorization hereunder is limited to the extent provided in Section 4.7 of the Collateral Trust Agreement.
(d)    The Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by the Mortgagee or the exercise or non-exercise by the Mortgagee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between the Mortgagee and the Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Mortgagee and the Mortgagor, the Mortgagee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Mortgagor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
24. Releases.    (a)    At the time and to the extent provided in Section 6.12 of the Collateral Trust Agreement, the Mortgaged Property shall be released from the Liens created hereby, and this Mortgage and all obligations (other than those expressly stated to survive such termination) of the Mortgagee and the Mortgagor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, except as required by applicable law, and all rights to the Mortgaged Property shall revert to the Mortgagor. Notwithstanding the foregoing, at the request of the Mortgagor, the Mortgagee will execute, file, and record, or cause to be executed, filed, and recorded, such instruments as may from time to time be requested by the Mortgagor to give effect to the foregoing.

(b)    At the times and to the extent provided in Section 6.12 of the Collateral Trust Agreement, the Mortgaged Property so specified shall be released from the Liens created hereby on such Mortgaged Property, in accordance with the provisions of the Collateral Trust Agreement, and at the request of the Mortgagor, the Mortgagee will execute, file and record, or cause to be executed, filed and recorded, such instruments as may from time to time be requested by the Mortgagor to give effect to the foregoing.
25. Construction of Provisions. The following rules of construction shall apply for all purposes of this Mortgage unless the context otherwise requires; (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Mortgage and such Exhibits are incorporated into this Mortgage as if fully set forth in the body of this Mortgage; (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Mortgage; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Mortgage; (e) all obligations of the Mortgagor hereunder shall be performed and satisfied by or on behalf of the Mortgagor at the Mortgagor's sole expense; (f) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”; (g) the terms “Mortgaged Property”; “Land,” and “Improvements” shall be construed as if followed by the phrase “or any part thereof”; (h) the term “Secured Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”; (i) the term “person” shall include natural persons, firms, partnerships, corporations, governmental authorities or agencies, and any other public or private legal entities, as applicable, (j) references to any law, statute, treaty, rule or regulation shall (unless otherwise specified) be construed as including all statutory provisions, regulatory provisions, rulings, opinions, determinations or other provisions consolidating, amending, replacing, supplementing or interpreting such law, treaty, statute, rule or regulation; (k) the term “provisions” when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, and/or conditions”; (l) the term “lease” shall mean “tenancy, subtenancy, lease, sublease, or rental agreement,” the term “lessor” shall mean “landlord, sublandlord, lessor, and sublessor”; and the term “tenants” or “lessee”

509265-1725-14564-13386715                    14

shall mean “tenant, subtenant, lessee, and sublessee”; (m) the term “owned” shall mean “now owned or later acquired”; (n) the terms “any” and “all” shall mean “any or all”; and (o) the term “on demand” or “upon demand” shall mean “within ten (10) Business Days after written notice”.

26. Miscellaneous. If title to the Mortgaged Property becomes vested in any person other than the Mortgagor, the Mortgagee may, without notice to the Mortgagor, deal with such person regarding this Mortgage or the Secured Obligations in the same manner as with the Mortgagor without in any way vitiating or discharging the Mortgagor's liability under this Mortgage or being deemed to have consented to the vesting. If both the lessor's and lessee's interest under any Lease ever becomes vested in any one person, this Mortgage and the liens and security interests created hereby shall not be destroyed or terminated by the application of the doctrine of merger and the Mortgagee shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Mortgage, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or sale), by application of the doctrine of merger or as a matter of law, unless the Mortgagee takes all actions required by law to terminate the Leases as a result of foreclosure (or sale). All of the Mortgagor's covenants and agreements hereunder shall run with the land and time is of the essence. The Mortgagor appoints the Mortgagee as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of the Mortgagor of this Mortgage. The provisions of this Mortgage shall be binding upon the Mortgagor and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Mortgaged Property and inure to the benefit of the Mortgagee and its heirs, successors, substitutes, substitute trustees, and assigns. Where two or more persons have executed this Mortgage, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. This Mortgage may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

27. State-Specific Provisions.

[Local Counsel: Insert state-specific provisions here.]
28. Collateral Trust Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee for the benefit of the Secured Parties pursuant to this Mortgage and the exercise of any right or remedy hereunder by the Collateral Trustee at any time that an Enforcement Event shall have occurred and be continuing, are subject to the provisions of the Collateral Trust Agreement, and may be exercised only as and when, and to the extent, provided therein. In the event of any conflict between the terms of the Collateral Trust Agreement and this Mortgage, the terms of the Collateral Trust Agreement will govern.

(Signature page follows)

509265-1725-14564-13386715                    15

[SIGNATURE PAGE OF GENERAL MOTORS LLC]
This Mortgage has been duly executed by the Mortgagor as of the date first above-written and is intended to be effective as of the date first above written.

GENERAL MOTORS LLC, a
Delaware limited liability company
(f/k/a General Motors Company)

By:    _______________________
Name:    _______________________
Its:    [_____________________],
GM Worldwide Real Estate

STATE OF _____________    )
) SS
COUNTY OF ___________    )

I, the undersigned, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _____________________________, the duly appointed [_______________] of GM Worldwide Real Estate of General Motors LLC, a Delaware limited liability company (f/k/a General Motors Company), personally known to me to be the same person whose name is subscribed to the foregoing instrument, in such capacity appeared before me this day in person and acknowledged that he/she signed and delivered said instrument as his/her free and voluntary act and as the free and voluntary act and deed of said entity, pursuant to authority granted by the entity, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this _______ day of [ ].

____________________________________
Notary Public
My commission expires_____________

509265-1725-14564-13386715                    16

[SIGNATURE PAGE OF RIVERFRONT HOLDINGS INC.]
This Mortgage has been duly executed by the Mortgagor as of the date first above-written and is intended to be effective as of the date first above written.

RIVERFRONT HOLDINGS, INC., a
Delaware corporation

By:    _______________________
Name:    _______________________
Its:    _______________________

STATE OF _____________    )
) SS
COUNTY OF ___________    )

I, the undersigned, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _____________________________, the duly appointed [_______________] of Riverfront Holdings, Inc., a Delaware corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, in such capacity appeared before me this day in person and acknowledged that he/she signed and delivered said instrument as his/her free and voluntary act and as the free and voluntary act and deed of said entity, pursuant to authority granted by the entity, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this _______ day of [ ].

____________________________________
Notary Public
My commission expires_____________

509265-1725-14564-13386715                    17

[SIGNATURE PAGE OF RIVERFRONT HOLDINGS PHASE II, INC.]
This Mortgage has been duly executed by the Mortgagor as of the date first above-written and is intended to be effective as of the date first above written.

RIVERFRONT HOLDINGS PHASE II,
INC., a Delaware corporation

By:    _______________________
Name:    _______________________
Its:    _______________________

STATE OF _____________    )
) SS
COUNTY OF ___________    )

I, the undersigned, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that _____________________________, the duly appointed [_______________] of Riverfront Holdings Phase II, Inc., a Delaware corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, in such capacity appeared before me this day in person and acknowledged that he/she signed and delivered said instrument as his/her free and voluntary act and as the free and voluntary act and deed of said entity, pursuant to authority granted by the entity, for the uses and purposes therein set forth.

GIVEN under my hand and official seal this _______ day of [ ].

____________________________________
Notary Public
My commission expires_____________

509265-1725-14564-13386715                    18

SCHEDULE A
THE LAND

EXHIBIT C
to
Credit Agreement
FORM OF COMPETITIVE BID REQUEST

509265-1725-14564-13386715

JPMorgan Chase Bank, N.A., as Administrative Agent
Investment Bank Loan Operations - North America
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE, 19713-2107, United States
Email: rea.n.seth@jpmorgan.com
(201) 639-5215 (facsimile)
(302) 684-1867 (telephone)
Attn: Rea N Seth
_________, 20__
Ladies/Gentlemen:
The undersigned, [INSERT NAME OF APPLICABLE BORROWER] (the “Applicable Borrower”) [and General Motors Holdings LLC, a Delaware limited liability company (“Company/Applicable Borrower”)]1, refer[s] to the Five Year Revolving Credit Agreement, dated as of November 5, 2012, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among [the Company/the Applicable Borrower]2, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other agents named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Applicable Borrower and the Company hereby give you notice pursuant to Section 2.8(a) of the Credit Agreement that it requests a Competitive Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Loan is requested to be made:

[(A)	Currency of Competitive Loan	][3]
(B)	Date of Competitive Loan (which is a Business Day)
(C)	Principal Amount of Competitive Loan [4]

______________________________________________________
1 Insert if the Company is not the Applicable Borrower.
2 If Bid Requested from the Company, it is the “Applicable Borrower”.
3 In the case of Multicurrency Competitive Loan only.
4 Not less than $50,000,000 or Dollar Equivalent thereof.

(D)	Interest rate basis [5]
(E)	Interest Period and the last day thereof [6]
(F)	Facility

509265-1725-14564-13263824

Upon acceptance of any or all of the Competitive Loans offered by the Lenders in response to this request, the Applicable Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 5.2 of the Credit Agreement have been satisfied.
Very truly yours,

[INSERT NAME OF APPLICABLE BORROWER]

By:_________________________________
Name:
Title:

[GENERAL MOTORS HOLDINGS LLC]

By:_________________________________
Name:
Title:

______________________________________________________
5 Eurocurrency Competitive Loan or Fixed Rate Loan.
6 Which shall be subject to the definition of “Interest Period” and end on or before the Termination Date applicable to such Facility for such Lender.

509265-1725-14564-13263824

EXHIBIT D
to
Credit Agreement
FORM OF COMPETITIVE BID
JPMorgan Chase Bank, N.A., as Administrative Agent
Investment Bank Loan Operations - North America
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE, 19713-2107, United States
Email: rea.n.seth@jpmorgan.com
(201) 639-5215 (facsimile)
(302) 684-1867 (telephone)
Attn: Rea N Seth
_________, 20__
Ladies/Gentlemen:
The undersigned, [Name of Lender], refers to the Five Year Revolving Credit Agreement, dated as of November 5, 2012, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.8(c) of the Credit Agreement, in response to the Competitive Bid Request made by [INSERT NAME OF APPLICABLE BORROWER] (the “Applicable Borrower”) on _________, 20__, and in that connection sets forth below the terms on which such Competitive Bid is made:

[(A)	Currency of Competitive Loan	] [7]
(B)	Date of Competitive Loan
(C)	Principal Amount[8]
(D)	Competitive Bid Rate[9]
(E)	Interest Period and last day thereof
(F)	Facility

______________________________________________________
7 In the case of Multicurrency Competitive Loan only.
8 Not less than $5,000,000 or the Dollar Equivalent thereof (or greater than the requested Competitive Bid). Multiple bids will be accepted by the Administrative Agent (including up to 5 bids from any single Lender).
9 i.e., Eurocurrency Rate + or - __%, in the case of Eurocurrency Competitive Loans or __%, in the case of Fixed Rate Loans, in each expressed as a percentage per annum in the form of a decimal to no more than four decimal places.

509265-1725-14564-13263824

The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Applicable Borrower upon acceptance by the Applicable Borrower of this bid in accordance with Section 2.8(c) of the Credit Agreement.

Very truly yours,

[NAME OF LENDER]

By:__________________________
Name:
Title:

509265-1725-14564-13263824

EXHIBIT E
to
Credit Agreement
FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER
JPMorgan Chase Bank, N.A., as Administrative Agent
Investment Bank Loan Operations - North America
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE, 19713-2107, United States
Email: rea.n.seth@jpmorgan.com
(201) 639-5215(facsimile)
(302) 684-1867 (telephone)
Attn: Rea N Seth
_________, 20__
Ladies/Gentlemen:

The undersigned, [INSERT NAME OF APPLICABLE BORROWER] (the “Applicable Borrower”) [and General Motors Holdings LLC, a Delaware limited liability company (the “Company/Applicable Borrower”)]10, refer[s] to the Five Year Revolving Credit Agreement, dated as of November 5, 2012, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among the [Company/Applicable Borrower]11, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other agents named therein. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them therein.
In accordance with Section 2.8(d) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated _________, 20__ and in accordance with Section 2.8(e) of the Credit Agreement, we hereby accept the following bids:
Principal Amount and Currency [$]
Fixed Rate/Margin [%]/[+/-.__%]
Maturity Date
Lender
Facility
Interest Period
Borrowing Date

______________________________________________________
10 Insert if the Company is not the Applicable Borrower.

11 If Bid Requested by the Company, it is the “Applicable Borrower”.

509265-1725-14564-13263824

We hereby reject the following bids:
Principal Amount and Currency [$]
Fixed Rate/Margin [%]/[+/-.__%]
Maturity Date
Lender
Facility
Interest Period
Borrowing Date

The [$] should be made available to the Applicable Borrower in immediately available funds by crediting the following account:
[Bank Name]
ABA #:        _________________________
Account #:    _________________________
Attention:    _________________________

Very truly yours,

[INSERT NAME OF APPLICABLE BORROWER]

By:____________________________________
Name:
Title:

[GENERAL MOTORS HOLDINGS LLC]

By:_________________________________
Name:
                         Title:

509265-1725-14564-13263824

EXHIBIT F
to
Credit Agreement

FORM OF BORROWING BASE CERTIFICATE
__________, 20__

To:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreements referred to below

Re:
(i) the Three Year Revolving Credit Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “3-Year Credit Agreement”), among General Motors Holdings LLC (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas Corporation, GM Europe Treasury Company AB, a Swedish corporation, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “3-Year Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the 3-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “3-Year Administrative Agent”), Banco do Brasil, as Brazilian administrative agent, and the other agents party thereto and (ii) the Five Year Revolving Credit Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “5-Year Credit Agreement” and together with the 3 Year Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “5-Year Lenders” and together with the 3-Year Lenders, the “Lenders”), JPM, as administrative agent for the 5-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “5-Year Administrative Agent” and together with the 3-Year Administrative Agent, the “Administrative Agent”), and the other agents party thereto.

This Borrowing Base Certificate (this “Certificate”) is furnished pursuant to Section 6.2(b) of each Credit Agreement. Unless otherwise defined herein, terms used in this Borrowing Base Certificate have the meanings assigned to such terms in each Credit Agreement. I, the undersigned, a Responsible Officer of the Company, do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, as follows:
1. I am [the] [a] duly elected [insert title of Responsible Officer] of the Company;
2. Schedule I to this Borrowing Base Certificate sets forth the calculation of the Borrowing Base as of the end of the most recent fiscal quarter covered by the financial statements delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement.
3. To the best of my knowledge, the Borrowing Base set forth on Schedule I to this Borrowing Base Certificate has been calculated in accordance with Schedule 1.1B of each Credit Agreement based on the accounting records of the Company and the Borrowing Base and the information set forth on Schedule I to this Borrowing Base Certificate is true and correct in all material respects.
[signature page follows]

509265-1725-14564-13263824

The foregoing certifications, together with the information set forth in Schedule I to this Borrowing Base Certificate, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Company.

GENERAL MOTORS HOLDINGS LLC
By:_____________________________ Name: Title:

509265-1725-14564-13263824

SCHEDULE I
to
Borrowing Base Certificate
BORROWING BASE:

Asset Category	Eligible Value	Advance Rate	Borrowing Base
1. Eligible Receivables		[* * *]
2. Eligible Inventory		[* * *]
3. Eligible Closing Date Pledged Intercompany Notes:
Total Eligible Closing Date Pledged Intercompany Notes:
4. Eligible Foreign Pledged Capital Stock:
Controlodora General Motors, S.A. de C.V. (Mexico)		[* * *]
General Motors Africa & Middle East FZE (United Arab Emirates)		[* * *]
General Motors Colmotores S.A. (Colombia)		[* * *]
General Motors del Ecuador S.A. (Ecuador)		[* * *]
General Motors do Brasil Ltda. (Brazil)		[* * *]
General Motors of Canada Limited (Canada)		[* * *]
Omnibus BB Transportes S.A. (Ecuador)		[* * *]
5. Total Eligible Foreign Pledged Capital Stock:
6. Eligible Domestic Pledged Capital Stock:[12]		[* * *]
7. Eligible P&E:		[* * *]
8. Eligible Real Estate:		[* * *]
9. Eligible Cash:[13]		[* * *]
10. Eligible Technology[14]:
11. Eligible Trademarks[15]:
12. Eligible Post Closing Date Pledged Intercompany Notes:
N/A
N/A
Total Eligible Post Closing Date Pledged Intercompany Notes:
Less Intangibles Reserve (if applicable)			( )
Borrowing Base:

____________________________________________________
12 [The Company does not intend to seek Borrowing Base credit for Eligible Domestic Pledged Capital Stock at the Closing Date but reserves its right to do so at any time and from time to time thereafter.]

13 [The Company does not intend to seek Borrowing Base credit for Eligible Cash at the Closing Date but reserves its right to do so at any time and from time to time thereafter.]

14 Subject to restrictions in the proviso to Aggregate Borrowing Base Amount.

15 Subject to restrictions in the proviso to Aggregate Borrowing Base Amount.

509265-1725-14564-13263824

EXHIBIT G
to
Credit Agreement
FORM OF INCREMENTAL LOAN ACTIVATION NOTICE

To:	JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below

Reference is made to the Five Year Revolving Credit Agreement, dated as of November 5, 2012, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This notice is an Incremental Loan Activation Notice referred to in the Credit Agreement, and the Company and each of the lenders party hereto (each, an “Incremental Lender”) hereby notify you that:

1.    Each Incremental Lender party hereto agrees to commit to an Incremental Facility or increase the amount of its existing [Domestic] [Multicurrency] Commitment in the amount set forth opposite such Incremental Lender's name on the signature pages hereof under the caption “Incremental Commitment”.

2.    The [Incremental Facility Closing Date][Commitment Increase Date] is ___________________.

3.    [The Incremental Loan Maturity Date is _____________.

4.    [The [Currency] [Currencies] available under the Incremental Facility [is][are] _______________________.

5.    [The borrower[s] under the Incremental Facility [is][are] ____________.

6.    [The Applicable Margin and other fees applicable to the Incremental Loans and other extensions of credit to be made available under the Incremental Facility are:-______________________________________________________.]

7.    [Insert other additional terms applicable to the Incremental Facility, including the borrowing procedures related thereto (in each case, as agreed between the Company and the Incremental Lenders providing such Incremental Loans).]

8.     The agreement of each Incremental Lender party hereto to make the Incremental Loans to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the [Incremental Facility Closing Date][Commitment Increase Date], of the following conditions precedent:

509265-1725-14564-13263824

(a) The Administrative Agent shall have received this notice, executed and delivered by the Company and each Incremental Lender party hereto.

(b) After giving effect to the [Commitment Increase][Incremental Facility] (including the incurrence of any Incremental Loans on the applicable Commitment Increase Date or Incremental Facility Closing Date and use of proceeds thereof), [(i) no Default or Event of Default shall be continuing,]1 (ii) prior to the Collateral Release Date, the Borrowing Base Coverage Ratio (assuming the applicable Commitment Increase or Incremental Facility is fully drawn) shall be at least 1.00 to 1.00 and (iii) the sum of the Total Commitments (including, for the avoidance of doubt, Incremental Commitments) and the 3-Year Total Commitments (including, for the avoidance of doubt, any commitments under incremental facilities under the 3-Year Revolving Credit Agreement) shall not exceed $13 billion.

9.    Upon execution and delivery hereof, each Incremental Lender shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents, and shall be bound by the provisions thereof.

[Signature page follows]

____________________________________________________
1 To be deleted if agreed by the Lenders providing such Incremental Facility.

509265-1725-14564-13263824

GENERAL MOTORS HOLDINGS LLC

By:______________________________
Name:
Title:

Incremental Loan Commitment        [NAME OF EACH INCREMENTAL LENDER]
$
By:______________________________
Name:
Title:
RECEIVED BY:
JPMorgan Chase Bank, N.A.,
as Administrative Agent

By:______________________________
Name:
Title:

509265-1725-14564-13263824

EXHIBIT H
to
Credit Agreement

FORM OF CLOSING CERTIFICATE

CERTIFICATE
of
[NAME OF LOAN PARTY]

__________, 20__
This Certificate is furnished pursuant to (i) Section 5.1(d) of that certain Three Year Revolving Credit Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “3-Year Credit Agreement”), among General Motors Holdings LLC (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas Corporation, GM Europe Treasury Company AB, a Swedish corporation, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “3-Year Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the 3-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “3-Year Administrative Agent”), Banco do Brasil, as Brazilian administrative agent, and the other agents party thereto and (ii) Section 5.1(d) of that certain Five Year Revolving Credit Agreement, dated as of November 5, 2012, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “5-Year Credit Agreement” and together with the 3-Year Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “5-Year Lenders” and together with the 3-Year Lenders, the “Lenders”), JPM, as administrative agent for the 5-Year Lenders (the “5-Year Administrative Agent” and together with the 3-Year Administrative Agent, the “Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in each Credit Agreement.
I, the undersigned, [Assistant] Secretary of [the Company] [[Name of Loan Party], a Delaware [corporation][limited liability company] (the “Company”)], do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, that:
1.Attached hereto as Annex I is a true and complete copy of the [Certificate of Incorporation][Certificate of Formation] of the Company as in effect of the date hereof. There have been no amendments to the [Certificate of Incorporation][Certificate of Formation] of the Company except for those attached in Annex I, if any, and no action has been taken by the Company, its [Board of Directors][Managers], or officers in contemplation of liquidation or dissolution of the Company.
2.Attached hereto as Annex II is a true, correct and complete copy of the [by‑laws][Limited Liability Company Agreement][Operating Agreement] of the Company as in effect on the date hereof.
3.Attached hereto as Annex III is a true, correct and complete copy of resolutions duly adopted by the Board of [Directors] [Managers] of the Company [at a meeting thereof] [by written consent] as of the ___ day of ____________, 2012; such resolutions have not in any way been revoked, modified, amended, or rescinded, have been in full force and effect since their adoption to and including the date hereof, and are

509265-1725-14564-13263824

now in full force and effect, and are the only organizational proceedings of the Company now in force relating to or affecting the matters referred to therein, and each [Credit Agreement and the other] Loan Documents to which the Company is a party are in substantially the forms of those documents approved by the Board of [Directors] [Managers] of the Company [at such meeting].
4.The persons named in Annex IV attached hereto are now duly elected and duly qualified officers of the Company holding the offices set forth therein opposite their names and the signatures set forth therein opposite their names are their genuine signatures.

509265-1725-14564-13263824

Witness my hand as of the first date written above.
_________________________________
[Assistant] Secretary

I, the undersigned, [[Assistant] Secretary][Responsible Officer] of the Company, do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, that:
1.___________________ is [a] [the] duly elected and qualified [Assistant] Secretary of the Company and the signature above is [his][her] genuine signature.

2.[The representations and warranties on the part of the Company contained in each Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation and warranty expressly relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects on and as of such earlier date.]17
3.[No Default or Event of Default has occurred and is continuing as of the date hereof.] 18
_______________________________
[[Assistant] Secretary][Responsible Officer of Company]

____________________________________________________
17 To be included in Certificate relating to General Motors Holdings LLC only.
18 To be included in Certificate relating to General Motors Holdings LLC only.

509265-1725-14564-13263824

ANNEX I
to
Certificate

[Copy of the Certificate of [Incorporation][Formation]]
of
[NAME OF LOAN PARTY]]

509265-1725-14564-13263824

ANNEX II
to
Certificate

[Copy of the [by-laws] [Limited Liability Company Agreement][Operating Agreement]
of
[NAME OF LOAN PARTY]]

509265-1725-14564-13263824

ANNEX III
to
Certificate

Resolutions of the Board of [Directors] [Managers] of [Name of Loan Party]

509265-1725-14564-13263824

ANNEX IV
to
Certificate

Name of Officer	Office	Signature

509265-1725-14564-13263824

EXHIBIT I
to
Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION
ASSIGNMENT AND ASSUMPTION, dated as of _____________, 20__ (as amended, supplemented or modified from time to time, this “Agreement”), between [NAME OF ASSIGNOR], a Lender under the Credit Agreement referred to below (the “Assignor”), and [NAME OF ASSIGNEE] (the “Assignee”).
Reference is made to the Five Year Revolving Credit Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Company”), the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto (together with their respective successors and permitted assigns, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.
The Assignor and the Assignee hereby agree as follows:
1.    For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, without recourse to, or (except as otherwise provided in Section 2 below) warranty by, the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to, or (except as otherwise provided in Section 2 below) warranty by, the Assignor, as of the Trade Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor's rights and obligations under the Credit Agreement with respect to its [Commitment [and all outstanding Letters of Credit issued by an Issuing Lender other than the Assignor]1][and outstanding Loans] [and participating interests in Swingline Loans], [including (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto [to the extent related to the amount and percentage interest identified in Schedule 1 hereto] of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above] in a principal amount for the Assigned Interest as set forth on Schedule 1 hereto; provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor's rights under Section 10.5 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Trade Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Trade Date and (ii) the Assignee shall be entitled to the benefits of Section 10.5 of the Credit Agreement from and after the Trade Date.
____________________________________________________
1 Insert bracketed text if the Assignor is an L/C Participant and Letters of Credit issued by another Issuing Lender are outstanding.

509265-1725-14564-13263824

2.    The Assignor (a) makes no representation or warranty, and assumes no responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; provided, that the Assignor represents and warrants to the Assignee, to the Company and to the Administrative Agent (i) that the Assignor is the legal and beneficial owner of the Assigned Interest being assigned by it hereunder, (ii) that the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) that the Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (b) makes no representation or warranty, and assumes no responsibility, with respect to the financial condition of the Parent or any of its Subsidiaries or of the Company or any of its Subsidiaries or any other Person obligated in respect of any Loan Document or the performance or observance by the Parent or any of its Subsidiaries or the Company or any of its Subsidiaries or any other Person of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, and (c) attaches any Note held by it evidencing the Loans made and to be made by it and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Note(s) for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Loans or its Commitment, requests that the Administrative Agent exchange the attached Note(s) for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment of the Assigned Interest being made hereby (and after giving effect to any other assignments which have become effective on the Trade Date).
3.    The Assignee (a) represents and warrants to the Assignor, to the Company and to the Administrative Agent that (i) it is not an Ineligible Assignee (unless the Company has specifically approved the Assignee), and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered or deemed delivered pursuant to Section 6.1 thereof (or, if none of such financial statements shall have then been delivered or deemed delivered, then copies of the financial statements referred to in Section 4.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Collateral Trustee to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent or the Collateral Trustee by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms pursuant to Section 2.20(d) of the Credit Agreement, duly completed and executed by the Assignee.
4.    The effective date of this Agreement shall be the Trade Date of assignment described in Schedule 1 hereto (the “Trade Date”). Following the execution of this Agreement by the Assignor, the Assignee, the Company and each relevant Issuing Lender and Swingline Lender (in the case of the Company

509265-1725-14564-13263824

and each such Issuing Lender and Swingline Lender, to the extent that the consent of any such Person is required or permitted by the Credit Agreement), it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 10.6 of the Credit Agreement, effective as of the Trade Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent) of this Agreement, executed as aforesaid.
5.    Upon such acceptance and recording, from and after the Trade Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Trade Date and to the Assignee for amounts which have accrued from and subsequent to the Trade Date.
6.    From and after the Trade Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.
7.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

509265-1725-14564-13263824

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

_________________________, as Assignor
By:___________________________________Name: Title:
________________________, as Assignee
By:___________________________________Name: Title:

509265-1725-14564-13263824

Accepted and Consented to:2

[JPMORGAN CHASE BANK, N.A.], as Administrative Agent
By:___________________________________ Name: Title:

Consented to:
GENERAL MOTORS HOLDINGS LLC
By:___________________________________ Name: Title:
[Each Material Issuing Lender]
By:___________________________________ Name: Title:

[Each Material Swingline Lender]
By:___________________________________ Name: Title:

_________________________________________________
2 Prior written consent of the Company, the Administrative Agent, each Material Issuing Lender at such time (with respect to assignments under the Domestic Facility only), each Material Swingline Lender at such time (with respect to assignments under the Domestic Facility only) is required unless, (x) in the case of the Administrative Agent only, the Assignee is a Lender or affiliate thereof, (y) in the case of the Administrative Agent and each Material Issuing Lender, the Assignee is a Domestic Lender or affiliate thereof and (z) in the case of the Company only, (i) an Event of Default under Section 8(a) or (f) of the Credit Agreement has occurred and is continuing or (ii) the Assignee is a lender who has an investment grade rating from two of S&P, Moody's and Fitch.

509265-1725-14564-13263824

SCHEDULE 1
to
Assignment and Assumption

This Schedule 1 is attached to and incorporated in the Assignment and Assumption, dated as of ________________, 20__ (as amended, supplemented or modified from time to time, the “Assignment and Assumption”), between [NAME OF ASSIGNOR], a Lender under the Credit Agreement referred to below (the “Assignor”), and [NAME OF ASSIGNEE] (the “Assignee”).
Reference is made to the Five Year Revolving Credit Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Company”), the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto (together with their respective successors and permitted assigns, collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.
Legal Name of the Assignor: ______________________
Legal Name of the Assignee: ______________________

(a)	[The Assignee is an affiliate of: [Name of Lender]]

(b)	[The Assignee is an Approved Fund administered or managed by: [Name of Lender][an affiliate of [Name of Lender]][an entity or an affiliate of an entity that administers or manages [Name of Lender]]

(c)	The Assignee is [not an Ineligible Assignee] [an Ineligible Assignee, but the Company has consented to the assignment by the Assignor to the Assignee.]

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders under such Facility	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

4.	Trade Date of Assignment (the “Trade Date”): __________, 20_. [1]
The Assignee shall deliver to the Administrative Agent and the Company an administrative questionnaire in a form approved by the Administrative Agent in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable Requirements of Law, including Federal and state securities laws.
________________________________________________
1 To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

509265-1725-14564-13263824

EXHIBIT J
to
Credit Agreement
FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of ___, 20__, made by each signatory hereto (each a “Subsidiary Borrower”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders referred to in the Five Year Revolving Credit Agreement, dated as of ________________, 20__ (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders referred to therein, the Administrative Agent and the other agents party thereto. Unless otherwise defined herein, terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the parties to this Joinder Agreement wish to add the Subsidiary Borrower to the Credit Agreement in the manner hereinafter set forth; and

WHEREAS, this Joinder Agreement is entered into pursuant to Section 10.1(d) of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1. The Subsidiary Borrower, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to: join the Credit Agreement as a Subsidiary Borrower, as indicated with its signature below; be bound by all covenants, agreements and acknowledgments attributable to a Subsidiary Borrower in the Credit Agreement; and perform all obligations and duties required of it by the Credit Agreement.

2. The address, taxpayer identification number (if any) and jurisdiction of organization of the Subsidiary Borrower is set forth in Annex I to this Joinder Agreement.

3. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

509265-1725-14564-13263824

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[EACH SUBSIDIARY BORROWER],
as a Subsidiary Borrower

By:__________________________
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

JPMorgan Chase Bank, N.A.,
as Administrative Agent

By:_________________________
Name:
Title:

GENERAL MOTORS HOLDINGS LLC

By:____________________________________
Name:
Title:

509265-1725-14564-13263824

EXHIBIT K-1
to
Credit Agreement
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five Year Revolving Credit Agreement dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Commitment, the Loan(s) (as well as any Note(s) evidencing such Loan(s)), and the L/C Obligations in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8BEN changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Document is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
Name:
Title:
Date: ______________, 20__

509265-1725-14564-13263824

EXHIBIT K-2
to
Credit Agreement
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five Year Revolving Credit Agreement dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Commitment, the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), and the L/C Obligations (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its direct or indirect partner/members' conduct of a U.S. trade or business.
The undersigned has furnished, or concurrently herewith furnishes, the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such direct or indirect partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8IMY or such Form W-8BEN changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Document is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

509265-1725-14564-13263824

[NAME OF LENDER]
By:______________________________________
Name:
Title:

Date: ___________, 20__

509265-1725-14564-13263824

EXHIBIT K-3
to
Credit Agreement
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five Year Revolving Credit Agreement dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8BEN changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Documents is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:

Date: _____________, 20__

509265-1725-14564-13263824

                                             EXHIBIT K-4
to
Credit Agreement

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five Year Revolving Credit Agreement dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company (the “Company”), the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents party thereto. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members that is a beneficial owner of such participation is a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its direct or indirect partners/members' conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exception: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such direct or indirect partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate or in such Form W-8IMY or such Form W-8BEN changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment under the Credit Agreement or any other Loan Documents is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:

Date: ______________, 20__

509265-1725-14564-13263824

EXHIBIT L
to
Credit Agreement

FORM OF COMPLIANCE CERTIFICATE
_____________, 20__

To:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreements referred to below

Re:
(i) the Three Year Revolving Credit Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “3-Year Credit Agreement”), among General Motors Holdings LLC (together with its successors and permitted assigns, the “Company”), General Motors Financial Company, Inc., a Texas Corporation, GM Europe Treasury Company AB, a Swedish corporation, General Motors do Brasil Ltda., a Brazilian limited liability company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “3-Year Lenders”), JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the 3-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “3-Year Administrative Agent”), Banco do Brasil, as Brazilian administrative agent, and the other agents party thereto and (ii) the Five Year Revolving Credit Agreement, dated as of November 5, 2012 (as amended, restated, amended and restated, renewed, supplemented or modified from time to time, the “5-Year Credit Agreement” and together with the 3 Year Credit Agreement, the “Credit Agreements” and each, a “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto, the lenders from time to time party thereto, as lenders (the “5-Year Lenders” and together with the 3-Year Lenders, the “Lenders”), JPM, as administrative agent for the 5-Year Lenders (in such capacity, together with any successor thereto in such capacity, the “5-Year Administrative Agent” and together with the 3-Year Administrative Agent, the “Administrative Agent”), and the other agents party thereto.

This Compliance Certificate (this “Certificate”) is furnished pursuant to Section 6.2(a) of each Credit Agreement. Unless otherwise defined herein, terms used in this Compliance Certificate have the meanings assigned to such terms in each Credit Agreement. I, the undersigned, a Responsible Officer of the Company, do hereby certify, in the name and on behalf of the Company, and without assuming any personal liability, as follows:
1.    I am [the] [a] duly elected [insert title of Responsible Officer] of the Company;
2.    To the best of my knowledge, no Default or Event of Default has occurred and is continuing as of the date hereof [, except as set forth in Annex 1 hereto];
3.    Attached hereto as Schedule I is the calculation of Consolidated Domestic Liquidity as of the last day of the most recent fiscal period covered by the financial statements of the Parent delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement; and
4.    Attached hereto as Schedule II is the calculation of Consolidated Global Liquidity as of the last day of the most recent fiscal period covered by the financial statements of the Parent delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement.

509265-1725-14564-13263824

[signature page follows]

509265-1725-14564-13263824

The foregoing certifications, together with the calculations set forth in Schedules I and II hereto, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Company.
GENERAL MOTORS HOLDINGS LLC

By:____________________________
Name:__________________________
Title:___________________________

509265-1725-14564-13263824

SCHEDULE I
to
Compliance Certificate

Consolidated Domestic Liquidity as of _____________, 20__(the “Calculation Date”)1

(A)The lesser of:
(i) the sum of (1) the Total Available Commitments under the 3-Year Revolving Credit Agreement and (2) the Total Available Commitments under the 5-Year Revolving Credit Agreement, each as of the Calculation Date

And
(ii) the excess, if any, of (A) the Borrowing Base as of the Calculation Date, over (B) the Covered Debt at the Calculation Date (it being understood and agreed that after the Collateral Release Date, this clause (A) shall be equal to the sum of (1) the Total Available Commitments under the 3-Year Revolving Credit Agreement and (2) the Total Available Commitments under the 5-Year Revolving Credit Agreement, each as of the Calculation Date)

PLUS
(B) The total available commitments (after giving effect to any applicable borrowing base limitations) under other effective committed credit facilities of the Parent, the Company or any of the Principal Domestic Subsidiaries as of the Calculation Date

PLUS
(C) Total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Parent and its Domestic Subsidiaries (other than Domestic Subsidiaries of the Parent that constitute Finance Subsidiaries, if any), as determined by the Company based on adjustments to the amount of total cash (other than restricted cash), cash equivalents, and Marketable Securities, as reported in the Parent's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC

Sum of (A) plus (B) plus (C): Consolidated Domestic Liquidity:	$______________________

_________________________________________________
1 The last day of the most recent fiscal period covered by the financial statements of the Parent delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement

509265-1725-14564-13263824

SCHEDULE II
to
Compliance Certificate

Consolidated Global Liquidity as of _____________, 20__(the “Calculation Date”)

(A)The lesser of:
(i) the sum of (1) the Total Available Commitments under the 3-Year Revolving Credit Agreement and (2) the Total Available Commitments under the 5-Year Revolving Credit Agreement as of the Calculation Date

and
(ii) the excess, if any, of (A) the Borrowing Base as of the Calculation Date, over (B) the Covered Debt at the Calculation Date (it being understood and agreed that after the Collateral Release Date, this clause (A) shall be equal to the sum of (1) the Total Available Commitments under the 3-Year Revolving Credit Agreement and (2) the Total Available Commitments under the 5-Year Revolving Credit Agreement as of the Calculation Date)

PLUS
(B) The total available commitments (after giving effect to any applicable borrowing base limitations) under other effective committed credit facilities of the Parent or any of its Subsidiaries as of the Calculation Date

PLUS
(C) The total cash (other than restricted cash), cash equivalents, and Marketable Securities of the Parent and its Subsidiaries (other than Subsidiaries of the Parent that constitute Finance Subsidiaries, if any), as reported in the Parent's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, filed with the SEC

Sum of (A) plus (B) plus (C): Consolidated Global Liquidity:	$______________________

_____________________________________________
1 The last day of the most recent fiscal period covered by the financial statements of the Parent delivered or deemed delivered pursuant to Section 6.1 of each Credit Agreement

509265-1725-14564-13263824

ANNEX 1
to
Compliance Certificate

[Defaults/Events of Default that have occurred and are continuing]

509265-1725-14564-13263824

EXHIBIT M
to
Credit Agreement

FORM OF NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
New York, New York
$_____________     ______________, 20__

FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], [JURISDICTION OF INCORPORATION/FORMATION], [TYPE OF ORGANIZATION] (together with its successors and permitted assigns, the “Applicable Borrower”), hereby unconditionally promises to pay to ______________ (the “Lender”) or its registered assigns, on the Lender's Termination Date specified in the Credit Agreement (as hereinafter defined) at the Funding Office specified in such Credit Agreement, in the currency of such Loans and in immediately available funds, the principal amount of (a) ___________________ (__________), or, if less, (b) the unpaid principal amount of the Loans of the Lender outstanding under the Credit Agreement. The Applicable Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.
The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Facility, Type, Currency and amount of each Loan evidenced hereby, and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto. Subject to the provisions of Section 10.6(b) of the Credit Agreement, each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Applicable Borrower in respect of the Loans.
This Note (a) is one of the Notes referred to in the Five Year Revolving Credit Agreement, dated as of ________________, 20 __-_ (as amended, restated, amended and restated, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Motors Holdings LLC, a Delaware limited liability company, the Subsidiary Borrowers from time to time party thereto, the Lender, the other lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents subject to the release and termination provisions contained therein.
All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

509265-1725-14564-13263824

Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[NAME OF APPLICABLE BORROWER].

By:_______________________________
Name:_____________________________
Title:______________________________

SCHEDULE A
to
Note

509265-1725-14564-13263824

Schedule A
to
Note
LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Facility	Currency	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Made By

SCHEDULE B
to
Note

509265-1725-14564-13263824

Schedule B
to
Note
LOANS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Facility	Currency	Interest Period	Amount of Eurocurrency Loans	Amount Converted to Eurocurrency Loans	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Made By

509265-1725-14564-13263824

EXHIBIT N
to
Credit Agreement
FORM OF BORROWING REQUEST
JPMorgan Chase Bank, N.A., as Administrative Agent for the lenders referred to below,
Investment Bank Loan Operations - North America
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE, 19713-2107, United States
Email: rea.n.seth@jpmorgan.com
(201) 639-5215 (facsimile)
(302) 684-1867 (telephone)
Attn: Rea N Seth

_________, 20__

Ladies/Gentlemen:

The undersigned, [INSERT NAME OF APPLICABLE BORROWER] (the “Applicable Borrower”) [and General Motors Holdings LLC, a Delaware limited liability company (“Company/Applicable Borrower”)]1, refer[s] to the Five Year Revolving Credit Agreement dated as of November 5, 2012, as amended, restated, amended and restated, renewed, supplemented or modified from time to time (the “Credit Agreement”), among [the Company/the Applicable Borrower]2, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other agents named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Applicable Borrower and the Company hereby give you notice pursuant to Section 2.2, 2.4 and 2.63 of the Credit Agreement that it requests an Extension of Credit under the Credit Agreement, and in connection sets forth below the terms on which such Extension of Credit is requested to be made:

_____________________________________________
1 Insert if the Company is not the Applicable Borrower.

2 If Bid Requested from the Company, it is the “Applicable Borrower”.

3 Section 2.2 describes the procedure for Domestic Commitments. Section 2.4 describes the procedure for Multicurrency Commitments. Section 2.6 describes the procedure for Swingline Commitments.

509265-1725-14564-13263824

(A)	Borrowing Date (which is a Business Day)[4]
(B)	Facility
(C)	Currency
(D)	Aggregate Amount of Extension of Credit[5]
(E)	Type of Extension of Credit[6]
(F)	Interest Period and the last day thereof [7]
(G)	Funds are requested to be disbursed to the Borrower's account with _____________ (Account No. _________________ ).

_____________________________________________
4 Borrowing Request to be delivered to the Administrative Agent in the case of any Domestic Loan prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 12:00 Noon, New York City time, on the date of the proposed borrowing, in the case of ABR Loans). Borrowing Request to be delivered to the Administrative Agent in the case of any Multicurrency Loan denominated in Dollars, written (or telephonic notice promptly confirmed in writing) prior to (a) 1:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) 12:00 Noon, New York City time, on the date of the proposed borrowing, in the case of ABR Loans and (y) in the case of any Multicurrency Loan denominated in an Optional Currency. Borrowing Request to be delivered to the Administrative Agent in the case of an Swingline Loan not later than 1:00 P.M., New York City time, on the proposed Borrowing Date.

5 Each borrowing under the Domestic Commitments shall be in an amount equal to $50 million (or, if the Total Available Domestic Commitments at such time are less than $50 million, such lesser amount) or a whole multiple of $10 million in excess thereof; provided, that any Swingline Lender holding Swingline Loans may request, on behalf of the Company or the applicable Domestic Subsidiary Borrower, borrowings under the Domestic Commitments that are ABR Loans in other amounts pursuant to Section 2.6 of the Credit Agreement. Each borrowing under the Multicurrency Commitments shall be in an amount that is an integral multiple of $10 million of the relevant Currency and no less than an amount which is equal to the Dollar Equivalent of $50 million (or, if the Total Available Multicurrency Commitments are less than $50 million at such time, such lesser amount). Each borrowing under the Swingline Commitment shall be in an amount equal to $25 million or a whole multiple of $1 million in excess thereof.

6 Specify Eurodollar Borrowing or ABR Borrowing.

7 Which shall be subject to the definition of “Interest Period” and end on or before the Termination Date applicable to such Facility for such Lender.

[Remainder of page intentionally left blank]

509265-1725-14564-13263824

The Applicable Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of the requested Extension of Credit, the conditions to lending specified in Section[s] 5.1 [and 5.28] of the Credit Agreement have been satisfied.

[INSERT NAME OF APPLICABLE BORROWER]

By:_________________________________
Name:
Title:

[GENERAL MOTORS HOLDINGS LLC]

By:_________________________________
Name:
Title:

_____________________________________________
8 [Insert for Borrowing on the Closing Date.]

509265-1725-14564-13263824